Exhibit 99.T3C

INDENTURE,

dated as of                 , 2008,

among

MRS. FIELDS FAMOUS BRANDS, LLC

and

MRS. FIELDS FINANCING COMPANY, INC.,

as Issuers,

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.

as Trustee,

and

THE GUARANTORS NAMED HEREIN,

as Guarantors

10% Senior Secured Notes due 2014

CROSS-REFERENCE TABLE

TIA Section	Indenture Section

310(a)(1)	7.10
(a)(2)	7.10
(a)(3)	7.10
(a)(4)	N.A.
(a)(5)	7.10
(b)	7.03; 7.08; 7.10
(c)	N.A.
311(a)	7.03; 7.11
(b)	7.03; 7.11
312(a)	2.06
(b)	7.07; 11.03
(c)	11.03
313(a)	7.06
(b)	7.06
(c)	7.06
(d)	7.06
314(a)	4.06; 4.23
(b)	12.02
(c)(1)	4.06; 11.04
(c)(2)	11.04
(c)(3)	4.06
(d)	12.03
(e)	11.05
(f)	N.A.
315(a)	7.01(b)
(b)	7.05
(c)	7.01(a)
(d)	7.01(c)
(e)	6.11
316(a)(last sentence)	2.10
(a)(1)(A)	6.05
(a)(1)(B)	6.04
(a)(2)	N.A.
(b)	6.07
(c)	9.04
317(a)(1)	6.08
(a)(2)	6.09
(b)	2.05
318(a)	11.01
(b)	N.A.
(c)	11.01

i

N.A. means Not Applicable

NOTE:  This Cross-Reference Table shall not, for any purpose, be deemed to be a part of this Indenture.

TABLE OF CONTENTS

Page

ARTICLE ONE
DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.01.	Definitions	1
SECTION 1.02.	Incorporation by Reference of Trust Indenture Act	32
SECTION 1.03.	Rules of Construction	33

ARTICLE TWO

THE NOTES

ARTICLE THREE

REDEMPTION AND PREPAYMENT

ARTICLE FOUR

COVENANTS

ARTICLE FIVE

SUCCESSOR CORPORATION

SECTION 5.01.	Merger, Consolidation and Sale of Assets	67
SECTION 5.02.	Successor Entity Substituted	70

ARTICLE SIX

DEFAULT AND REMEDIES

SECTION 6.10.	Priorities	75
SECTION 6.11.	Undertaking for Costs	76
SECTION 6.12.	Restoration of Rights and Remedies	76
SECTION 6.13.	Rights and Remedies Cumulative	76
SECTION 6.14.	Delay or Omission Not Waiver	76

ARTICLE SEVEN

TRUSTEE

ARTICLE EIGHT

SATISFACTION AND DISCHARGE OF INDENTURE

ARTICLE NINE

AMENDMENTS, SUPPLEMENTS AND WAIVERS

v

ARTICLE TEN

GUARANTEE

ARTICLE ELEVEN

MISCELLANEOUS

ARTICLE TWELVE

SECURITY

SECTION 12.14.	Authorization of Receipt of Funds by the Trustee Under the Collateral Agreements		114

Exhibit A	—	Form of Note	A-1

Exhibit B	—	Form of Legend for Global Notes	B-1

NOTE:		This Table of Contents shall not, for any purpose, be deemed to be part of this Indenture.

INDENTURE, dated as of                 , 2008, among Mrs. Fields Famous Brands, LLC, a Delaware limited liability company (as more fully defined below, the “Company”), Mrs. Fields Financing Company, Inc., a Delaware corporation (the “Co-Issuer” and, together with the Company, the “Issuers”), the Guarantors (as herein defined) and The Bank of New York Mellon Trust Company, N.A., as Trustee (in such capacity, the “Trustee”).

WITNESSETH:

WHEREAS, the Issuers, the Parent and certain of their Subsidiaries filed for reorganization under Chapter 11 of title 11 of the United States Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”); and

WHEREAS by order, dated                         , 2008, the Bankruptcy Court has confirmed the Company’s plan of reorganization (the “Plan”) in accordance with Section 1129 of the Bankruptcy Code and such Plan has become effective as of                         , 2008; and

WHEREAS, as part of the Plan, the Company has agreed, inter alia, to issue $                       aggregate principal amount of 10% Senior Secured Notes due 2014 (the “Notes”) to holders of the Issuers’ existing 11½% Senior Secured Notes due 2011 (the “11½% Notes”) and 9% Senior Secured Notes due 2011 (the “9% Notes” and together with the 11% Notes, the Existing Notes”); and

WHEREAS, the Issuers and the Guarantors (with respect to the Guarantees) have duly authorized the creation of the issue of Notes; and, to provide therefor, the Issuers and the Guarantors have duly authorized the execution and delivery of this Indenture; and

WHEREAS, all things necessary to make the Notes (as herein defined) and Guarantees, when each are duly issued and executed by the Issuers and the Guarantors, as applicable, and authenticated and delivered hereunder, the valid obligations of each of the Issuers and the Guarantors, respectively, and to make this Indenture a valid and binding agreement of each of the Issuers and the Guarantors, have been done.

NOW, THEREFORE, each party hereto agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders:

ARTICLE ONE
DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.01.                                         Definitions.

“Acceleration Notice” has the meaning set forth in Section 6.02.

“Acquired Indebtedness” means Indebtedness of a Person or any of its Subsidiaries existing at the time such Person becomes a Restricted Subsidiary of the Issuers or at the time it merges or consolidates with or into an Issuer or any of their Restricted Subsidiaries or assumed in connection with the acquisition of assets from such Person and in each case not incurred by such Person in connection with, or in anticipation or contemplation of, such Person becoming a Restricted Subsidiary of the Issuers or such acquisition, merger or consolidation and which

Indebtedness is without recourse to the Issuers or any of their Subsidiaries or to any of their respective properties or assets other than the Person or the assets to which such Indebtedness related prior to the time such Person became a Restricted Subsidiary of the Issuers or the time of such acquisition, merger or consolidation.

“Additional Notes” has the meaning set forth in Section 2.02.

“Adjusted Net Assets” of a Guarantor at any date means the amount by which the fair value of the assets and property of such Guarantor exceeds the total amount of liabilities, including, without limitation, contingent liabilities (after giving effect to all other fixed and contingent liabilities incurred or assumed on such date), but excluding liabilities under any Guarantee, of such Guarantor at such date.

“Affiliate” means, with respect to any specified Person, any other Person who directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such specified Person.  The term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative of the foregoing.  A Person shall not be deemed an “Affiliate” of the Parent, the Issuers or any of their Restricted Subsidiaries solely as a result of such Person being a joint venture partner of the Parent, the Issuers or any of their Subsidiaries.

“Affiliate Transaction” has the meaning set forth in Section 4.17.

“Agent” means any Registrar, Paying Agent or co-Registrar.

“Agent Members” has the meaning set forth in Section 2.15 and means, with respect to DTC, Euroclear or Clearstream, a Person who has an account with DTC, Euroclear or Clearstream, respectively (and, with respect to DTC, shall include Euroclear and Clearstream).

“Applicable Procedures” means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of DTC, Euroclear and Clearstream that apply to such transfer or exchange.

“Asset Acquisition” means (1) an Investment by the Parent or any Restricted Subsidiary of the Parent in any other Person pursuant to which such Person shall become a Restricted Subsidiary of the Parent, the Issuers or any Restricted Subsidiary of the Issuers, or shall be merged with or into an Issuer or any Restricted Subsidiary of the Parent and/or the Issuers, or (2) the acquisition by an Issuer or any Restricted Subsidiary of the Issuers of the assets of any Person (other than a Restricted Subsidiary of the Issuers) which constitute all or substantially all of the assets of such Person or comprise any division or line of business of such Person or any other properties or assets of such Person other than in the ordinary course of business.

“Asset Sale” means any direct or indirect sale, issuance, conveyance, transfer, lease (other than operating leases entered into in the ordinary course of business), assignment or other transfer for value by (x) the Parent, the Issuers or any of their respective Restricted Subsidiaries (including any Sale and Leaseback Transaction) to any Person other than the Issuers or a

Guarantor or (y) a Foreign Restricted Subsidiary to the Issuers or a Wholly-Owned Subsidiary of the Issuers of:

(1)                                  any Capital Stock of any Restricted Subsidiary of the Issuers or the Parent (other than any issuance pursuant to clause (2) or (3) of Section 4.15); or

(2)                                  any other property or assets of the Parent, the Issuers or any Restricted Subsidiary of the Company or the Parent;

provided, however, that asset sales or other dispositions shall not include:

(a)                                  a transaction or series of related transactions for which the Parent or its Restricted Subsidiaries receive aggregate consideration of less than $1.5 million;

(b)                                 the sale, lease, conveyance, disposition or other transfer of all or substantially all of the assets (determined on a consolidated basis) of the Issuers as permitted under Section 5.01;

(c)                                  a transfer of assets between or among the Parent, the Issuers and their respective Restricted Subsidiaries;

(d)                                 an issuance of Equity Interests by a Restricted Subsidiary of the Company to the Company or to a Restricted Subsidiary of the Company, or by a Restricted Subsidiary or the Parent which is not also a Restricted Subsidiary of the Company to the Parent;

(e)                                  any Restricted Payment permitted by Section 4.10 and transfer made in compliance with Section 4.10;

(f)                                    sales or other dispositions of inventory, products, services, accounts receivable or other current assets in the ordinary course of business;

(g)                                 the granting of a Permitted Lien and the exercise by any Person in whose favor a Permitted Lien is granted of any of its rights in respect of that Permitted Lien;

(h)                                 the sale or other disposition of cash and Cash Equivalents;

(i)                                     the consummation of a Permitted Investment;

(j)                                     the sale, disposal, replacement or abandonment of used, worn out, obsolete or surplus equipment or other property or assets that are no longer used or useful in the business of the Parent,  the Issuers or their respective Restricted Subsidiaries (including, without limitation, the dissolution of any Subsidiary of the Issuers to the extent permitted pursuant to this Indenture);

(k)                                  the sale or discount, in each case without recourse, of accounts receivable arising in the ordinary course of business, but only in connection with the compromise or collection thereof;

(l)                                     the good faith surrender or waiver of contract rights or the settlement, release or surrender of claims of any kind;

(m)                               the sale or other disposal of property or assets pursuant to the exercise of any remedies pursuant to any agreements or other security documents relating to any Indebtedness permitted under this Indenture; and

(n)                                 the licensing or grant of rights or interests in intellectual property in the ordinary course of business or to the extent that any such license or grant does not prohibit the Issuers and their Restricted Subsidiaries from otherwise using such intellectual property or require the Issuers and their Restricted Subsidiaries to pay any fees for any such use.

“Asset Sale Mandatory Prepayment Amount” shall have the meaning set forth in Section 3.07.

“Asset Sale Mandatory Prepayment Date” shall have the meaning set forth in Section 3.07.

“Attributable Debt” in respect of a Sale and Leaseback Transaction means, as at the time of determination, the present value (discounted at the interest rate borne by the Notes) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale and Leaseback Transaction (including any period for which such lease has been extended); provided that if such Sale and Leaseback Transaction results in a Capitalized Lease Obligation, the amount of Indebtedness represented thereby will be determined in accordance with the definition of such term.

“Authenticating Agent” has the meaning set forth in Section 2.03.

“Bankruptcy Code” means the Bankruptcy Reform Act of 1978, as amended, and codified as 11 U.S.C. §§101 et seq.

“Board of Directors” means, as to any Person, the board of directors (or similar governing body) of such Person or any duly authorized committee thereof.

“Board Resolution” means, with respect to any Person, a copy of a resolution certified by the Secretary or an Assistant Secretary of such Person to have been duly adopted by the Board of Directors of such Person and to be in full force and effect on the date of such certification.

“Business Day” means a day that is not a Legal Holiday.

“Capital Expenditures” means, for any period, all direct or indirect (by way of acquisition of securities of a Person or the expenditure of cash or the transfer of property or the incurrence of

Indebtedness) expenditures in respect of the purchase or other acquisition of fixed or capital assets determined in conformity with GAAP.

“Capital Stock” means:

(1)                                  with respect to any Person that is a corporation, any and all shares, interests, participations or other equivalents (however designated and whether or not voting) of corporate stock, including each class of Common Stock and Preferred Stock of such Person and all options, warrants and other rights to purchase or acquire any of the foregoing; and

(2)                                  with respect to any Person that is not a corporation, any and all partnership, membership or other equity interests of such Person and all options, warrants and other rights to purchase or acquire any of the foregoing;

but excluding from all of the foregoing any debt securities convertible into Capital Stock, regardless of whether such debt securities include any right of participation with Capital Stock.

“Capitalized Lease Obligation” means, as to any Person, the obligations of such Person under a lease that are required to be classified and accounted for as capital lease obligations under GAAP and, for purposes of this definition, the amount of such obligations at any date shall be the capitalized amount of such obligations at such date, determined in accordance with GAAP.

“Cash Equivalents” means:

(1)                                  marketable direct obligations issued by, or unconditionally guaranteed by, the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition thereof;

(2)                                  marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either S&P or Moody’s;

(3)                                  commercial paper maturing no more than one year from the date of creation thereof and, at the time of acquisition, having a rating of at least A-2 from S&P and at least P-2 from Moody’s;

(4)                                  certificates of deposit or bankers’ acceptances maturing within one year from the date of acquisition thereof issued by any bank organized under the laws of the United States of America or any state thereof or the District of Columbia or any U.S. branch of a foreign bank having at the date of acquisition thereof combined net capital and surplus of not less than $250.0 million and a Thomson Bank Watch Rating of “B” or better;

(5)                                  repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (1) above entered into with any bank meeting the qualifications specified in clause (4) above;

(6)                                  investments in money market funds which invest substantially all their assets in securities of the types described in clauses (1) through (5) above;

(7)                                  investments made by the Foreign Restricted Subsidiaries in local currencies in instruments issued by or with entities in such jurisdictions having correlative and comparable attributes to the foregoing; and

(8)                                  deposits in any currency available for withdrawal on demand with any commercial bank that is organized under the laws of any country in which any Restricted Subsidiary maintains its chief executive office or is engaged in the Related Business, provided that all such deposits are made in such accounts in the ordinary course of business.

“Change of Control” means the occurrence of one or more of the following events:

(1)                                  any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than one or more Permitted Holders, is or becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that for purposes of this clause (1) such person shall be deemed to have “beneficial ownership” of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the total voting power of the Voting Stock of the Parent;

(2)                                  Continuing Directors shall cease for any reason to constitute a majority of the Board of Directors of the Parent then in office;

(3)                                  the Parent shall fail to hold 100% of the Capital Stock of the Company;

(4)                                  the approval by the holders of Capital Stock of the Parent or the Company of a plan for the liquidation or dissolution of the Parent or the Company; or

(5)                                  the merger or consolidation of the Parent with or into another Person or the merger of another Person with or into the Parent, or the sale of all or substantially all the assets of the Parent (determined on a consolidated basis) to another Person (other than, in all such cases, a Person that is controlled by one or more of the Permitted Holders), other than a transaction following which (A) in the case of a merger or consolidation transaction, holders of securities that represented 100% of the Voting Stock of the Parent immediately prior to such transaction (or other securities into which such securities are converted as part of such merger or consolidation transaction) own directly or indirectly at least a majority of the voting power of the Voting Stock of the surviving Person in such merger or consolidation transaction immediately after such transaction or have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the Board of Directors of the Parent and (B) in the case of a sale of assets transaction, each transferee becomes an obligor in respect of the Notes and a Subsidiary of the transferor of such assets.

“Change of Control Offer” has the meaning set forth in Section 4.11.

“Change of Control Payment Date” has the meaning set forth in Section 4.11.

“Clearstream” means Clearstream Banking, société anonyme.

“Collateral” shall mean collateral as such term is defined in the Security Agreement, all property mortgaged under the Mortgages and any other property, whether now owned or hereafter acquired, upon which a Lien securing the Obligations is granted or purported to be granted under any Collateral Agreement.

“Collateral Account” means the collateral account established by the Trustee pursuant to Article Twelve hereof.

“Collateral Agreements” means, collectively, the Security Agreement, the Pledge Agreement, the Trademark Security Agreement, each Control Agreement (as defined in the Security Agreement) and each Mortgage, in each case, as the same may be in force from time to time in accordance with its terms.

“Common Stock” of any Person means any and all shares, interests or other participations in, and other equivalents (however designated and whether voting or non-voting) of such Person’s common stock, whether outstanding on the Issue Date or issued after the Issue Date, and includes, without limitation, all series and classes of such common stock.

“Company” means Mrs. Fields Famous Brands, LLC, a Delaware limited liability company, until a successor Person shall have become such pursuant to the applicable provisions of the Indenture, and thereafter “Company” shall mean such successor Person.

“Competitive Business” has the meaning set forth in Section 4.23.

“Consolidated EBITDA” means, with respect to any Person, for any period, the sum (without duplication) of:

(1)                                  Consolidated Net Income; and

(2)                                  to the extent Consolidated Net Income has been reduced thereby (without duplication):

(a)                                  all income taxes of such Person and its Restricted Subsidiaries paid or accrued in accordance with GAAP for such period;

(b)                                 Consolidated Interest Expense, amortization expense and depreciation expense; and

(c)                                  Consolidated Non-cash Charges less any non-cash items increasing Consolidated Net Income for such period, all as determined on a consolidated basis for such Person and its Restricted Subsidiaries in accordance with GAAP.

“Consolidated Fixed Charge Coverage Ratio” means, with respect to any Person, the ratio of Consolidated EBITDA of such Person during the four consecutive full fiscal quarters (the “Four Quarter Period”) most recently ending on or prior to the date of the transaction or event giving rise to the need to calculate the Consolidated Fixed Charge Coverage Ratio for which financial statements are available (the “Transaction Date”) to Consolidated Fixed Charges of such Person for the Four Quarter Period.  In addition to and without limitation of the foregoing, for purposes of this definition, “Consolidated EBITDA” and “Consolidated Fixed Charges” shall be calculated after giving effect on a pro forma basis for the period of such calculation to:

(1)                                  the incurrence or repayment of any Indebtedness of such Person or any of its Restricted Subsidiaries or the issuance or redemption or other repayment of any Preferred Stock by such Person or any of its Restricted Subsidiaries (and, in each case, the application of the proceeds thereof) giving rise to the need to make such calculation and any incurrence or repayment of other Indebtedness or the issuance or redemption or other repayment of any Preferred Stock (and, in each case, the application of the proceeds thereof), occurring during the Four Quarter Period or at any time subsequent to the last day of the Four Quarter Period and on or prior to the Transaction Date, as if such incurrence or repayment, as the case may be (and the application of the proceeds thereof), occurred on the first day of the Four Quarter Period; and

(2)                                  any Asset Sale or other disposition of a company or business or assets out of the ordinary course of business or Asset Acquisition (including, without limitation, any Asset Acquisition giving rise to the need to make such calculation as a result of such Person or one of its Restricted Subsidiaries (including any Person who becomes a Restricted Subsidiary as a result of any such Asset Acquisition) incurring, assuming or otherwise being liable for Acquired Indebtedness) during the Four Quarter Period or at any time subsequent to the last day of the Four Quarter Period and on or prior to the Transaction Date, as if such Asset Sale or other disposition or Asset Acquisition (including the incurrence, assumption or liability for any such Indebtedness or Acquired Indebtedness and also including any Consolidated EBITDA associated with the assets that are the subject of such Asset Sale or other disposition or Asset Acquisition) occurred on the first day of the Four Quarter Period; provided that the Consolidated EBITDA of any Person acquired shall be included only to the extent includible pursuant to the definition of “Consolidated Net Income.”  If such Person or any of its Restricted Subsidiaries directly or indirectly guarantees Indebtedness of a third Person, the preceding sentence shall give effect to the incurrence of such guaranteed Indebtedness as if such Person or any Restricted Subsidiary of such Person had directly incurred or otherwise assumed such guaranteed Indebtedness.

Furthermore, in calculating “Consolidated Fixed Charges” for purposes of determining the denominator (but not the numerator) of this “Consolidated Fixed Charge Coverage Ratio”:

(a)                                  interest on outstanding Indebtedness determined on a fluctuating basis as of the Transaction Date (including Indebtedness actually incurred on the Transaction Date) and which will continue to be so determined thereafter shall be deemed to have accrued at a fixed rate per annum equal to the rate of interest on such Indebtedness in effect on the Transaction Date; and

(b)                                 notwithstanding clause (a) above, interest on Indebtedness determined on a fluctuating basis, to the extent such interest is covered by agreements relating to Interest Swap Obligations, shall be deemed to accrue at the rate per annum resulting after giving effect to the operation of such agreements.

“Consolidated Fixed Charges” means, with respect to any Person for any period, the sum, without duplication, of:

(1)                                  Consolidated Interest Expense (excluding amortization or write-off of deferred financing costs and debt issuance costs of such Person and its consolidated Restricted Subsidiaries during such period and any premium or penalty paid in connection with redeeming or retiring Indebtedness of such Person and its consolidated Restricted Subsidiaries prior to the stated maturity thereof pursuant to the agreements governing such Indebtedness); plus

(2)                                  the product of (x) the amount of all dividend payments on any series of Preferred Stock of such Person (other than dividends paid in Qualified Capital Stock) or, to the extent permitted under this Indenture, its Restricted Subsidiaries paid in cash during such period to any Person other than such Person or any of its Restricted Subsidiaries times (y) a fraction, the numerator of which is one and the denominator of which is one minus the then current effective consolidated federal, state and local tax rate of such Person, expressed as a decimal.

“Consolidated Indebtedness Ratio” means, as to any date of determination, the ratio of the principal amount of Net Indebtedness of the Parent and its Restricted Subsidiaries as of such date, determined on a consolidated basis for the Parent and its Restricted Subsidiaries in accordance with GAAP, to the Consolidated EBITDA of the Parent with respect to the four most recently completed fiscal quarters of such Person through such date.

“Consolidated Interest Expense” means, with respect to any Person for any period, the aggregate of the interest expense of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, as determined in accordance with GAAP, and including, without duplication, (a) all amortization of debt discount, (b) the interest component of Capitalized Lease Obligations paid, accrued and/or scheduled to be paid or accrued by such Person and its Restricted Subsidiaries during such period, and (c) net cash costs under all Interest Swap Obligations, excluding, however, any amount of such interest expense of any Restricted Subsidiary if (A) the net income of such Restricted Subsidiary is excluded in the calculation of Consolidated Net Income pursuant to clause (4) of the definition thereof (but only in the same proportion as the net income of such Restricted Subsidiary is excluded from the calculation of Consolidated Net Income pursuant to clause (4) of the definition thereof) or (B) on or prior to the Issue Date, money has been set aside for the payment of such interest and at the time of determination is held to secure such payment thereof.

“Consolidated Net Income” means, with respect to any Person, for any period, the aggregate net income (or loss) of such Person and its Restricted Subsidiaries for such period on a consolidated basis, determined in accordance with GAAP; provided, however, that there shall be excluded therefrom, without duplication:

(1)                                  after-tax gains and losses from Asset Sales or abandonments or reserves relating thereto;

(2)                                  after-tax items classified as extraordinary or nonrecurring gains or losses;

(3)                                  gains and losses due solely to fluctuations in currency values and the related tax effects according to GAAP;

(4)                                  only for purposes of calculating cumulative Consolidated Net Income for purposes of Section 4.10, the net income of any Restricted Subsidiary of the referent Person to the extent that the declaration of dividends or similar distributions by that Restricted Subsidiary of that income is restricted by a contract, operation of law or otherwise;

(5)                                  the net income of any other Person, other than a Restricted Subsidiary of the referent Person, except to the extent of cash dividends or distributions paid to the referent Person or to a Restricted Subsidiary of the referent Person by such Person;

(6)                                  any restoration to income of any material contingency reserve, except to the extent that provision for such reserve was made out of Consolidated Net Income accrued at any time following the Issue Date;

(7)                                  income or loss attributable to discontinued operations (including, without limitation, operations disposed of during such period whether or not such operations were classified as discontinued); and

(8)                                  in the case of a successor to the referent Person by consolidation or merger or as a transferee of the referent Person’s assets, any earnings of the successor corporation prior to such consolidation, merger or transfer of assets;

(9)                                  any gain or loss, net of taxes, realized upon the termination of any employee pension benefit plan;

(10)                            any gain arising from the acquisition of any securities, or the extinguishment, under GAAP, of any Indebtedness of such Person; and

(11)                            transaction costs charged in connection with the Refinancing Transactions.

“Consolidated Net Worth” of the Company means the consolidated members’ equity (or equivalent) of the Company, determined on a consolidated basis in accordance with GAAP, less (without duplication) amounts attributable to Disqualified Capital Stock of such Person.

“Consolidated Non-cash Charges” means, with respect to any Person, for any period, the aggregate depreciation, amortization and other non-cash expenses (including but not limited to stock-based compensation charges, impairment of goodwill, intangibles or fixed assets and non-cash restructuring charges) of such Person and its Restricted Subsidiaries reducing Consolidated Net Income of such Person and its Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP (excluding any such charges constituting an extraordinary item or loss or any such charge which requires an accrual of or a reserve for cash charges for any future period).

“Continuing Directors” means the collective reference to all members of the Board of Directors of the Parent who have (i) held office continuously since the Issue Date or (ii) assumed office after such date and whose appointment or nomination for election by the stockholders of the Parent was approved by a vote of a majority of the Continuing Directors in office immediately prior to such appointment or nomination.

“Corporate Trust Office” means the office of the Trustee at which the corporate trust business of the Trustee shall, at any particular time, be principally administered, which office is, at the date of this Indenture, located at 700 S. Flower Street, Suite 500, Los Angeles, CA 90017, Attention:  Corporate Trust Administration, or such other address as the Trustee may designate from time to time by notice to the Holders and the Issuers, or the principal corporate trust office of any successor Trustee (or such other address as such successor Trustee may designate from time to time by notice to the Holders and the Issuers).

“Covenant Defeasance” has the meaning set forth in Section 8.01.

“Currency Agreement” means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement designed to protect the Company or any Restricted Subsidiary of the Company against fluctuations in currency values.

“Custodian” means any receiver, trustee, assignee, liquidator, sequestrator or similar official under any Bankruptcy Code.

“Default” means an event or condition the occurrence of which is, or with the lapse of time or the giving of notice or both would be, an Event of Default.

“Defaulted Interest” has the meaning set forth in Section 2.17.

“Depository” means DTC, its nominees and successors.

“Disqualified Capital Stock” means that portion of any Capital Stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder thereof), or upon the happening of any event (other than an event which would constitute an Asset Sale or a Change of Control), matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the sole option of the holder thereof (except in each case, upon the occurrence of an Asset Sale or a Change of Control) on or prior to the date which is 91 days after the Maturity Date of the Notes for cash or is convertible into or exchangeable for debt securities of the Issuers or their Subsidiaries at any time prior to such date; provided that any Capital Stock that would not constitute Disqualified Capital Stock but for the provisions thereof giving holders the right to require such Person to repurchase or redeem such Capital Stock upon the occurrence of an Asset Sale or a Change of Control occurring prior to the stated maturity of the notes shall not constitute Disqualified Capital Stock if the Asset Sale or Change of Control provisions applicable to such Capital Stock are no more favorable to the holders of such Capital Stock than the provisions contained in Section 4.11 and Section 4.13 and such Capital Stock specifically provides that such Person will not repurchase or redeem any such Capital Stock pursuant to such provisions prior to the Issuers’ repurchase of such Notes as are required to be repurchased pursuant to such covenants.

“Domestic Restricted Subsidiary” means any Restricted Subsidiary of the Parent other than the Company that is not a Foreign Restricted Subsidiary.

“DTC” means The Depository Trust Company, its nominees and successors.

“Equity Mandatory Prepayment Amount” shall have the meaning set forth in Section 3.07.

“Equity Mandatory Prepayment Date” shall have the meaning set forth in Section 3.07.

“Euroclear” means Euroclear Bank S.A./N.V., as operator of the Euroclear system.

“Event of Default” has the meaning set forth in Section 6.01.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor statute or statutes thereto.

“Fair Market Value” means, with respect to any asset or property, the price which could be negotiated in an arm’s length, free market transaction, for cash, between a willing seller and a willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction. Fair Market Value shall be determined by the Board of Directors of the Company acting reasonably and in good faith and if such value exceeds $5.0 million, shall be evidenced by a Board Resolution of the Board of Directors of the Company, delivered to the Trustee.

“Foreign Restricted Subsidiary” means any Foreign Subsidiary that is a Restricted Subsidiary.

“Foreign Subsidiary” means any Subsidiary of the Parent (x) which is organized under the laws of any jurisdiction outside of the United States of America, any political subdivision thereof or the District of Columbia, (y) which conducts the major portion of its business outside of the United States of America and (z) all or substantially all of the property and assets of which are located outside of the United States of America.

“GAAP” means accounting principles generally accepted in the United States set forth in the opinions and, as the case may be, pronouncements of the Accounting Principles Board of the

American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, which are in effect from time to time.

“Global Notes” has the meaning set forth in Section 2.01.

“Guarantee” has the meaning set forth in Section 10.01.

“Guarantor” means (1) all Domestic Restricted Subsidiaries of the Company other than MFFC, (2) the Parent, and (3) each of the Company’s or the Parent’s Domestic Restricted Subsidiaries that in the future executes a supplemental indenture in which such Domestic Restricted Subsidiary agrees to be bound by the terms of this Indenture as a Guarantor; provided, that any Person constituting a Guarantor as described above shall cease to constitute a Guarantor when its respective Guarantee is released in accordance with the terms of this Indenture.

“Holder” means the Person in whose name a Note is registered on the registrar’s books.

“incur” has the meaning set forth in Section 4.08.

“Indebtedness” means with respect to any Person, without duplication:

(1)           all Obligations of such Person for borrowed money;

(2)           all Obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

(3)           all Capitalized Lease Obligations of such Person;

(4)           all Obligations of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations and all Obligations under any title retention agreement (but excluding trade accounts payable and other accrued liabilities arising in the ordinary course of business that are not overdue by 180 days or more or are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted and any deferred purchase price represented by earn-outs consistent with the Company’s past practice);

(5)           all Obligations for the reimbursement of any obligor on any letter of credit, banker’s acceptance or similar credit transaction, whether or not then due, but excluding Obligations with respect to letters of credit (including trade letters of credit) to the extent such Obligations are cash collateralized or such letters of credit secure Obligations (other than Obligations described in clauses (1), (2) and (3) above) entered into in the ordinary course of business of such Person and such letters of credit are not drawn upon or, if drawn upon, to the extent any such drawing is reimbursed no later than three Business Days following receipt by such Person of a demand for reimbursement;

(6)           guarantees and other contingent obligations in respect of Indebtedness referred to in clauses (1) through (5) above and clause (8) below;

(7)           all Obligations of any other Person of the type referred to in clauses (1) through (6) which are secured by any Lien on any property or asset of such Person, the amount of such Obligation being deemed to be the lesser of the Fair Market Value of such property or asset or the amount of the Obligation so secured;

(8)           all Interest Swap Obligations and all Obligations under Currency Agreements of such Person; and

(9)           all Disqualified Capital Stock issued by such Person with the amount of Indebtedness represented by such Disqualified Capital Stock being equal to the greater of its voluntary or involuntary liquidation preference and its maximum fixed repurchase price, but excluding accrued dividends, if any.

For purposes hereof, the “maximum fixed repurchase price” of any Disqualified Capital Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Capital Stock as if such Disqualified Capital Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to this Indenture, and if such price is based upon, or measured by, the Fair Market Value of such Disqualified Capital Stock, such Fair Market Value shall be determined reasonably and in good faith by the Board of Directors of the issuer of such Disqualified Capital Stock.

The amount of Indebtedness of any Person at any date shall be the amount that shall be attributable to such Indebtedness on a balance sheet of such Person at such date, all as determined on a consolidated basis for such Person and its Restricted Subsidiaries in accordance with GAAP, and the amount or principal amount of Indebtedness represented by guarantees and contingent obligations shall be the maximum principal amount thereof.

“Indemnified Party” has the meaning set forth in Section 7.07.

“Indenture” means this Indenture, as amended or supplemented from time to time in accordance with the terms hereof.

“Indenture Documents” means, collectively, this Indenture, the Notes, the Guarantees, and the Collateral Agreements.

“Independent Financial Advisor” means a nationally-recognized accounting, appraisal or investment banking firm which, in the judgment of the Board of Directors of the Guarantor, is independent and qualified to perform the task for which it is to be engaged.

“Intercreditor Agreement” has the meaning set forth in Section 12.11.

“Initial Notes” means the Notes issued on the Issue Date.

“Interest Payment Date” means the stated maturity of an installment of interest on the Notes.

“Interest Swap Obligations” means the obligations of any Person pursuant to any arrangement with any other Person, whereby, directly or indirectly, such Person is entitled to receive from time to time periodic payments calculated by applying either a floating or a fixed rate of interest on a stated notional amount in exchange for periodic payments made by such other Person calculated by applying a fixed or a floating rate of interest on the same notional amount and shall include, without limitation, interest rate swaps, caps, floors, collars and similar agreements, in each case, determined as if such agreement were terminated on the date such obligations were being determined for purposes of this Indenture.

“Investment” means, with respect to any Person, any direct or indirect loan or other extension of credit (including, without limitation, a guarantee) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition for value by such Person of any Capital Stock, bonds, notes, debentures or other securities or evidences of Indebtedness issued by, any Person. “Investment” shall exclude extensions of trade credit by the Parent, the Issuers and their respective Restricted Subsidiaries on commercially reasonable terms in accordance with normal trade practices of the Parent, the Issuers and their respective Restricted Subsidiaries.

“Issue Date” means the date of original issuance of the Notes.

“Issuers” shall have the meaning set forth in the preamble to this Indenture.

“Legal Defeasance” has the meaning set forth in Section 8.01.

“Legal Holiday” has the meaning set forth in Section 11.07.

“Lien” means any lien, mortgage, deed of trust, pledge, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof and any agreement to give any security interest).

“Mandatory Prepayment” shall mean a mandatory prepayment of the Notes pursuant to Section 3.07.

“Mandatory Prepayment Amount” shall mean an Asset Sale Mandatory Prepayment Amount or an Equity Prepayment Amount, as applicable.

“Mandatory Prepayment Date” shall mean an Asset Sale Mandatory Prepayment Date or an Equity Mandatory Prepayment Date, as applicable.

“Maturity Date” means                         , 2014.

“MFFC” means the co-issuer of the Notes, Mrs. Fields Financing Company, Inc., a Delaware corporation and a wholly-owned subsidiary of the Company.

“MFOC” means Mrs. Fields’ Original Cookies, Inc., a Delaware corporation.

“Moody’s” means Moody’s Investors Service, Inc.

“Mortgages” means the mortgages, deeds of trust, deeds to secure debt or other similar documents delivered by the Parent, the Issuers or any of their respective Domestic Restricted

Subsidiaries pursuant to the terms of this Indenture which create, in favor of the Trustee, Liens on any fee interest in real property owned by the Parent, the Issuers or any such Domestic Restricted Subsidiary, as the case may be, as collateral security for the payment obligations of the Issuers under this Indenture and the Notes or of such Domestic Restricted Subsidiary under its Guarantee, as the case may be.

“Net Cash Proceeds” means, (i) with respect to any Asset Sale, the proceeds in the form of cash or Cash Equivalents including payments in respect of deferred payment obligations when received in the form of cash or Cash Equivalents (other than the portion of any such deferred payment constituting interest) received by the Issuers or any of their Restricted Subsidiaries from such Asset Sale net of:

(1)           reasonable out-of-pocket expenses and fees relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees and sales commissions and severance and relocation costs and expenses);

(2)           all taxes and other costs and expenses actually paid or estimated by the Company (in good faith) to be payable in cash in connection with such Asset Sale;

(3)           in the case of an Asset Sale of Collateral, repayment of Indebtedness that is secured by the property or assets that are the subject of such Asset Sale, including the Senior Secured Facilities if then outstanding, and, in the case of any other Asset Sale, repayment of Indebtedness that is required to be repaid in connection with such Asset Sale;

(4)           amounts required to be paid to any Person (other than the Issuers or any of their Restricted Subsidiaries) owning a beneficial interest in the assets that are the subject of the Asset Sale and as permitted under this Indenture; and

(5)           appropriate amounts to be provided by the Issuers or any Restricted Subsidiary, as the case may be, as a reserve, in accordance with GAAP, against any liabilities associated with such Asset Sale and retained by the Issuers or any Restricted Subsidiary, as the case may be, after such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale;

in each case as determined by the Board of Directors of the Parent, in its reasonable good faith judgment evidenced by a Board Resolution; provided, however, that any reduction in such reserve within twelve months following the consummation of such Asset Sale will be treated for all purposes of this Indenture and the Notes as a new Asset Sale at the time of such reduction with Net Cash Proceeds equal to the amount of such reduction; provided further, however, that if, after the payment of all taxes with respect to such Asset Sale, the amount of further estimated taxes, if any, pursuant to clause (2) above exceeded the tax amount actually paid in cash in respect of such Asset Sale, the aggregate amount of such excess shall, at such time, constitute Net Cash Proceeds; and (ii) with respect to the issuance or sale of Capital Stock, or options, warrants or rights to purchase Capital Stock, or debt securities or Disqualified Capital Stock that has been converted into or exchanged for Capital Stock, the proceeds of such issuance or sale in the form of cash or Cash Equivalents, including payments in respect of deferred payment obligations, net of attorney’s fees, accountant’s fees and brokerage, consultation, underwriting and other fees and expenses actually incurred in connection with such issuance or sale, conversion or exchange and net of any Consolidated Interest Expense attributable to any debt securities paid to the holders thereof prior to the conversion or exchange and net of taxes paid or payable as a result thereof.

“Net Indebtedness” means, with respect to any Person, at any date of determination, the excess, if any, of the amount of Indebtedness of such Person at such date over the amount of cash and Cash Equivalents of such Person at such date, all as determined on a consolidated basis for such Person and its Restricted Subsidiaries in accordance with GAAP.

“Net Proceeds Offer” shall have the meaning set forth in Section 4.13.

“Net Proceeds Offer Amount” has the meaning set forth in Section 4.13.

“Net Proceeds Offer Payment Date” has the meaning set forth in Section 4.13.

“Net Proceeds Offer Trigger Date” has the meaning set forth in Section 4.13.

“NexCen Stock” means the shares of Capital Stock of NexCen Brands, Inc., which were received by certain Restricted Subsidiaries of the Company as part of the consideration for the sales of certain assets of PTF, LLC (formerly Pretzel Time Franchising, LLC) and PMC, LLC (formerly Pretzelmaker Franchising, LLC) to subsidiaries of NexCen Brands, Inc. on August 7, 2007 and for the sale of substantially all of the assets of GACCF, LLC (formerly Great American Cookie Company Franchising, LLC) and GAMAN, LLC (formerly Great American Manufacturing, LLC) to subsidiaries of NexCen Brands, Inc. on January 29, 2008. Such sales are collectively called the “NexCen Transactions.

“Non-Confidential Information” has the meaning set forth in Section 4.23.

“Non-Public Information” has the meaning set forth in Section 4.23.

“Non-U.S. Person” means a Person who is not a U.S. person, as defined in Regulation S.

“Obligations” means all obligations for principal, premium, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

“Offering” means the offering of the Notes hereunder.

“Officer” means, with respect to any Guarantor or either Issuer, the Chief Executive Officer, the President, the Chief Financial Officer or any Vice President of such Issuer or such Guarantor.

“Officers’ Certificate” means, with respect to either Issuer or the Guarantor, a certificate signed by two Officers of such Issuer or such Guarantor, and delivered to the Trustee.

“Opinion of Counsel” means a written opinion of counsel who may be counsel for the Company or the Parent and who shall be reasonably acceptable to the Trustee, as applicable.

“Parent” means MFOC until a successor Person shall have become such pursuant to the applicable provisions of the Indenture, and thereafter “Parent” shall mean such successor Person.

“Paying Agent” has the meaning set forth in Section 2.04.

“Permissive Terms” has the meaning set forth in Section 12.1.

“Permitted Holders” means (i) any Person that is a party to the Stockholder Agreement and their respective Affiliates, including, one or more investment funds controlled, managed or advised by any of them and (ii) any Person that forms a group (within meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision) with any Person mentioned in clause (i), provided that, in the case of clause (ii), a Person or Persons listed in clause (i) own a majority of the voting power of such group.

“Permitted Indebtedness” means, without duplication, each of the following:

(1)           Indebtedness under this Indenture and the Notes and the related Guarantees;

(2)           letters of credit issued on behalf of the Company or any of its Subsidiary Guarantors in the ordinary course consistent with past practice being deemed to have a principal amount equal to the maximum potential liability of the Company thereunder) in an aggregate principal amount at any time outstanding not to exceed $3.0 million;

(3)           other Indebtedness of the Parent, the Company and their respective Restricted Subsidiaries outstanding on the Issue Date other than the Existing Notes;

(4)           Interest Swap Obligations of the Company or any Restricted Subsidiary of the Company covering Indebtedness of the Company or any of its Restricted Subsidiaries; provided, however, that such Interest Swap Obligations are entered into for the purpose of fixing or hedging interest rates with respect to any fixed or variable rate Indebtedness that is permitted by this Indenture to be outstanding to the extent that the notional amount of any such Interest Swap Obligation does not exceed at the time of the incurrence thereof, the principal amount of Indebtedness to which such Interest Swap Obligation relates;

(5)           Indebtedness under Currency Agreements; provided that in the case of Currency Agreements which relate to Indebtedness, such Currency Agreements do not increase the Indebtedness of the Company and its Restricted Subsidiaries outstanding other than as a result of fluctuations in foreign currency exchange rates or by reason of fees, indemnities and compensation payable thereunder;

(6)           Indebtedness of a Domestic Restricted Subsidiary of the Company to the Company or to a Restricted Subsidiary of the Company for so long as such Indebtedness is held by the Company or a Restricted Subsidiary of the Company, in each case subject to no Lien held by a Person other than the Company or a Restricted Subsidiary of the Company or the holder of a Permitted Lien of the type described in clause (15) or (28) of the definition thereof; provided that if as of any date any Person other than the Company or a Restricted Subsidiary of the Company owns or holds any such Indebtedness or a Person other than the holder of a Permitted Lien thereon of the type described in clause (15) or (28) of the definition thereof holds a Lien in respect of such Indebtedness, such date shall be deemed the date of incurrence of Indebtedness not constituting Permitted Indebtedness under this clause (6) by the issuer of such Indebtedness;

(7)           Indebtedness of a Foreign Restricted Subsidiary of the Parent to the Parent, the Company or a Domestic Restricted Subsidiary of the Company for so long as such Indebtedness is held by the Parent, the Company or a Domestic Restricted Subsidiary of the Company and is permitted to be made as a Permitted Investment under clause (16) of the definition thereof or the holder of a Permitted Lien thereon of the type described in clause (15) or (28) of the definition thereof, in each case subject to no Lien held by a Person other than the Parent, the Company or a Domestic Restricted Subsidiary of the Company or the holder of a Permitted Lien of the type described in clause (15) or (28) of the definition thereof; provided that if as of any date any Person other than the Parent, the Company or a Domestic Restricted Subsidiary of the Company owns or holds any such Indebtedness or a Person other than the holder of a Permitted Lien thereon of the type described in clause (15) or (28) of the definition thereof or holds a Lien in respect of such Indebtedness, such date shall be deemed the date of the incurrence of Indebtedness not constituting Permitted Indebtedness under this clause (7) by the issuer of such Indebtedness;

(8)           Indebtedness of a Foreign Restricted Subsidiary of the Parent to a Foreign Restricted Subsidiary of the Parent for so long as such Indebtedness is held by a Foreign Restricted Subsidiary of the Parent, in each case subject to no Lien held by a Person other than the Parent or a Foreign Restricted Subsidiary of the Parent or the holder of a Permitted Lien of the type described in clause (15) or (17) of the definition thereof; provided that if as of any date any Person other than a Foreign Restricted Subsidiary of the Parent owns or holds any such Indebtedness or any Person other than the holder of a Permitted Lien thereon of the type described in clause (15) or (17) of the definition thereof holds a Lien in respect of such Indebtedness, such date shall be deemed the date of the incurrence of Indebtedness not constituting Permitted Indebtedness under this clause (8) by the issuer of such Indebtedness;

(9)           Indebtedness of the Company to the Parent or a Restricted Subsidiary of the Parent or the Company for so long as such Indebtedness is held by the Parent or a Restricted Subsidiary of the Company or the Parent, in each case subject to no Lien other than a Permitted Lien of the type described in clause (15) or (28) of the definition thereof; provided, that (a) any such Indebtedness is subordinated, pursuant to a written agreement by the holder thereof, to the Company’s Obligations under this Indenture and the Notes and (b) if as of any date any Person other than the Parent or a Restricted Subsidiary of the Company or the Parent owns or holds any such Indebtedness or any Person other than the holder of a Permitted Lien of the type described in clause (15) or (28) of the definition thereof, holds a Lien in respect of such Indebtedness, such date shall be deemed the date of incurrence of Indebtedness not constituting Permitted Indebtedness under this clause (9) by the Company;

(10)         Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business; provided, however, that such Indebtedness is extinguished within five business days of incurrence;

(11)         Indebtedness of the Parent, the Company or any of their respective Restricted Subsidiaries represented by letters of credit for the account of the Parent, the Company or such Restricted Subsidiary, as the case may be, in order to provide security for performance bonds, bankers’ acceptances, workers’ compensation claims, surety and appeal bonds, payment obligations in connection with self-insurance or similar requirements and bank overdrafts incurred in the ordinary course of business;

(12)         Indebtedness represented by Capitalized Lease Obligations and Purchase Money Indebtedness of the Parent, the Company and their respective Restricted Subsidiaries incurred in the ordinary course of business (including Refinancings thereof that do not result in an increase in the aggregate principal amount of Indebtedness of such Person as of the date of such proposed Refinancing (plus the amount of any premium required to be paid under the terms of the instrument governing such Indebtedness and plus the amount of reasonable expenses incurred by the Company in connection with such Refinancing)) not to exceed $5.0 million at any time outstanding;

(13)         Refinancing Indebtedness;

(14)         Guarantees by the Parent, the Company or a Restricted Subsidiary of Indebtedness incurred by the Parent, the Company or a Restricted Subsidiary of the Company or the Parent so long as the incurrence of such Indebtedness by the Parent, the Company or any such Restricted Subsidiary is otherwise permitted by the terms of this Indenture;

(15)         Indebtedness of Foreign Restricted Subsidiaries of the Company, in an aggregate outstanding principal amount not to exceed $2.0 million;

(16)         Indebtedness arising from agreements of the Parent or a Subsidiary providing for the guarantee, indemnification, adjustment of purchase price or similar obligations, in each case, incurred in connection with the disposition of any business, assets or Subsidiary, other than guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or Subsidiary for the purpose of financing such acquisition; provided, that the maximum aggregate liability in respect of all such Indebtedness shall at no time exceed the gross proceeds actually received by the Parent or such Subsidiary in connection with such disposition;

(17)         Indebtedness of the Parent, the Company or any of their respective Restricted Subsidiaries to the extent the net proceeds thereof are promptly used to redeem the Notes in full or deposited to defease or discharge the Notes, in each case, in accordance with this Indenture;

(18)         the guarantee by the Parent, the Company or any of their respective Restricted Subsidiaries of operating store lease obligations of any franchisee or sublessee of the Parent, the Company or any of their respective Restricted Subsidiaries in the ordinary course of business and consistent with past practice; provided, that the aggregate amount of such guarantees, when taken together with the Indebtedness and guarantees permitted to be incurred and made pursuant to clause (19) below, does not exceed $3.0 million outstanding at any time;

(19)         Indebtedness of the Parent, the Company or any Restricted Subsidiary of the Parent or the Company or the guarantee by the Parent, the Company or any Restricted Subsidiary of the Parent or the Company of Indebtedness incurred by franchisees in connection with the cost of purchasing a franchise or the cost of equipment in connection with the set-up of a franchise; provided, that the aggregate principal amount of such Indebtedness and guarantees, when taken together with the guarantees permitted to be made pursuant to clause (18) above, does not exceed $3.0 million outstanding at any time;

(20)         Indebtedness in the form of notes issued by the Parent in connection with the repurchase, redemption, acquisition or retirement of Capital Stock of the Parent in an aggregate principal amount not to exceed $500,000 at any time outstanding to the extent such repurchase, redemption, acquisition or retirement was permitted under clause (5) of Section 4.10(b) and the payment of such Indebtedness is subordinated in right of payment to the Notes;

(21)         Indebtedness under one or more Senior Secured Facilities so long as the aggregate principal amount of Indebtedness outstanding pursuant to this clause (21) at no time exceeds $10.0 million;

(22)         Acquired Indebtedness; and

(23)         additional Indebtedness of the Company and its Restricted Subsidiaries in an aggregate principal amount, when taken together with the amount of Indebtedness incurred pursuant to clause (15) and then outstanding, not to exceed $5.0 million at any time outstanding.

For purposes of determining compliance with Section 4.08, (i) in the event that an item of Indebtedness meets the criteria of more than one of the categories of Permitted Indebtedness described in clauses (1) through (20), (22) and (23) above or is entitled to be incurred pursuant to the Consolidated Fixed Charge Coverage Ratio provisions of such covenant, the Company shall, in its sole discretion, classify (or later reclassify) such item of Indebtedness in any manner that complies with Section 4.08, (ii) the amount of Indebtedness issued at a price which is less than the principal amount thereof shall be equal to the original issue price of such Indebtedness, (iii) Indebtedness incurred in connection with, or in contemplation of, any transaction described in the definition of the term “Acquired Indebtedness” shall be deemed to have been incurred by the Parent, the Company or one of their respective Restricted Subsidiaries, as the case may be, at the time an acquired Person becomes such a Restricted Subsidiary (or is merged into the Parent, the Company or such a Restricted Subsidiary) or at the time of the acquisition of assets, as the case may be, and (iv) the maximum amount of Indebtedness that the Parent, the Company and their respective Restricted Subsidiaries may incur pursuant to Section 4.08 shall not be deemed to be exceeded, with respect to any outstanding Indebtedness, due solely to the result of fluctuations in the exchange rates of currencies. Accrual of interest, accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, and the payment of dividends on Disqualified Capital Stock in the form of additional shares of the same class of Disqualified Capital Stock will not be deemed to be an incurrence of Indebtedness or an issuance of Disqualified Capital Stock for purposes of Section 4.08.

“Permitted Investments” means:

(1)           Investments by the Parent, the Company or any Restricted Subsidiary of the Parent or the Company in any Person that is or will become immediately after such Investment a Guarantor or that will merge or consolidate into the Parent, the Company or a Guarantor;

(2)           Investments in the Company by the Parent or any Restricted Subsidiary of the Parent or the Company; provided that any Indebtedness evidencing such Investment held by a Restricted Subsidiary of the Company shall satisfy the requirements of clause (9) of the definition of the term “Permitted Indebtedness;”

(3)           Investments by any Foreign Restricted Subsidiary of the Parent or the Company in any other Foreign Restricted Subsidiary of the Parent or the Company;

(4)           Investments in cash and Cash Equivalents;

(5)           loans and advances, including advances for travel and moving expenses, to employees, officers and directors of the Parent, the Company and their respective Restricted Subsidiaries in the ordinary course of business for bona fide business purposes not in excess of $1.0 million at any one time outstanding;

(6)           Currency Agreements and Interest Swap Obligations entered into in the ordinary course of the Company’s or its Restricted Subsidiaries’ businesses and otherwise in compliance with this Indenture;

(7)           surety and performance bonds and workers’ compensation, utility, lease, tax, performance and similar deposits and prepaid expenses in the ordinary course of business;

(8)           any Investments received in compromise or resolution of (A) obligations of trade creditors or customers that were incurred in the ordinary course of business of the Parent, the Company or any of their respective Restricted Subsidiaries, including pursuant to any plan or reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor or customer; or (B) litigation, arbitration or other disputes with Persons who are not Affiliates;

(9)           Investments made by the Parent, the Company or their respective Restricted Subsidiaries as a result of an Asset Sale made in compliance with Section 4.13;

(10)         Investments made by the Parent, the Company or their respective Restricted Subsidiaries as a result of consideration received in connection with an Asset Sale made in compliance with Section 4.13;

(11)         Investments represented by guarantees that are otherwise permitted under this Indenture;

(12)         any Investment of assets the payment for which is Qualified Capital Stock of the Parent;

(13)         Advances to suppliers and customers in the ordinary course of business;

(14)         Investments acquired and cancelled pursuant to the Refinancing Transactions and any other Investments existing on the Issue Date; provided that the Parent shall have no Investments in any Subsidiary other than the Issuers or a Restricted Subsidiary of the Company on the Issue Date;

(15)         Investments received as a result of a foreclosure by the Parent, the Company or any of their respective Restricted Subsidiaries with respect to any secured Investment in default;

(16)         Investments in notes of employees, officers and directors issued to the Parent representing payment of the exercise price of options to purchase common stock of the Parent; and

(17)         additional Investments not to exceed $5.0 million at any time outstanding; provided that the Parent will not make any Investment in any Foreign Subsidiary that is not a Restricted Subsidiary of the Company.

“Permitted Liens” means the following types of Liens:

(1)           Liens for taxes, assessments or governmental charges or claims either (a) not delinquent or (b) contested in good faith by appropriate proceedings and as to which the Parent, the Company or any of their respective Restricted Subsidiaries shall have set aside on its books such reserves as may be required pursuant to GAAP;

(2)           statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, suppliers, materialmen, repairmen and other Liens imposed by law or pursuant to customary reservations or retentions of title incurred in the ordinary course of business for sums not yet delinquent or being contested in good faith, if such reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made in respect thereof;

(3)           Liens incurred or deposits made in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security, including any Lien securing letters of credit issued in the ordinary course of business consistent with past practice in connection therewith, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);

(4)           Liens arising by reason of any judgment, decree or order of any court, but not giving rise to an Event of Default so long as such Lien is adequately bonded and any appropriate legal proceedings which may have been duly initiated for the review of such judgment, decree or order shall not have been finally terminated or the period within which such proceedings may be initiated shall not have expired;

(5)           survey exceptions, easements, rights-of-way, zoning restrictions and other similar charges or encumbrances in respect of real property not interfering in any material respect with the ordinary conduct of the business of the Parent, the Company or any of their respective Restricted Subsidiaries;

(6)           any interest or title of a lessor under any operating lease or any Capitalized Lease Obligation permitted pursuant to clause (12) of the definition of “Permitted Indebtedness” or Liens securing any such Capitalized Lease Obligation; provided that such Liens do not extend to any property or assets which is not leased property subject to such Capitalized Lease Obligation;

(7)           Liens securing Purchase Money Indebtedness permitted pursuant to clause (12) of the definition of “Permitted Indebtedness;” provided, however, that (a) such Indebtedness shall not exceed the cost of the property or assets acquired, together with, in the case where such property or assets include real property or fixtures, the cost of the construction thereof and improvements thereto, and shall not be secured by any property or assets of the Parent, the Company or any Restricted Subsidiary of the Parent or the Company other than such property so acquired or constructed, improvements and accessions thereto and proceeds thereof and (b) the Lien securing such Indebtedness shall be created within 180 days of such acquisition or construction or, in the case of a refinancing of such Indebtedness, within 180 days of such refinancing;

(8)           Liens upon specific items of inventory or other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

(9)           Liens securing reimbursement obligations with respect to commercial letters of credit which encumber documents and other property relating to such letters of credit and products and proceeds thereof;

(10)         Liens encumbering deposits made to secure obligations arising from statutory, regulatory, contractual, or warranty requirements of the Parent, the Company or any of their respective Restricted Subsidiaries, including rights of offset and set-off;

(11)         Liens securing Interest Swap Obligations which Interest Swap Obligations relate to Indebtedness that is otherwise permitted under this Indenture;

(12)         Liens securing Indebtedness under Currency Agreements that are permitted under this Indenture;

(13)         Liens securing Acquired Indebtedness incurred in accordance with Section 4.08; provided that:

(a)           such Liens secured such Acquired Indebtedness at the time of and prior to the incurrence of such Acquired Indebtedness by the Parent, the Company or a Restricted Subsidiary of the Parent or the Company and were not granted in connection with, or in anticipation of, the incurrence of such Acquired Indebtedness by the Parent, the Company or such a Restricted Subsidiary; and

(b)           such Liens do not extend to or cover any property or assets of the Parent, the Company or of any of their respective Restricted Subsidiaries other than the property or assets that secured the Acquired Indebtedness prior to the time such Indebtedness became Acquired Indebtedness of the Parent, the Company or such a Restricted Subsidiary and are no more favorable to the lien holders than those securing the Acquired Indebtedness prior to the incurrence of such Acquired Indebtedness by the Company or such a Restricted Subsidiary;

(14)         Liens existing as of the Issue Date and securing Indebtedness permitted to be outstanding under clause (3) of the definition of the term “Permitted Indebtedness” to the extent and in the manner such Liens are in effect on the Issue Date and Liens on the NexCen Stock granted in connection with the NexCen Transactions;

(15)         Liens securing the Notes, this Indenture and the Guarantees;

(16)         Liens securing letters of credit permitted under clause (2) of the definition of the term “Permitted Indebtedness,” provided, however, that such Lien is only secured by cash or Cash Equivalents;

(17)         Liens securing Indebtedness of Foreign Restricted Subsidiaries to the extent such Indebtedness is permitted under clause (15) of the definition of the term “Permitted Indebtedness”; provided, however, that no asset of the Parent, the Company or any Domestic Restricted Subsidiary shall be subject to any such Lien;

(18)         Liens in favor of the Company or a Domestic Restricted Subsidiary of the Company;

(19)         leases, subleases, licenses and sublicenses granted to others that do not materially interfere with the ordinary course of business of the Parent, the Company and their respective Restricted Subsidiaries;

(20)         banker’s Liens, rights of setoff and similar Liens with respect to cash and Cash Equivalents on deposit in one or more bank accounts in the ordinary course of business; provided that such bank accounts are not cash collateral accounts;

(21)         Liens arising from the filing of Uniform Commercial Code financing statements regarding leases;

(22)         Liens securing obligations with respect to operating leases and guarantees thereof; provided that such Liens do not extend to or cover any property of the Parent, the Company or any of their respective Restricted Subsidiaries other than the property subject to such leases, any property or rights (including rights under subleases) relating to such leased property and the equity interests of the lessee in any such lease;

(23)         deposits made in the ordinary course of business to secure liability to insurance carriers;

(24)         rights of a licensor of intellectual property;

(25)         Liens arising out of conditional sale, title retention, consignment or similar arrangement for the sale of goods entered into by the Parent, the Company or any of their respective Restricted Subsidiaries in the ordinary course of business;

(26)         Liens incurred in the ordinary course of business of the Parent, the Company or any Restricted Subsidiary of the Company or the Parent with respect to Obligations that (a) are not incurred in connection with the borrowing of money (other than trade credit in the ordinary course of business) and (b) do not in the aggregate materially detract from the value of the property subject thereto;

(27)         Liens securing Senior Secured Facilities; and

(28)         Liens securing Refinancing Indebtedness which is incurred to Refinance any Indebtedness which has been secured by a Lien permitted under this Indenture and which has been incurred in accordance with Section 4.08 of this Indenture; provided, however, that such Liens:  (i) are no less favorable to the Holders and are not more favorable to the lien holders with respect to such Liens than the Liens in respect of the Indebtedness being Refinanced; and (ii) do not extend to or cover any property or assets of the Parent, the Company or any of their respective Restricted Subsidiaries not securing the Indebtedness so Refinanced.

“Permitted Senior Secured Debt Documentation” has the meaning set forth in Section 12.11.

“Person” means an individual, partnership, corporation, limited liability company, unincorporated organization, trust or joint venture, or a governmental agency or political subdivision thereof.

“Physical Notes” has the meaning set forth in Section 2.15.

“Plan” has the meaning assigned to it in the preamble of this Indenture.

“Pledge Agreement” means the Pledge Agreement, dated as of the Issue Date, made by the Company and certain of the Guarantors in favor of the Trustee, as amended or supplemented from time to time in accordance with its terms.

“Preferred Stock” of any Person means any Capital Stock of such Person that has preferential rights to any other Capital Stock of such Person with respect to dividends or redemptions or upon liquidation.

“Premises” has the meaning set forth in Section 4.20.

“principal” of any Indebtedness (including the Notes) means the principal amount of such Indebtedness plus the premium, if any, on such Indebtedness.

“pro forma” means, with respect to any calculation made or required to be made pursuant to the terms of this Indenture, a calculation made in accordance with Article 11 of Regulation S-X under the Securities Act, as determined by the Board of Directors of the Company in consultation with its independent public accountants.

“Purchase Money Indebtedness” means Indebtedness of the Parent, the Company and their respective Restricted Subsidiaries incurred for the purpose of financing all or any part of the purchase price, or the cost of design, development, installation, construction or improvement, of property or equipment.

“Qualified Capital Stock” means any Capital Stock that is not Disqualified Capital Stock.

“Recipient” has the meaning set forth in Section 4.23.

“Record Date” means any of the Record Dates specified in the Notes, whether or not a Legal Holiday.

“Redemption Date” means, when used with respect to any Note to be redeemed, the date fixed for redemption pursuant to this Indenture and the Notes.

“Redemption Price” means, when used with respect to any Note to be redeemed, the price fixed for redemption pursuant to this Indenture and the Notes.

“Reference Date” has the meaning set forth in Section 4.10.

“Refinance” means, in respect of any security or Indebtedness, to refinance, extend, renew, refund, repay, prepay, redeem, defease or retire, or to issue a security or Indebtedness in exchange or replacement for, such security or Indebtedness in whole or in part. “Refinanced” and “Refinancing” shall have correlative meanings.

“Refinancing Indebtedness” means any Refinancing by the Parent, the Company or any Restricted Subsidiary of the Company or the Parent of Indebtedness incurred in accordance with

Section 4.08 (other than Permitted Indebtedness) or pursuant to clause (1), (3) or (13) of the definition of Permitted Indebtedness, in each case that does not:

(1)           result in an increase in the aggregate principal amount of Indebtedness of such Person as of the date of such proposed Refinancing (plus accrued interest on the Indebtedness being Refinanced plus the amount of any premium required to be paid under the terms of the instrument governing such Indebtedness and plus the amount of reasonable expenses incurred by the Parent, the Company and their respective Restricted Subsidiaries in connection with such Refinancing);

(2)           create Indebtedness with:  (a) a Weighted Average Life to Maturity that is less than the Weighted Average Life to Maturity of the Indebtedness being Refinanced; or (b) a final maturity earlier than the final maturity of the Indebtedness being Refinanced; provided that (x) if such Indebtedness being Refinanced is Indebtedness of the Company, then such Refinancing Indebtedness shall be Indebtedness solely of the Company or a Guarantor and (y) if such Indebtedness being Refinanced is subordinate or junior to the Notes or a Guarantee, then such Refinancing Indebtedness shall be subordinate to the Notes or the Guarantee at least to the same extent and in the same manner as the Indebtedness being Refinanced;

(3)           change any of the respective obligors on such Refinancing Indebtedness; or

(4)           affect the security, if any, for such Refinancing Indebtedness (except to the extent that less security is granted to holders of such Refinancing Indebtedness).

“Refinancing Transactions” means the refinancing transactions contemplated under the Plan.

“Register” has the meaning set forth in Section 2.04.

“Registrar” has the meaning set forth in Section 2.04.

“Related Business” means a retailer and franchisor of snack foods and a gift and branded retailer and any business or activity related to, arising from, or necessary, appropriate or incidental to the activities described above and logical extensions thereof.

“Released Interests” has the meaning set forth in Section 12.05.

“Released Trust Monies” has the meaning set forth in Section 12.08.

“Replacement Assets” has the meaning set forth in Section 4.13.

“Restricted Payment” has the meaning set forth in Section 4.10.

“Restricted Subsidiary” of any Person means any Subsidiary of such Person which at the time of determination is not an Unrestricted Subsidiary.

“Sale and Leaseback Transaction” means any direct or indirect arrangement with any Person or to which any such Person is a party, providing for the leasing to the Parent, the Company or a Restricted Subsidiary of the Parent or the Company of any property, whether owned by the Parent, the Company or such Restricted Subsidiary at the Issue Date or later acquired, which has been or is to be sold or transferred by the Parent, the Company or such Restricted Subsidiary to such Person or to any other Person from whom funds have been or are to be advanced by such Person on the security of such Property.

“SEC” means the Securities and Exchange Commission.

“Secured Parties” has the meaning set forth in the Security Agreement.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Security Agreement” means the Security Agreement, dated as of the Issue Date, made by the Company and the Guarantors in favor of the Trustee, as amended or supplemented from time to time in accordance with its terms.

“Senior Debt Administrative Agent” has the meaning set forth in Section 12.11.

“Senior Obligations” has the meaning set forth in Section 12.11.

“Senior Secured Facilities” means any agreements by the Company and/or one or more Restricted Subsidiaries of the Company providing for the making of loans, the issuance of letters of credit and/or the creation of bankers’ acceptances, which Indebtedness may be secured by a Lien or Liens on the accounts receivable, inventory and proceeds thereof of the Company and/or its Restricted Subsidiaries, which Liens may be senior in priority to the Liens securing the Notes and the Guarantees, and by a pari passu, first priority Lien or Liens on substantially all of the other assets of the Company and/or its Restricted Subsidiaries, and which Indebtedness must be incurred pursuant to clause (21) of the definition of Permitted Indebtedness.

“Significant Subsidiary” with respect to any Person, means any Restricted Subsidiary of such Person that satisfies the criteria for a “significant subsidiary” set forth in Rule 1.02(w) of Regulation S-X under the Exchange Act.

“Special Record Date” for the payment of any Defaulted Interest means a date fixed by the Trustee pursuant to Section 2.17.

“S&P” means Standard & Poor’s Ratings Group.

“Stockholder Agreement” means the agreement described in Section 8.4 of the Joint Packaged Plan of Reorganization under Chapter 11 of the Bankruptcy Code of Mrs.’ Fields Original Cookies, Inc. and Certain Subsidiaries, dated August [ ], 2008.

“Subsidiary” with respect to any Person, means:

(1)           any corporation of which the outstanding Capital Stock having at least a majority of the votes entitled to be cast in the election of directors under ordinary circumstances shall at the time be owned, directly or indirectly, by such Person or one or more Subsidiaries of such Person (or any combination thereof); or

(2)           any other Person of which at least a majority of the voting interest under ordinary circumstances is at the time, directly or indirectly, owned by such Person or one or more Subsidiaries of such Person (or any combination thereof).

“Surviving Entity” shall have the meaning set forth in Section 5.01.

“TCBY” means TCBY Systems, LLC, a Delaware limited liability company and a direct Wholly-Owned Subsidiary of the Company.

“TIA” means the Trust Indenture Act of 1939 (15 U.S.C. SS 77aaa-77bbbb) as amended, as in effect on the date of this Indenture.

“Trademark Security Agreement” means the Trademark Security Agreement, dated as of the Issue Date, made by certain of the Guarantors in favor of the Trustee, as amended or supplemented from time to time in accordance with its terms.

“Trigger Amount” means, as of any date of determination, the excess, if any, of $10.0 million over the aggregate amount of Net Cash Proceeds that have not been applied as of such date of determination for the making of a Net Proceeds Offer.

“Trust Monies” means all cash and Cash Equivalents received:

(1)           all Net Cash Proceeds; or

(2)           proceeds of any sale or other disposition of all or any part of the Collateral by or on behalf of the Trustee or the Senior Debt Administrative Agent or any collection, recovery, receipt, appropriation or other realization of or from all or any part of the Collateral by or on behalf of the Trustee or the Senior Debt Administrative Agent pursuant to this Indenture, any of the Collateral Agreements, the Intercreditor Agreement or otherwise;

provided, however, that Trust Monies shall in no event include any property deposited with the Trustee for any redemption, legal defeasance or covenant defeasance of Notes, for the satisfaction and discharge of this Indenture or to pay the purchase price of Notes pursuant to a Change of Control Offer.

“Trust Officer” means, when used with respect to the Trustee, any officer within the corporate trust department of the Trustee, including any vice president, assistant vice president, assistant secretary, assistant treasurer, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person’s knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.

“Trustee” means the party named as such in this Indenture until a successor replaces it in accordance with the provisions of this Indenture and thereafter means such successor.

“Unrestricted Subsidiary” of any Person means:

(1)           any Subsidiary of such Person that at the time of determination shall be or continue to be designated an Unrestricted Subsidiary by the Board of Directors of such Person in the manner provided below; and

(2)           any Subsidiary of an Unrestricted Subsidiary.

The Board of Directors of the Company may designate any Subsidiary (including any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary unless such Subsidiary owns any Capital Stock of, or owns or holds any Lien on any property of, the Parent, the Company or any other Subsidiary of the Company or the Parent that is not a Subsidiary of the Subsidiary to be so designated, provided that:

(1)           the Issuers certify to the Trustee that such designation complies with Section 4.10; and

(2)           each Subsidiary to be so designated and each of its Subsidiaries has not, at the time of designation, and does not thereafter, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable with respect to any Indebtedness pursuant to which the lender has recourse to any of the assets of the Issuers or any of their Restricted Subsidiaries.

For purposes of making the determination of whether any such designation of a Subsidiary as an Unrestricted Subsidiary complies with Section 4.10, the portion of the Fair Market Value of the net assets of such Subsidiary of the Issuers at the time that such Subsidiary is designated as an Unrestricted Subsidiary that is represented by the interest of the Issuers and their Restricted Subsidiaries in such Subsidiary, in each case as determined in good faith by the Board of Directors of the Company, or, if less, the amount of the value of the Investment in such Subsidiary when made, shall be deemed to be an Investment. Such designation will be permitted only if such Investment would be permitted at such time under Section 4.10.

The Board of Directors of the Company may designate any Unrestricted Subsidiary to be a Restricted Subsidiary only if:

(1)           immediately after giving effect to such designation, the Issuers are able to incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) in compliance with Section 4.08; and

(2)           immediately before and immediately after giving effect to such designation, no Default or Event of Default shall have occurred and be continuing.

Any such designation by the Board of Directors shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the Board Resolution giving effect to such designation and an Officers’ Certificate certifying that such designation complied with the foregoing provisions.

“U.S. Government Obligations” means direct obligations of, and obligations guaranteed by, the United States of America for the payment of which the full faith and credit of the United States of America is pledged.

“U.S. Legal Tender” means such coin or currency of the United States which, as at the time of payment, shall be immediately available legal tender for the payment of public and private debts.

“Valuation Date” shall have the meaning set forth in Section 12.05.

“Voting Stock” means, with respect to any Person, securities of any class or classes of Capital Stock in such Person entitling the holders thereof (whether at all times or only so long as no senior class of stock has voting power by reason of any contingency) to vote in the election of members of the Board of Directors of such Person.

“Warrants” means the warrants to purchase shares of Capital Stock of the Parent issued pursuant to the Plan.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing (a) the then outstanding aggregate principal amount of such Indebtedness into (b) the sum of the total of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payment of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) which will elapse between such date and the making of such payment.

“Wholly-Owned Subsidiary” of any Person means any Restricted Subsidiary of such Person of which all the outstanding Capital Stock (other than in the case of a Foreign Restricted Subsidiary, directors’ qualifying shares or an immaterial amount of shares required to be owned by other Persons pursuant to applicable law) are owned by such Person or any Wholly-Owned Subsidiary of such Person.

SECTION 1.02.      Incorporation by Reference of Trust Indenture Act.

Whenever this Indenture refers to a provision of the TIA, such provision is incorporated by reference in, and made a part of, this Indenture. The following TIA terms used in this Indenture have the following meanings:

“indenture securities” means the Notes.

“indenture security holder” means a Holder.

“indenture to be qualified” means this Indenture.

“indenture trustee” or “institutional trustee” means the Trustee.

“obligor” on the indenture securities means each of the Issuers or any other obligor on the Notes.

All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule and not otherwise defined herein have the meanings assigned to them therein.

SECTION 1.03.      Rules of Construction.

Unless the context otherwise requires:

(1)           a term has the meaning assigned to it;

(2)           an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(3)           “or” is not exclusive;

(4)           words in the singular include the plural, and words in the plural include the singular;

(5)           “herein,” “hereof” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision;

(6)           when the words “includes” or “including” are used herein, they shall be deemed to be followed by the words “without limitation”;

(7)           all references to Sections or Articles refer to Sections or Articles of this Indenture unless otherwise indicated;

(8)           unless otherwise defined or the context otherwise requires, terms for which meanings are provided in this Indenture shall have such meanings when used in each other Indenture Document;

(9)           unless the context otherwise requires, any reference to a statute, rule or regulation refers to the same (including any successor statute, rule or regulation thereto) as it may be amended from time to time;

(10)         provisions apply to successive events and transactions;

(11)         the principal amount of any non-interest bearing or other discount security at any date shall be the principal amount thereof that would be shown on a balance sheet of the issuer dated such date prepared in accordance with GAAP;

(12)         unless otherwise expressly provided herein, the principal amount of any Preferred Stock shall be greater of (i) the maximum liquidation value of such Preferred

Stock of (ii) the maximum mandatory redemption or mandatory repurchase price with respect to such Preferred Stock.

ARTICLE TWO
THE NOTES

SECTION 2.01.      Form and Dating.

The Initial Notes and the Additional Notes and the Trustee’s certificate of authentication thereon shall be substantially in the form of Exhibit A hereto. The Notes may have notations, legends or endorsements required by law, stock exchange rule or DTC rule or usage. The Issuers and the Trustee shall approve the form of the Notes and any notation, legend or endorsement on them. Each Note shall be dated the date of its authentication.

The terms and provisions contained in the forms of the Notes annexed hereto as Exhibit A, shall constitute, and are hereby expressly made, a part of this Indenture and, to the extent applicable, the Issuers, the Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

The Initial Notes shall be issued initially in the form of one or more permanent global notes in registered form, substantially in the form set forth in Exhibit A (the “Global Notes”), deposited with the Trustee, as custodian for DTC, duly executed by the Issuers and authenticated by the Trustee as hereinafter provided and shall bear the legend set forth in Exhibit B.

The aggregate principal amount of any Global Note may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for DTC, as hereinafter provided.

The definitive Notes shall be typed, printed, lithographed or engraved or produced by any combination of these methods or may be produced in any other manner permitted by the rules of any securities exchange on which the Notes may be listed, all as determined by the Officer executing such Notes, as evidenced by their execution of such Notes.

SECTION 2.02.      Title and Terms.

The aggregate principal amount of Notes which may be authenticated and delivered under this Indenture is limited to $50.0 million plus the amount by which Noteholder Cash (as defined in the Plan) is less than $90.0 million except for Additional Notes and Notes authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Notes pursuant to Section 2.07, 2.08, 2.09, 2.15, 8.05, or 9.05 or in connection with a Change of Control Offer or an Asset Sale Offer pursuant to Section 4.11 or 4.13. On the Issue Date, the Issuers shall not issue an aggregate principal amount of Notes in excess of $50.0 million plus the amount by which Noteholder Cash (as defined in the Plan) is less than $90.0 million.

The Notes shall be known and designated as the 10% Senior Secured Notes due 2014. Their final maturity date shall be                   , 2014 and they shall bear interest at the applicable rates per annum specified below from the Issue Date in the case of the Initial Notes or from the applicable date of issuance in the case of Additional Notes or from the most recent Interest Payment Date to which interest has been paid or duly provided for, as the case may be, regardless of when issued, payable semiannually in arrears on                      and                     , commencing                     , 2009, until the principal thereof is paid or made available for payment. Interest so payable shall be, (a) for the two-year period following the Issue Date, payable in cash at the rate of 10% per annum or, at the Company’s option when authorized by a Board Resolution, payable by the issuance of additional Notes at the rate of 12% per annum with other terms identical to the Initial Notes (other than with respect to the date of issuance) in such principal amount as shall equal the interest payment that is then due (“Additional Notes”) or in a combination of Cash and Additional Notes at the respective rates applicable to such forms of payment; and (b) thereafter until the principal thereof is paid or made available for payment, payable in cash at the rate of 10% per annum; provided that the Company shall pay cash interest in lieu of delivering Additional Notes having a principal amount of less than $1.00. The Notes issued on the Issue Date and any Additional Notes shall be treated as a single class for all purposes under this Indenture.

The principal of (and premium, if any) and interest on the Notes shall be payable at the office or agency of the Issuer in the Borough of Manhattan, The City of New York maintained for such purpose and at any other office or agency maintained by the Issuers for such purpose or, in the case of a Global Note, shall be paid by wire transfer of immediately available funds or Additional Notes, as determined by the Company pursuant to Section 2.19 hereof, to the accounts specified by the Holders of the Notes; provided, however, that at the option of the Issuers payment of interest payable in cash may be made by check mailed to the address of the Person entitled thereon and as such address shall appear in the Register.

The Notes shall be subject to repurchase by the Issuers pursuant to a Change of Control Offer or an Asset Sale Offer as provided in Sections 4.11 and 4.13.

The Notes shall be redeemable as provided in Article Three.

The Notes shall be subject to defeasance and covenant defeasance as provided in Article Twelve.

The “issue price” and “yield to maturity” of a Note for U.S. federal income tax purposes shall be determined by the Issuers and shall be binding on all Holders and persons holding beneficial interests in the Notes.

SECTION 2.03.      Execution and Authentication.

An Officer (who shall have been duly authorized by all requisite corporate actions) shall sign the Notes for each of the Issuers by manual or facsimile signature.

If an Officer whose signature is on a Note was an Officer at the time of such execution but no longer holds that office or position at the time the Trustee authenticates the Note, the Note shall nevertheless be valid.

A Note shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Note. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

The Trustee shall authenticate (i) Initial Notes for original issue in the aggregate principal amount not to exceed $50,000,000 plus the amount by which Noteholder Cash (as defined in the Plan) is less than $90.0 million; and (ii) subject to compliance with Sections 2.02 and 2.19, Additional Notes upon written orders of the Issuers in the form of an Officers’ Certificate, which Officers’ Certificate shall, in the case of any issuance of Additional Notes, certify that such issuance is in compliance with Sections 2.02 and 2.19. In addition, each Officers’ Certificate shall specify the amount of Notes to be authenticated and the date on which the Notes are to be authenticated, whether the Notes are to be Initial Notes or Additional Notes, and shall further specify the amount of such Notes to be issued as Global Notes or Physical Notes. All Notes issued under this Indenture shall vote and consent together on all matters as one class and no series of Notes shall have the right to vote or consent as a separate class on any matter.

The Trustee may appoint an authenticating agent (the “Authenticating Agent”) reasonably acceptable to the Issuers to authenticate Notes. Unless otherwise provided in the appointment, an Authenticating Agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such Authenticating Agent. An Authenticating Agent has the same rights as an Agent to deal with the Issuers and Affiliates of the Issuers.

The Notes shall be issuable in fully registered form only, without coupons, in denominations of $1.00 in principal amount and any integral multiple thereof.

SECTION 2.04.      Registrar and Paying Agent.

Each Issuer shall maintain an office or agency which shall initially be the office of the Trustee in the Borough of Manhattan, The City of New York, where (a) Notes may be presented or surrendered for registration of transfer or for exchange (the “Registrar”), (b) Notes may be presented or surrendered for payment (the “Paying Agent”) and (c) notices and demands to or upon the Issuers in respect of the Notes and this Indenture may be served. The Registrar shall keep a register of the Notes and of their transfer and exchange (the “Register”). The Issuers, upon prior written notice to the Trustee, may have one or more co-Registrars and one or more additional Paying Agents reasonably acceptable to the Trustee. The term “Paying Agent” includes any additional Paying Agent. Neither the Issuers nor any Affiliate of the Issuers may act as Paying Agent.

The Issuers shall enter into an appropriate agency agreement with any Agent not a party to this Indenture, which agreement shall incorporate the provisions of the TIA and implement the provisions of this Indenture that relate to such Agent. The Issuers shall notify the Trustee in writing, in advance, of the name and address of any such Agent and otherwise be reasonably satisfactory to the Trustee. If either Issuer fails to maintain a Registrar or Paying Agent, or fails to give the foregoing notice, the Trustee shall act as such.

The Issuers initially appoint the Trustee as Registrar, Paying Agent and agent for service of demands and notices in connection with the Notes. The Paying Agent or Registrar may resign upon thirty (30) days’ written notice to the Issuers.

SECTION 2.05.      Obligations of Paying Agent.

The Issuers shall require each Paying Agent other than the Trustee to agree in writing that such Paying Agent shall hold separate and apart from, and not commingle with any other properties, for the benefit of the Holders or the Trustee, all assets held by the Paying Agent for the payment of principal of, or interest on, the Notes (whether such assets have been distributed to it by the Issuers or any other obligor on the Notes), and the Issuers and the Paying Agent shall notify the Trustee in writing of any Default by the Issuers (or any other obligor on the Notes) in making any such payment. The Issuers at any time may require a Paying Agent to distribute all assets held by it to the Trustee and account for any assets disbursed and the Trustee may at any time during the continuance of any payment Default, upon written request to a Paying Agent, require such Paying Agent to distribute all assets held by it to the Trustee and to account for any assets distributed. Upon receipt by the Trustee of all assets that shall have been delivered by the Issuers to the Paying Agent, the Paying Agent shall have no further liability for such assets.

SECTION 2.06.      Holder Lists.

The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of the Holders and shall otherwise comply with TIA Section 312(a). If the Trustee is not the Registrar, the Issuers shall furnish or cause the Registrar to furnish to the Trustee before each Record Date and at such other times as the Trustee may request in writing a list as of such date and in such form as the Trustee may reasonably request of the names and addresses of the Holders, which list may be conclusively relied upon by the Trustee.

SECTION 2.07.      Transfer and Exchange.

Subject to the provisions of Section 2.15, when Notes are presented to the Registrar or a co-Registrar with a request to register the transfer of such Notes or to exchange such Notes for an equal principal amount of Notes of other authorized denominations, the Registrar or co-Registrar shall register the transfer or make the exchange as requested; provided, however, that the Notes presented or surrendered for registration of transfer or exchange shall be duly endorsed or accompanied by a written instrument of transfer in form satisfactory to the Issuers and the Registrar or co-Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing and such other documents as the Registrar or Co-Registrar may reasonably require. To permit registrations of transfers and exchanges, the Issuers shall issue and the Trustee shall authenticate Notes at the Registrar’s or co-Registrar’s request. No service charge shall be made for any registration of transfer or exchange, but the Issuers or the Trustee may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchanges or transfers pursuant to Section 2.11, 3.06, 4.11 or 4.13, in which event the Issuers shall be responsible for the payment of such taxes).

The Registrar or co-Registrar shall not be required to register the transfer or exchange of any Note (i) during a period beginning at the opening of business fifteen (15) days before the mailing of a notice of redemption of Notes and ending at the close of business on the day of such mailing and (ii) selected for redemption in whole or in part pursuant to Article Three, except the unredeemed portion of any Note being redeemed in part.

Any Holder of a Global Note shall, by acceptance of such Global Note, agree that transfers of beneficial interests in such Global Note may be effected only through DTC, in accordance with this Indenture and the Applicable Procedures.

SECTION 2.08.      Replacement Notes.

If a mutilated Note is surrendered to the Trustee or if the Holder of a Note claims in writing that the Note has been lost, destroyed or wrongfully taken, then, in the absence of written notice to the Issuers upon their request or the Trustee that such Note has been acquired by a protected purchaser, the Issuers shall issue and the Trustee shall authenticate a replacement Note of like tenor and principal amount and bearing a number not contemporaneously outstanding if the Trustee’s requirements are met. Except with respect to mutilated Notes, if required by the Trustee or the Issuers, such Holder must provide an affidavit of lost certificate and an indemnity bond or other indemnity, sufficient in the judgment of both the Issuers and the Trustee, to protect the Issuers, the Trustee or any Agent from any loss which any of them may suffer if a Note is replaced. The Issuers may charge such Holder for its reasonable out-of-pocket expenses in replacing a Note, including reasonable fees and expenses of its counsel and of the Trustee and its counsel. In case any mutilated, lost, destroyed or wrongfully taken Note has become or is about to become due and payable, the Issuers in their discretion may pay such Note instead of issuing a new Note in replacement thereof. Every replacement Note shall constitute an additional obligation of the Issuers, entitled to the benefits of this Indenture.

SECTION 2.09.      Outstanding Notes.

Notes outstanding at any time are all the Notes that have been authenticated by the Trustee except those cancelled by it, those delivered to it for cancellation and those described in this Section 2.09 as not outstanding. Subject to the provisions of Section 2.10, a Note does not cease to be outstanding because the Issuers or any of their Affiliates holds the Note.

If a Note is replaced pursuant to Section 2.08 (other than a mutilated Note surrendered for replacement), it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser. A mutilated Note ceases to be outstanding upon surrender of such Note and replacement thereof pursuant to Section 2.08.

If on a Redemption Date or the Maturity Date the Paying Agent holds U.S. Legal Tender or U.S. Government Obligations sufficient to pay all of the principal and interest due on the Notes payable on that date and is not prohibited from paying such money to the Holders thereof pursuant to the terms of this Indenture, then on and after that date such Notes cease to be outstanding and interest on them ceases to accrue.

SECTION 2.10.      Treasury Notes; When Notes Are Disregarded.

In determining whether the Holders of the required principal amount of Notes have concurred in any direction or consent, Notes owned by the Issuers or any of their Affiliates shall be considered as though they are not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction or consent, only Notes which a Trust Officer of the Trustee actually knows are so owned shall be so considered. Notes so owned which have been pledged in good faith may be regarded as outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to such Notes and that the pledgee is not one of the Issuers or any other obligor upon the Notes or any Affiliate of the Issuers or of such other obligor. The Issuers shall notify the Trustee, in writing (which notice shall constitute actual notice for purposes of the foregoing sentence), when one of them or any of their Affiliates repurchases or otherwise acquires Notes, of the aggregate principal amount of such Notes so repurchased or otherwise acquired.

SECTION 2.11.      Temporary Notes.

Until definitive Notes are ready for delivery, the Issuers may prepare and execute and the Trustee shall authenticate temporary Notes upon receipt of a written order of the Issuers in the form of an Officers’ Certificate. The Officers’ Certificate shall specify the amount of temporary Notes to be authenticated and the date on which the temporary Notes are to be authenticated. Temporary Notes shall be substantially in the form of definitive Notes but may have variations that the Issuers consider appropriate for temporary Notes. Without unreasonable delay, the Issuers shall prepare and the Trustee shall authenticate upon receipt of a written order of the Issuers pursuant to Section 2.03 definitive Notes in exchange for temporary Notes. Until so exchanged, the temporary Notes shall be entitled to the same benefits under this Indenture as definitive Notes.

SECTION 2.12.      Cancellation.

The Issuers at any time may deliver Notes previously authenticated hereunder which the Issuers have acquired in any lawful manner, to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Notes surrendered to them for transfer, exchange or payment. The Trustee, or at the direction of the Trustee, the Registrar or the Paying Agent, and no one else, shall cancel all Notes surrendered for transfer, exchange, payment or cancellation. Subject to Section 2.08, the Issuers may not issue new Notes to replace Notes that they have paid or delivered to the Trustee for cancellation. If the Issuers shall acquire any of the Notes, such acquisition shall not operate as a redemption or satisfaction of the Indebtedness represented by such Notes unless and until the same are surrendered to the Trustee for cancellation pursuant to this Section 2.12. The Trustee shall dispose of all cancelled Notes in accordance with customary procedures or, at the written request of the Issuers, shall return the same to the Issuers.

SECTION 2.13.      CUSIP Numbers.

A “CUSIP” number shall be printed on the Notes, and the Trustee shall use the CUSIP number in notices of redemption, purchase or exchange as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness or accuracy of the CUSIP number printed in the notice or on the Notes and that reliance may be placed only on the other identification numbers printed on the Notes. The Issuers shall promptly notify the Trustee of any change in the CUSIP number.

SECTION 2.14.      Deposit of Moneys.

Prior to 11:00 a.m. New York City time on each Interest Payment Date and the Maturity Date, the Issuers shall deposit with the Paying Agent U.S. Legal Tender sufficient to make cash payments, if any, due on such Interest Payment Date or the Maturity Date, as the case may be.

SECTION 2.15.      Book-Entry Provisions for Global Notes.

(a)           The Global Notes initially shall (i) be registered in the name of DTC or the nominee of DTC, (ii) be delivered to the Trustee as custodian for DTC and (iii) bear legends as set forth in Exhibit B.

Members of, or participants in, DTC (“Agent Members”) shall have no rights under this Indenture with respect to any Global Note held on their behalf by DTC, or the Trustee as its custodian, or under any Global Note, and DTC may be treated by the Issuers, the Trustee and any agent of the Issuers or the Trustee as the absolute owner of the Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Issuers, the Trustee or any agent of the Issuers or the Trustee from giving effect to any written certification, proxy or other authorization furnished by DTC or impair, as between DTC and its Agent Members, the operation of customary practices governing the exercise of the rights of a Holder of any Note.

(b)           Transfers of the Global Notes shall be limited to transfers in whole, but not in part, to DTC, its successors or their respective nominees. Interests of beneficial owners in the Global Notes may be transferred or exchanged in accordance with the Applicable Procedures of DTC. In addition, certified Notes in registered form set forth in Exhibit A (the “Physical Notes”) shall be transferred to all beneficial owners in exchange for their beneficial interests in the Global Notes if (i) DTC notifies the Issuers that it is unwilling or unable to continue as Depository for the Global Notes and a successor Depository is not appointed by the Issuers within ninety (90) days of such notice or (ii) an Event of Default has occurred and is continuing and the Registrar has received a request from DTC to issue Physical Notes.

(c)           Any beneficial interest in one of the Global Notes that is transferred to a person who takes delivery in the form of an interest in another Global Note shall, upon transfer, cease to be an interest in such Global Note and become a beneficial interest in such other Global Note and, accordingly, shall thereafter be subject to all transfer restrictions, if any, and other procedures applicable to a beneficial interest in such other Global Notes for as long as it remains such an interest.

(d)           In connection with any transfer or exchange of a portion of the beneficial interest in the Global Note to beneficial owners pursuant to paragraph (b) of this Section 2.15, the Registrar shall (if one or more Physical Notes are to be issued) reflect on its books and records the date and a decrease in the principal amount of the Global Note in an amount equal to the principal amount of the beneficial interest in the Global Note to be transferred, and the Issuers shall execute, and the Trustee shall authenticate and deliver, one or more Physical Notes of like tenor and aggregate principal amount.

(e)           In connection with the transfer of an entire Global Note to beneficial owners pursuant to paragraph (b) of this Section 2.15, the Global Notes shall be deemed to be surrendered to the Trustee for cancellation, and the Issuers shall execute, and the Trustee shall authenticate and deliver, to each beneficial owner identified by DTC in exchange for its beneficial interest in the Global Notes, an equal aggregate principal amount of Physical Notes of authorized denominations.

(f)            The Holder of a Global Note may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Notes.

(g)           The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Agent Members or beneficial owners of interests in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

(h)           Neither the Trustee nor any Agent shall have any responsibility for any actions taken or not taken by DTC.

SECTION 2.16.      Transfers of Global Notes and Physical Notes.

A transfer of a Global Note or a Physical Note (including the right to receive principal and interest payable thereon) may be made only by the Registrar’s entering the transfer in the Register. Prior to such entry, the Issuers shall treat the person in whose name such Note is registered as the owner of the Note for all purposes.

SECTION 2.17.      Payment of Interest; Interest Rights; Preserved.

Interest on any Note which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name that Note (or one or more predecessor Notes) is registered at the close of business on the Regular Record Date for such interest.

Any interest on any Note which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date (herein called “Defaulted Interest”) shall forthwith cease to be payable to the Holder on the relevant Record Date by virtue of having been such Holder on such date, and such Defaulted Interest may be paid by the Issuers, at the election in each case, as provided in clause (1) or (2) below:

(1)           The Issuers may elect to make payment of any Defaulted Interest to the Persons in whose names the Notes (or their respective predecessor Notes) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Issuers shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Security and the date of the proposed payment, and at the same time the Issuers shall deposit with the Trustee an amount of Additional Notes or money, as determined by the Company pursuant to Section 2.02 hereof, equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such Additional Notes or money, as applicable, when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this clause provided. Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Issuers of such Special Record Date and, in the name and at the sole expense of the Issuers, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first-class postage prepaid, to each Holder at this address as it appears in the Register, not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been so mailed, such Defaulted Interest shall be paid to the Persons in whose names the Notes (or their respective Predecessor Securities) are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following clause (2).

(2)           The Issuers may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, if, after written notice given by the Issuer to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee in its reasonable judgment.

Subject to the foregoing provisions of this Section, each Note delivered under this Indenture upon registration, transfer, or in exchange for, or in lieu of any other Note shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Note.

SECTION 2.18.      Computation of Interest.

Interest on the Notes shall be computed on the basis of a 360-day year of twelve 30-day months.

SECTION 2.19.      Additional Notes.

In the event the Company on behalf of the Issuers determines to issue Additional Notes pursuant to Section 2.02, the Company shall deliver an Officer’s Certificate and Additional Notes as required by Section 2.03 and an Officers’ Certificate setting forth the following information:

(1)           The aggregate principal amount of such Additional Notes to be authenticated and delivered on the applicable issue date; and

(2)                                  The proposed issue date of such Additional Notes, which shall be an Interest Payment Date.

If the proposed Interest Payment Date occurs during the two-year period following the Issue Date and the Issuers elect to pay interest in Additional Securities, the Issuers shall deliver at least 5 Business Days prior to the Record Date the Officers’ Certificate required by this Section 2.19, the Board Resolution and Officers’ Certificate required by Section 2.02, and shall provide notice of such election (including the amounts of Additional Notes) to all Holders in the manner provided in Section 11.02.

ARTICLE THREE
REDEMPTION AND PREPAYMENT

SECTION 3.01.                                         Optional Redemption.

The Issuers may, at their option, redeem the Notes, in whole or in part, at specified times and under specified conditions, as set forth in Paragraph 6 of the Notes.  If the Issuers elect to redeem Notes pursuant to Paragraph 3 of the Notes, they shall, at least forty-five (45) days (or such shorter period as the Trustee may agree) before the Redemption Date, furnish to the Trustee and Paying Agent an Officers’ Certificate setting forth the Redemption Date and the principal amount of the Notes to be redeemed and the clause of this Indenture or the Notes pursuant to which the redemption shall occur.

Each Officers’ Certificate provided for in this Section 3.01 shall be accompanied by an Opinion of Counsel stating that such redemption shall comply with the conditions contained herein and in the Notes.

SECTION 3.02.                                         Selection of Notes to be Redeemed.

If fewer than all of the Notes are to be redeemed pursuant to Paragraph 6 of the Notes, the Trustee shall select the Notes to be redeemed:

(1)                                  in compliance with the requirements of the principal national securities exchange, if any, on which such Notes are listed or

(2)                                  if such Notes are not then listed on a national securities exchange, by lot; provided that no partial redemption will reduce the principal amount of a Note not redeemed to less than $1,000.

The Trustee shall make the selection from the Notes outstanding and not previously called for redemption and shall promptly notify the Issuers in writing of the Notes selected for redemption and, in the case of any Note selected for partial redemption, the principal amount at maturity thereof, to be redeemed.  Notes in denominations of $1,000 or less in principal amount at maturity may be redeemed only in whole.  The Trustee may select for redemption portions (equal to $1,000 in principal amount at maturity or any integral multiple thereof) of the principal of Notes that have denominations larger than $1,000.  Provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption.

SECTION 3.03.                                         Notice of Redemption.

At least thirty (30) days but not more than sixty (60) days before a Redemption Date, the Issuers shall mail or cause to be mailed a notice of redemption by first class mail, postage prepaid, to each Holder whose Notes are to be redeemed at its registered address, with a copy to the Trustee and any Paying Agent.  At the Issuers’ written request, the Trustee shall give the notice of redemption in the Issuers’ name and at the Issuers’ expense.  Failure to give notice of redemption, or any defect therein to any Holder of any Note selected for redemption shall not impair or affect the validity of the redemption of any other Note.

Each notice of redemption shall identify the Notes to be redeemed and shall state:

(1)                                  the Redemption Date;

(2)                                  the Redemption Price and the amount of accrued interest, if any, to be paid;

(3)                                  the name and address of the Paying Agent;

(4)                                  the CUSIP number;

(5)                                  the place where such Notes called for redemption must be surrendered to the Paying Agent to collect the Redemption Price plus accrued interest, if any;

(6)                                  that, unless the Issuers fail to deposit with the Paying Agent funds in satisfaction of the applicable redemption price, interest on Notes called for redemption ceases to accrue on and after the Redemption Date in accordance with Section 3.05, and the only remaining right of the Holders of such Notes is to receive payment of the Redemption Price plus accrued interest, if any, upon surrender to the Paying Agent of the Notes redeemed;

(7)                                  if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the Redemption Date, and upon surrender of such Note, a new Note or Notes in the aggregate principal amount equal to the unredeemed portion thereof shall be issued; and

(8)                                  if fewer than all the Notes are to be redeemed, the identification of the particular Notes (or portion thereof) to be redeemed, as well as the aggregate principal amount of Notes to be redeemed and the aggregate principal amount of Notes to be outstanding after such partial redemption.

If any of the Notes to be redeemed is in the form of a Global Note, then the Issuers shall modify such notice to the extent necessary to accord with the procedures of DTC applicable to redemption.

SECTION 3.04.                                         Effect of Notice of Redemption.

Once notice of redemption is mailed in accordance with Section 3.03, Notes or portions thereof called for redemption shall become irrevocably due and payable on the Redemption Date and at the Redemption Price plus accrued interest, if any.  Upon surrender to the Trustee or Paying Agent, such Notes or portions thereof called for redemption shall be paid at the Redemption Price plus accrued interest thereon to the Redemption Date, but installments of interest, the maturity of which is on or prior to the Redemption Date, shall be payable to Holders of record at the close of business on the relevant Record Dates referred to in the Notes.

SECTION 3.05.                                         Deposit of Redemption Price.

Not later than 10:00 a.m. local time in the place of payment on the Redemption Date, the Issuers shall deposit with the Paying Agent U.S. Legal Tender sufficient to pay the Redemption Price plus accrued interest, if any, of all Notes or portions thereof to be redeemed on that date.

The Paying Agent shall promptly return to the Issuers any U.S. Legal Tender so deposited which is not required for that purpose, except with respect to monies owed as obligations to the Trustee pursuant to Article Seven.

If the Issuers comply with the preceding paragraph, then, unless the Issuers default in the payment of such Redemption Price plus accrued interest, if any, interest on the Notes to be redeemed shall cease to accrue on and after the applicable Redemption Date, whether or not such Notes are presented for payment.

SECTION 3.06.                                         Notes Redeemed in Part.

Upon surrender of a Note that is to be redeemed in part, the Company shall issue and the Trustee shall authenticate for the Holder at the expense of the Company a new Note or Notes equal in principal amount to the unredeemed portion of the Note surrendered.

SECTION 3.07.                                         Mandatory Prepayment.

(a)                                  To the extent that the Issuers sell or cause to be sold any or all of the NexCen Stock or any or all of the Capital Stock of TCBY or all or substantially all of the assets of TCBY, which sales shall constitute Asset Sales and be subject to the provisions of the first paragraph of Section 4.13, the Issuers shall first use the Net Cash Proceeds therefrom to pay the Covered Obligations (as defined in the Plan) and then to prepay the Notes on a date not more than 45 days after the receipt of the applicable Net Cash Proceeds from such sale (an “Asset Sale Mandatory Prepayment Date”) in an amount equal to 100% of such remaining Net Cash Proceeds (the “Asset Sale Mandatory Prepayment Amount”), unless the amount of such Net Cash Proceeds is less than $50,000.

(b)                                 The Notes shall be prepaid from the Net Cash Proceeds received from the exercise of the Warrants not more than 45 days after receipt of the applicable Net Cash Proceeds from such issuance of such Capital Stock (the “Equity Mandatory Prepayment Date”) in an amount equal to 100% of the Net Cash Proceeds therefrom (the “Equity Mandatory Prepayment Amount”), unless the amount of such Net Cash Proceeds is less than $50,000.

(c)                                  On the fifth Business Day following the receipt of Net Cash Proceeds pursuant to a transaction covered by clause (a) or (b) of this Section 3.07, the Company shall deliver to the Trustee an Officers’ Certificate selling forth a description of the applicable transaction and a calculation of the applicable Net Cash Proceeds and the applicable Mandatory Prepayment Amount.  On or before the record date for the Mandatory Prepayment, the Company shall publicly announce the aggregate amount of the Mandatory Prepayment.

(d)                                 The record date for any such Mandatory Prepayment shall be fifteen days after the receipt by the Company or its Restricted Subsidiaries of the applicable Net Cash Proceeds.  On or prior to 10:00 a.m., New York City time, on any Mandatory Prepayment Date, the Company shall deposit with the Trustee or with the Paying Agent the Mandatory Prepayment Amount.

(e)                                  The Mandatory Prepayment Amount shall be applied on a pro rata basis to make a partial payment of principal on each Note and accrued and unpaid interest on the portion of the principal being so repaid on the Mandatory Prepayment Date, provided, however, that installments of interest whose Interest Payment Date is on or prior to the Mandatory Prepayment Date shall be payable to the Holders of such Notes, or one or more predecessor Notes, registered as such at the close of business on the relevant Record Dates according to their terms.

ARTICLE FOUR
COVENANTS

SECTION 4.01.                                         Payment of Notes.

The Issuers shall pay the principal of, or premium, if any, or interest on the Notes on the dates and in the manner provided in the Notes and in this Indenture.  An installment of principal of, or premium, if any, or interest on the Notes shall be considered paid on the date it is due if the Trustee or Paying Agent (other than the Issuers or an Affiliate of the Issuers) holds on that date U.S. Legal Tender designated for and sufficient to pay the installment in full.

Notwithstanding anything to the contrary contained in this Indenture, the Issuers may, to the extent they are required to do so by law, deduct or withhold income or other similar taxes imposed by the United States from principal or interest payments hereunder.

SECTION 4.02.                                         Maintenance of Office or Agency.

The Issuers shall maintain the office or agency required under Section 2.04.  The Issuers shall give prior written notice to the Trustee of the location, and any change in the location, of such office or agency.  If at any time the Issuers shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office and the Issuers hereby appoint the Trustee as their agent to receive all such presentations, surrenders, notices and demands.

SECTION 4.03.                                         Corporate Existence.

Except as otherwise permitted by Article Four, Article Five and Article Ten, the Parent and the Issuers shall do or cause to be done, at their own cost and expense, all things necessary to preserve and keep in full force and effect their limited liability company or corporate existence and the limited liability company or corporate existence of each of their respective Restricted Subsidiaries in accordance with the respective organizational documents of the Parent, the Issuers and each such Restricted Subsidiary and the material rights (charter and statutory) and franchises of the Parent, the Issuers and each such Restricted Subsidiary; provided, however, that the Parent and the Issuers shall not be required to preserve, with respect to themselves, any material right or franchise and, with respect to any of the Restricted Subsidiaries (other than the Issuers), any such existence, material right or franchise, if the Boards of Directors of the Issuers or the Parent, as the case may be, shall determine in good faith that the preservation thereof is no longer desirable in the conduct of the business of the Issuers and their Restricted Subsidiaries, taken as a whole, or the Parent and its Subsidiaries, taken as a whole, as the case be.

SECTION 4.04.                                         Payment of Taxes and Other Claims.

The Parent and the Issuers shall pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (i)  all material taxes, assessments and governmental charges (including withholding taxes and any penalties, interest and additions to taxes) levied or imposed upon them or any of their respective Restricted Subsidiaries or their properties or any of such Restricted Subsidiaries’ properties and (ii) all material lawful claims for labor, materials and supplies that, if unpaid, might by law become a Lien upon their properties or any of their respective Restricted Subsidiaries’ properties; provided, however, that the Parent and the Issuers shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being or shall be contested in good faith by appropriate proceedings properly instituted and diligently conducted for which adequate reserves, to the extent required under GAAP, have been taken.

SECTION 4.05.                                         Maintenance of Properties and Insurance.

(a)                                  The Parent and the Issuers shall, and shall cause each of their respective Restricted Subsidiaries to, maintain in good working order and condition in all material respects (subject to ordinary wear and tear) their properties that are used or useful in the conduct of their business and that are material to the conduct of such business, and make all necessary repairs, renewals, replacements, additions, betterments and improvements thereto and actively conduct and carry on their business; provided, however, that nothing in this Section 4.05 shall prevent the Parent, the Issuers or any of their respective Restricted Subsidiaries from discontinuing the operation and maintenance of any of their properties if such discontinuance is, in the good faith judgment of the Board of Directors or other governing body of the Parent, the Issuers or the Restricted Subsidiary concerned, as the case may be, desirable in the conduct of their businesses and is not disadvantageous in any material respect to the Holders.

(b)                                 The Parent and the Issuers shall maintain insurance (including appropriate self-insurance) against loss or damage of the kinds that, in the good faith judgment of the Issuers, are adequate and appropriate for the conduct of the business of the Parent, the Issuers and the Domestic Restricted Subsidiaries in a prudent manner, with reputable insurers or with the government of the United States or an agency or instrumentality thereof, in such amounts, with such deductibles, and by such methods as shall be customary, in the good faith judgment of the Issuers or the Parent, as the case may be, for companies similarly situated in the industry.

SECTION 4.06.                                         Compliance Certificate; Notice of Default.

(a)                                  The Issuers shall deliver to the Trustee, within ninety (90) days after the end of the Company’s fiscal year, an Officers’ Certificate stating that a review of the activities of the Parent, the Issuers and their respective Restricted Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers (one of whom is the principal executive officer, principal financial officer or principal accounting officer) with a view to determining whether they have kept, observed, performed and fulfilled their obligations under this Indenture and the other Indenture Documents and further stating, as to each such Officer signing such certificate, that to the best of such Officer’s actual knowledge the Parent, the Issuers and their respective Restricted Subsidiaries during such preceding fiscal year have kept, observed, performed and fulfilled each and every condition and covenant under this Indenture and the other Indenture Documents in all material respects and at the date of such certificate there is no Default or Event of Default that has occurred and is continuing or, if such signers do know of such Default or Event of Default, the certificate shall describe the Default or Event of Default and its status with particularity.

(b)                                 So long as not contrary to the then current recommendations of the American Institute of Certified Public Accountants, the annual financial statements delivered pursuant to Section 4.23 shall be accompanied by a written report of the Parent’s independent accountants (who shall be a firm of established national reputation) that in conducting their audit of such financial statements nothing has come to their attention that would lead them to believe that the Issuers has violated any provisions of Article Four or Article Five insofar as they relate to accounting matters or, if they believe that any such violation has occurred, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly to any Person for any failure to obtain knowledge of any such violation.

(c)                                  The Issuers shall, so long as any Notes are outstanding, upon any Officer of the Issuers or the Parent becoming aware of any Default or Event of Default, deliver to the Trustee an Officers’ Certificate specifying such Default or Event of Default within five (5) Business Days of such Officer becoming aware of such occurrence.

SECTION 4.07.                                         Waiver of Stay, Extension or Usury Laws.

The Issuers covenant (to the extent that it may lawfully do so) that they shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law that would prohibit or forgive the Issuers from paying all or any portion of the principal of, premium, if any, or interest on the Notes as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture; and (to the extent that they may lawfully do so) the Issuers hereby expressly waive all benefit or advantage of any such law, and covenant that they shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.

SECTION 4.08.                                         Limitation on Incurrence of Additional Indebtedness.

The Parent and Issuers will not, and will not permit any of their respective Restricted Subsidiaries to, directly or indirectly, create, incur, assume, guarantee, acquire, become liable, contingently or otherwise, with respect to, or otherwise become responsible for payment of (collectively, “incur”) any Indebtedness (other than Permitted Indebtedness); provided, however, that if no Default or Event of Default shall have occurred and be continuing at the time of or as a consequence of the incurrence of any such Indebtedness, the Parent, the Issuers or any of their Restricted Subsidiaries that is or, upon such incurrence, becomes a Guarantor may incur Indebtedness (including, without limitation, Acquired Indebtedness) if on the date of the incurrence of such Indebtedness the Consolidated Fixed Charge Coverage Ratio of the Parent will be, after giving effect to the incurrence thereof and the application of the proceeds thereof, greater than 2.0 to 1.0.

SECTION 4.09.                                         Limitation on Sale and Leaseback Transactions.

The Parent and the Issuers will not, and will not permit any Restricted Subsidiary of the Company or the Parent to, enter into any Sale and Leaseback Transaction with respect to any of their or such Restricted Subsidiary’s property unless (1) the Parent, the Issuers or such Restricted Subsidiary would be entitled to (a) incur Indebtedness in an amount equal to the Attributable Debt with respect to such Sale and Leaseback Transaction pursuant to Section 4.08 and (b) create a Lien on such property securing such Attributable Debt pursuant to Section 4.16, and (2) the Sale and Leaseback Transaction is treated as an Asset Sale and the Issuers apply the proceeds of such transaction in compliance with Section 4.13.

SECTION 4.10.                                         Limitation on Restricted Payments.

(a)                                  The Parent and Issuers will not, and will not cause or permit any of their respective Restricted Subsidiaries to, directly or indirectly:

(1)                                  declare or pay any dividend or make any distribution on or in respect of shares of Capital Stock of the Parent, the Company or their respective Restricted Subsidiaries to holders of such Capital Stock, other than (i) dividends or distributions payable in Qualified Capital Stock of the Parent, (ii) dividends and distributions payable to the Parent, the Company or another Restricted Subsidiary of the Company or the Parent, as the case may be, and (iii) pro rata dividends or distributions payable by a Restricted Subsidiary of the Parent or the Company that is not a Wholly-Owned Subsidiary of the Company to minority holders of Capital Stock of such Restricted Subsidiary;

(2)                                  purchase, redeem or otherwise acquire or retire for value any Capital Stock of the Parent held by any Person other than the Parent, the Company or a Wholly-Owned Restricted Subsidiary of the Parent or the Company other than in exchange for Qualified Capital Stock of the Parent, the Company or their respective Restricted Subsidiaries or any warrants, rights or options to purchase or acquire shares of any class of such Capital Stock;

(3)                                  make any principal payment on, purchase, defease, redeem, prepay or otherwise acquire or retire for value, prior to any scheduled final maturity, scheduled repayment or scheduled sinking fund payment, any Indebtedness of the Issuers or any Guarantor that is subordinate or junior in right of payment to the Notes or a Guarantee; or

(4)                                  make any Investment (other than Permitted Investments),

(each of the foregoing actions set forth in clauses (1), (2), (3) and (4) being referred to as a “Restricted Payment”); if at the time of such Restricted Payment or immediately after giving effect thereto,

(i)                                     a Default or an Event of Default shall have occurred and be continuing; or

(ii)                                  the Parent is not able to incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) in compliance with Section 4.08; or

(iii)                               the aggregate amount of Restricted Payments (including such proposed Restricted Payment) made subsequent to the Issue Date (the amount expended for such purposes, if other than in cash, being the Fair Market Value of such property as determined in good faith by the Board of Directors of the Company at the time of the making thereof) shall exceed the sum of:

(u)                                 50% of the cumulative Consolidated Net Income (or if cumulative Consolidated Net Income is a deficit, 100% of such Consolidated Net Income) of the Parent earned during the period commencing with the first full fiscal quarter ending after the Issue Date and ending on the last day of the Parent’s most recent fiscal month occurring prior to the date the Restricted Payment occurs (the “Reference Date”) (treating such period as a single accounting period); plus

(v)                                 100% of the aggregate Net Cash Proceeds received by the Parent from any Person (other than the Company or a Restricted Subsidiary of the Company or the Parent) from the issuance and sale subsequent to the Issue Date and on or prior to the Reference Date of Qualified Capital Stock of the Parent other than pursuant to the transactions described in the Plan or the exercise of the Warrants; plus

(w)                               100% of the aggregate Net Cash Proceeds received by the Parent, the Company or any of its Restricted Subsidiaries subsequent to the Issue Date and on or prior to the Reference Date from the issuance and sale of Indebtedness (including Disqualified Capital Stock of the Parent) that has been converted into or exchanged for Qualified Capital Stock of the Parent together with the aggregate cash received by the Parent, the Company or such Restricted Subsidiary at the time of such conversion or exchange and the amount of any accrued interest then outstanding on any Indebtedness that is paid in Qualified Capital Stock of the Parent; plus

(x)                                   without duplication of any amounts included in clause (iii)(v) above, 100% of the aggregate Net Cash Proceeds of any equity contribution received by the Parent from a holder of the Parent’s Capital Stock (other than the Company or a Restricted Subsidiary of the Company or the Parent) subsequent to the Issue Date and on or prior to the Reference Date; plus

(y)                                 the sum of (1) without duplication of any amounts included in Consolidated Net Income in clause (iii)(u) above, the aggregate amount paid in cash or Cash Equivalents to the Parent, the Company or a Restricted Subsidiary of the Company or the Parent on or with respect to Investments (other than Permitted Investments) made subsequent to the Issue Date whether through interest payments, principal payments, dividends or other distributions or payments, (2) the net cash proceeds received by the Parent, the Company or any of their respective Restricted Subsidiaries from the disposition of all or any portion of such Investments (other than to the Company or a Restricted Subsidiary of the Company or the Parent) and (3) upon redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary, the fair market value of such Subsidiary; provided, however, that the sum of clauses (1), (2) and (3) above shall not exceed the aggregate amount of all such Investments made subsequent to the Issue Date.

In the case of clauses (iii)(v) and (w) above, any Net Cash Proceeds from issuances and sales of Qualified Capital Stock of the Parent financed directly or indirectly using funds borrowed from the Parent, the Company or any Subsidiary of the Company or the Parent, shall be excluded until and to the extent such borrowing is repaid.

(b)                                 Notwithstanding the provisions of Section 4.10(a), the provisions set forth in Section 4.10(a) do not prohibit:

(1)                                  the payment of any dividend or other distribution or redemption within 60 days after the date of declaration of such dividend or call for redemption if such payment would have been permitted on the date of declaration or call for redemption;

(2)                                  the repurchase, redemption or other acquisition or retirement of any shares of Qualified Capital Stock of the Parent, either (i) solely in exchange for other shares of Qualified Capital Stock of the Parent or (ii) if no Default or Event of Default shall have occurred and be continuing or would exist after giving effect thereto, through the application of net proceeds of a substantially concurrent sale for cash (other than to the Company or a Restricted Subsidiary of the Company or the Parent) of shares of Qualified Capital Stock of the Parent;

(3)                                  the repurchase, retirement, redemption or other repayment or acquisition of any Indebtedness of the Issuers or the Guarantors that is subordinate or junior in right of payment to the Notes and Guarantees either (i) solely in exchange for shares of Qualified Capital Stock of the Parent, or (ii) if no Default or Event of Default shall have occurred and be continuing or would exist after giving effect thereto, through the application of net proceeds of a substantially concurrent sale for cash (other than to the Company or a Restricted Subsidiary of the Company or the Parent) of (a) shares of Qualified Capital Stock of the Parent or (b) Refinancing Indebtedness;

(4)                                  if no Default or Event of Default shall have occurred and be continuing or would exist after giving effect thereto, an Investment through the application of the net proceeds of a substantially concurrent sale for cash (other than to the Company or a Restricted Subsidiary of the Company or the Parent) of shares of Qualified Capital Stock of the Parent;

(5)                                  if no Default or Event of Default shall have occurred and be continuing or would exist after giving effect thereto, a Restricted Payment to pay for the repurchase or other acquisition of shares of Capital Stock of the Company from officers, former officers, employees, former employees, directors or former directors of the Parent, the Company or any of their respective Subsidiaries (or permitted transferees of such officers, former officers, employees, former employees, directors or former directors) pursuant to the terms of any agreements (including employment agreements) or plans (or amendments thereto) under which such Capital Stock was issued; provided, however, that the aggregate amount of such repurchases and other acquisitions shall not exceed $1.0 million in any fiscal year, plus up to $500,000 of any unused amount permitted under this clause (5) for the immediately preceding year; and

(6)                                  if no Default or Event of Default shall have occurred and be continuing or would exist after giving effect thereto, payments or distributions to dissenting stockholders of Capital Stock of the Parent pursuant to applicable law, pursuant to or in connection with a consolidation, merger or transfer of assets that complies with the provisions of this Indenture applicable to mergers, consolidations and transfers of all or substantially all of the property and assets of the Parent, the Company or any of their respective Restricted Subsidiaries; and

(7)                                  the Refinancing Transactions.

For purposes of determining compliance with this Section 4.10, in the event that an item meets the criteria of more than one of the categories described in clauses (1) through (6) above, the Issuers shall, in their sole discretion, classify (or later reclassify) such item in any manner that complies with this covenant.  In determining the aggregate amount of Restricted Payments made subsequent to the Issue Date in accordance with clause (iii) of Section 4.10(a), amounts expended pursuant to clauses (1), 2(ii), 3(ii)(a), (4), (5) and (6) above shall be included in such calculation.

Not later than the date of making any Restricted Payment pursuant to clause (iii) of Section 4.10(a), or clause (4) of this Section 4.10(b), the Issuers shall deliver to the Trustee an Officers’ Certificate stating that such Restricted Payment complies with this Indenture and setting forth in reasonable detail the basis upon which the required calculations were computed, which calculations may be based upon the Parent’s latest available internal monthly or quarterly, as the case may be, financial statements.

SECTION 4.11.                                         Repurchase Upon Change of Control.

(a)                                  Upon the occurrence of a Change of Control, the Issuers shall make an offer to purchase all outstanding Notes pursuant to the requirements described in clause (b) below (the

“Change of Control Offer”) at a purchase price equal to 101% of the principal amount thereof on the date of purchase plus accrued and unpaid interest, if any, to the date of purchase.

(b)                                 Within thirty (30) days following the date upon which the Change of Control occurred, the Issuers shall send, by first class mail, postage prepaid, a notice to each record Holder as shown on the register of Holders, with a copy to the Trustee, which notice shall govern the terms of the Change of Control Offer.  The notice to the Holders shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Change of Control Offer.  Such notice shall state:

(1)                                  that the Change of Control Offer is being made pursuant to this Section 4.11 and that, to the extent lawful, all Notes tendered and not withdrawn shall be accepted for payment;

(2)                                  the purchase price (including the amount of accrued interest, if any) and the purchase date (which shall be no earlier than thirty (30) days nor later than sixty (60) days from the date such notice is mailed, other than as may be required by law) (the “Change of Control Payment Date”);

(3)                                  that any Note not tendered shall continue to accrue interest;

(4)                                  that, unless the Issuers default in making payment therefor, any Note accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Payment Date;

(5)                                  that Holders electing to have a Note purchased pursuant to a Change of Control Offer shall be required to surrender the Note, with the form entitled “Option of Holder to Elect Purchase” on the reverse of the Note completed, to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day prior to the Change of Control Payment Date;

(6)                                  that Holders shall be entitled to withdraw their election if the Paying Agent receives, not later than five (5) Business Days prior to the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Notes the Holder delivered for purchase and a statement that such Holder is withdrawing its election to have such Notes purchased;

(7)                                  that Holders whose Notes are purchased only in part shall be issued new Notes in a principal amount equal to the unpurchased portion of the Notes surrendered; provided that each Note purchased and each new Note issued shall be in an original principal amount of $1,000 or integral multiples thereof; and

(8)                                  the circumstances and relevant facts regarding such Change of Control.

If any of the Notes subject to the Change of Control Offer is in the form of a Global Note, then the Issuers shall modify such notice to the extent necessary to comply with the procedures of the Depositary applicable to repurchases.

On or before the Change of Control Payment Date, the Issuers shall, to the extent lawful (i) accept for payment Notes or portions thereof properly tendered pursuant to the Change of Control Offer, (ii) deposit with the Paying Agent U.S. Legal Tender sufficient to pay the purchase price plus accrued interest, if any, of all Notes or portions thereof so tendered and (iii) deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officers’ Certificate stating the aggregate principal amount of Notes or portions thereof being purchased by the Issuers.  The Paying Agent shall promptly mail to the Holders of Notes so tendered the purchase price for such Notes and the Issuers shall promptly issue and the Trustee shall promptly (but in any case not later than five days after the Change of Control Payment Date) authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered; provided that each such new Note shall be in a principal amount of $1,000 or an integral multiple thereof.  Any Notes not so accepted shall be promptly mailed by the Issuers to the Holders thereof.  For purposes of this Section 4.11, the Trustee shall act as the Paying Agent.

Any amounts remaining after the purchase of Notes pursuant to a Change of Control Offer shall be returned by the Trustee to the Issuers.

Neither the Board of Directors of the Company nor the Trustee may waive the Issuers’ obligation to offer to purchase the Notes pursuant to this Section 4.11.

The Issuers shall not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements of this Section 4.11 and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer.

The Issuers shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Notes pursuant to a Change of Control Offer.  To the extent the provisions of any securities laws or regulations conflict with the provisions under this Section 4.11, the Issuers shall comply with the applicable securities laws and regulations and shall not be deemed to have breached their obligations under this Section 4.11 by virtue thereof.

SECTION 4.12.                                         [Reserved].

SECTION 4.13.                                         Limitation on Asset Sales.

The Parent and the Issuers will not, and will not permit any of their respective Restricted Subsidiaries to, consummate an Asset Sale unless:

(1)                                  the Parent, the Issuers or the applicable Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the Fair Market Value of the assets sold or otherwise disposed of (as determined in good faith by the Company’s Board of Directors);

(2)                                  at least 75% of the consideration received by the Parent, the Issuers or the Restricted Subsidiary, as the case may be, from such Asset Sale shall be in the form of cash or Cash Equivalents and is received at the time of such disposition; provided that (a) the amount of any Indebtedness or other liabilities of the Parent, the Issuers or such Restricted Subsidiary (other than Indebtedness or liabilities that are by their terms subordinated to the Notes) that are assumed by the transferee of any such assets so long as the documents governing such liabilities provide that there is no further recourse to the Issuers or any of their Subsidiaries with respect to such liabilities and (b) the Fair Market Value of any marketable securities, currencies, notes or other obligations received by the Issuers or any such Restricted Subsidiary in exchange for any such assets that are converted into cash or Cash Equivalents within 180 days after the consummation of such Asset Sale shall be deemed to be cash for purposes of this provision; and

(3)                                  upon the consummation of an Asset Sale, the Parent or the Issuers shall apply, or cause such Restricted Subsidiary to apply, the Net Cash Proceeds relating to such Asset Sale within 360 days of receipt thereof:

(a)                                  (i) in the case where the property or asset that was the subject of such Asset Sale does not constitute Collateral, to repay Indebtedness secured by a Lien of the type described in clause (7), (14) or (17) of the definition of the term “Permitted Lien,” (ii) in the case where the property or asset that was the subject of such Asset Sale is the property or asset of a Foreign Restricted Subsidiary, to repay Indebtedness of any Foreign Restricted Subsidiary or (iii) a combination of the foregoing clauses (i) and (ii);

(b)                                 to make an investment in properties and assets that replace the properties and assets that were the subject of such Asset Sale or to make a capital expenditure or acquire other long term assets for use in a Related Business, or Capital Stock of a Person engaged, in a Related Business (“Replacement Assets”);

(c)                                  a combination of prepayment and investment permitted by the foregoing clauses (3)(a) and (3)(b); or

(d)                                 if applicable, to make a Mandatory Prepayment pursuant to the provisions of Section 3.07.

To the extent that the assets which were the subject of any Asset Sale constitute Collateral, all proceeds thereof shall, to the extent permitted by law, be subject to a perfected Lien in favor of the Trustee, and all Net Cash Proceeds from such an Asset Sale shall be deposited in the Collateral Account.

On the 361st day after an Asset Sale, if not made earlier, (a “Net Proceeds Offer Trigger Date”), such aggregate amount of Net Cash Proceeds which have not been applied on or before such Net Proceeds Offer Trigger Date as permitted in clauses (3)(a), (3)(b) and (3)(c) of the preceding paragraph (after giving effect to reduction for the estimated expenses of such Issuer, the Parent or such Restricted Subsidiary in making the Net Proceeds Offer, as determined in good faith by the Company’s Board of Directors, each a “Net Proceeds Offer Amount”) shall be applied by the Issuers, the Parent or such Restricted Subsidiary to make an offer to purchase (the “Net Proceeds Offer”) on a date (the “Net Proceeds Offer Payment Date”) not less than 30 nor more than 45 days following the applicable Net Proceeds Offer Trigger Date, from all Holders on a pro rata basis, that amount of Notes equal to the Net Proceeds Offer Amount at a price equal to 100% of the aggregate principal amount of the Notes to be purchased, plus accrued and unpaid interest to the date of purchase; provided, however, that if at any time any non-cash consideration received by the Issuers, the Parent or any Restricted Subsidiary of the Company or the Parent, as the case may be, in connection with any Asset Sale is converted into or sold or otherwise disposed of for cash (other than interest received with respect to any such non-cash consideration), then such conversion or disposition shall be deemed to constitute an Asset Sale hereunder on the date of such conversion or disposition, as the case may be, and the Net Cash Proceeds thereof shall be applied in accordance with this covenant.

The Issuers may at their election make a Net Proceeds Offer prior to being obligated to do so and may defer any Net Proceeds Offer until the sum of the aggregate Net Proceeds Offer Amount resulting from one or more Asset Sales that has not been applied pursuant to the immediately preceding paragraph, is equal to or in excess of $5.0 million, in which case the accumulation of such amount shall constitute a Net Proceeds Offer Trigger Date (at which time, the entire unutilized Trigger Amount, and not just the amount in excess of $5.0 million, shall be applied as required pursuant to the immediately preceding paragraph).

To the extent that the aggregate principal amount of Notes tendered pursuant to such Net Proceeds Offer is less than the Net Proceeds Amount (or, in the event the Issuers elect to defer the Net Proceeds Offer pursuant to the immediately preceding paragraph, the Trigger Amount), such deficiency shall be deemed to have been applied and the Issuers and their Restricted Subsidiaries may use such deficiency for general corporate purposes not otherwise prohibited by this Indenture.  Upon completion of such Net Proceeds Offer, the Net Proceeds Offer Amount will be reset to zero (or, in the event the Issuers elect to defer the Net Proceeds Offer pursuant to the immediately preceding paragraph, upon completion of such Net Proceeds Offer, the Net Proceeds Amount will be reset to zero).

In the event of the transfer of substantially all (but not all) of the property and assets of the Parent, the Company or the Company’s Restricted Subsidiaries as an entity to a Person in a transaction permitted under Section 5.01, which transaction does not constitute a Change of Control, the successor corporation shall be deemed to have sold the properties and assets of the Parent, the Company or the Company’s Restricted Subsidiaries as an entity not so transferred for purposes of this covenant, and shall comply with the provisions of this Section 4.13 with respect to such deemed sale as if it constituted an Asset Sale.  In addition, the Fair Market Value of such properties and assets of the Company, the Parent or the Company’s Restricted Subsidiaries as an entity deemed to be sold shall be deemed to be Net Cash Proceeds for purposes of this covenant.

Notwithstanding anything to the contrary contained in this covenant, the Issuers and their Restricted Subsidiaries will be permitted to consummate an Asset Sale without complying with such paragraphs to the extent that:

(1)                                  the consideration for such Asset Sale constitutes Replacement Assets; and

(2)                                  such Asset Sale is for Fair Market Value; provided that any consideration not constituting Replacement Assets received by the Issuers or any of their Restricted

Subsidiaries in connection with any Asset Sale permitted to be consummated under this paragraph shall constitute Net Cash Proceeds subject to the provisions of the preceding paragraph.

Each notice of a Net Proceeds Offer shall be mailed to the Holders of record as shown on the register of Holders within 25 days following the Net Proceeds Offer Trigger Date, with a copy to the Trustee, and shall comply with the procedures set forth in this Indenture.  Upon receiving notice of the Net Proceeds Offer, Holders may elect to tender their Notes in whole or in part in integral multiples of $1,000 in exchange for cash.  To the extent Holders properly tender Notes in an amount exceeding the Net Proceeds Offer Amount, Notes of tendering Holders will be purchased on a pro rata basis (based on amounts tendered and with such adjustments as may be reasonably deemed appropriate by the Issuers so that only Notes in denominations of $1,000 or multiples thereof shall be purchased).  A Net Proceeds Offer shall remain open for a period of 20 business days or such longer period as may be required by law.  If only a portion of a Note is purchased pursuant to a Net Proceeds Offer, a new Note in a principal amount equal to the portion thereof not purchased will be issued in the name of the Holder thereof upon cancellation of the original Note (or appropriate adjustments to the amount and beneficial interests in a Global Note will made).  Notes (or portions thereof) purchased pursuant to a Net Proceeds Offer will be cancelled and cannot be reissued.

The Issuers shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Notes pursuant to a Net Proceeds Offer.  To the extent the provisions of any securities laws or regulations conflict with the provisions under this Section 4.13, the Issuers shall comply with the applicable securities laws and regulations and shall not be deemed to have breached their obligations under this Section 4.13 by virtue thereof.

SECTION 4.14.                                         Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries.

The Issuers will not, and will not cause or permit any of their Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or permit to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary of the Issuers to:

(1)                                  pay dividends or make any other distributions on or in respect of their Capital Stock;

(2)                                  make loans or advances or to pay any Indebtedness or other obligation owed to the Issuers or any other Restricted Subsidiary of the Issuers; or

(3)                                  transfer any of their property or assets to the Issuers or any other Restricted Subsidiary of the Issuers,

except for such encumbrances or restrictions existing under or by reason of:

(a)                                  applicable law;

(b)                                 this Indenture, the Notes, the Guarantees and the Collateral Agreements;

(c)                                  in the case of clause (3) above, (A) agreements or instruments that restrict in a customary manner the subletting, assignment or transfer of any property or asset that is a lease, license, conveyance or contract or similar property or asset, (B) any transfer of, agreement to transfer, option or right with respect to, or Lien on, any property or assets of the Issuers or any Restricted Subsidiary not otherwise prohibited by this Indenture or (C) provisions arising or agreed to in the ordinary course of business not relating to Indebtedness that do not, individually or in the aggregate, detract from the value of property or assets of the Issuers or any of their Restricted Subsidiaries or the ability of the Issuers or such Restricted Subsidiary, as the case may be, to use such property or assets, in each case in any manner material to the Issuers or any of their Restricted Subsidiaries;

(d)                                 any agreement or instrument governing Acquired Indebtedness, which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person or the properties or assets of the Person so acquired;

(e)                                  the Senior Secured Facilities and other agreements or instruments existing on the Issue Date to the extent and in the manner such agreements are in effect on the Issue Date;

(f)                                    provisions in agreements or instruments that prohibit the payment of dividends or the making of other distributions with respect to any Capital Stock of a Person other than on a pro rata basis;

(g)                                 restrictions on the transfer of assets subject to any Lien permitted under this Indenture imposed by the holder of such Lien;

(h)                                 restrictions imposed by any agreement to sell assets or Capital Stock permitted under this Indenture to any Person pending the closing of such sale;

(i)                                     provisions in joint venture agreements and other similar agreements (in each case relating solely to the respective joint venture or similar entity or the equity interests therein) entered into in the ordinary course of business;

(j)                                     restrictions contained in the terms of the Purchase Money Indebtedness or Capitalized Lease Obligations not incurred in violation of this Indenture; provided that such restrictions relate only to the property financed with such Indebtedness;

(k)                                  restrictions in other Indebtedness incurred in compliance with Section 4.08; provided that such restrictions, taken as a whole, will not materially affect the Company’s ability to make anticipated principal or interest payments on the Notes (as determined in good faith by senior management or the Board of Directors of the Company);

(l)                                     restrictions on cash or other deposits imposed by customers under contracts or other arrangements entered into or agreed to in the ordinary course of business;

(m)                               restrictions on the ability of any Foreign Restricted Subsidiary to make dividends or other distributions resulting from the operation of covenants contained in documentation governing Indebtedness of such Subsidiary permitted under this Indenture;

(n)                                 customary non-assignment provisions in leases, licenses and other contracts entered into in the ordinary course of business and consistent with past practices,

(o)                                 the issuance of Preferred Stock by a Restricted Subsidiary or the payment of dividends thereon in accordance with the terms thereof; provided that issuance of such Preferred Stock is permitted pursuant Section 4.08 hereof and the terms of such Preferred Stock do not expressly restrict the ability of a Restricted Subsidiary to pay dividends or make any other distributions on its Capital Stock (other than requirements to pay dividends or make or liquidation preferences on such Preferred Stock prior to paying any dividends or making any other distributions on such other Capital Stock);

(p)                                 customary provisions restricting subletting or assignment of any lease governing a leasehold interest;

(q)                                 encumbrances or restrictions contained in Interest Swap Agreements and Currency Agreements permitted from time to time under this Indenture;

(r)                                    restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business; and

(s)                                  an agreement governing Indebtedness incurred to Refinance the Indebtedness issued, assumed or incurred pursuant to an agreement referred to in clause (b), (d) or (e) above; provided, however, that the provisions relating to such encumbrance or restriction contained in any such Indebtedness are no less favorable to the Issuers in any material respect as determined by the Board of Directors of the Company in its reasonable and good faith judgment than the provisions relating to such encumbrance or restriction contained in agreements referred to in such clause (b), (d) or (e).

Nothing contained in this Section 4.14 shall prevent the Parent, the Issuers or any of their respective Restricted Subsidiaries from creating, incurring, assuming or suffering to exist any Liens otherwise permitted in Section 4.16.

SECTION 4.15.                                         Limitation on Issuances and Sales of Capital Stock of Subsidiaries.

The Parent and the Issuers will not permit or cause any of their respective Restricted Subsidiaries to issue or sell any Capital Stock except:

(1)                                  to the Parent, the Issuers or a Wholly-Owned Restricted Subsidiary of the Issuers or the Parent;

(2)                                  issuances of directors’ qualifying shares or sales to foreign nationals of shares of Capital Stock of Foreign Restricted Subsidiaries to the extent required by applicable law;

(3)                                  issuances or sales of shares of Common Stock of Restricted Subsidiaries to the extent required, as determined in good faith by the Board of Directors of the Company, to obtain or maintain any governmental license, privilege or other right that is necessary or useful in connection with the conduct by such Restricted Subsidiary of its business;

(4)                                  if, immediately after giving effect to such issuance or sale, such Restricted Subsidiary would no longer constitute a Restricted Subsidiary and any Investment in such Person remaining after giving effect to such issuance or sale would have been permitted to be made under Section 4.10 if made on the date of such issuance or sale; or

(5)                                  sales of all of the Capital Stock of a Restricted Subsidiary of the Issuers or the Parent in compliance with the provisions of Section 4.13.

SECTION 4.16.                                         Limitation on Liens.

The Parent and the Issuers will not, and will not cause or permit any of their respective Restricted Subsidiaries to, directly or indirectly, create, incur, assume or permit or suffer to exist any Liens (other than Permitted Liens) of any kind against or upon any property or assets of the Parent, the Issuers or any of their respective Restricted Subsidiaries whether owned on the Issue Date or acquired after the Issue Date, or any proceeds therefrom, or assign or otherwise convey any right to receive income or profits therefrom.

SECTION 4.17.                                         Limitations on Transactions with Affiliates.

(a)                                  The Parent and the Issuers will not, and will not permit any of their respective Restricted Subsidiaries to, directly or indirectly, enter into or permit to exist any transaction or series of related transactions (including, without limitation, the purchase, sale, lease or exchange of any property or the rendering of any service) with, or for the benefit of, any of their Affiliates (each an “Affiliate Transaction”), other than (x) Affiliate Transactions permitted under paragraph (b) below and (y) Affiliate Transactions on terms that are no less favorable than those that might reasonably have been obtained in a comparable transaction at such time on an arm’s-length basis from a Person that is not an Affiliate of the Parent, the Issuers or such Restricted Subsidiary.

All Affiliate Transactions (and each series of related Affiliate Transactions which are similar or part of a common plan) involving aggregate payments or other property with a Fair Market Value in excess of $2.5 million shall be approved by a majority of the disinterested members of the Board of Directors of the Parent or a majority of the disinterested members, if any, of the Board of Directors of that Company or such Restricted Subsidiary (or, the entire Board of Directors, in the event there are no disinterested members of the Board of Directors of that Company or such Restricted Subsidiary), as the case may be, such approval to be evidenced by a Board Resolution stating that such Board of Directors has determined that such transaction complies with the provisions set in this paragraph.  If the Parent, the Issuers or any Restricted Subsidiary of the Issuers or the Parent enters into an Affiliate Transaction (or a series of related Affiliate Transactions related to a common plan) that involves an aggregate Fair Market Value of more than $10.0 million, the Parent, the Issuers or such Restricted Subsidiary, as the case may be, shall, prior to the consummation thereof, obtain a favorable opinion as to the fairness of such transaction or series of related transactions to the Parent, the Issuers or the relevant Restricted Subsidiary, as the case may be, from a financial point of view, from an Independent Financial Advisor and file the same with the Trustee.

(b)                                 The restrictions set forth in the first paragraph of this Section 4.17 shall not apply to:

(1)                                  reasonable fees and compensation paid to and indemnity provided on behalf of officers, directors, employees or consultants of the Parent, the Issuers or any Restricted Subsidiary of the Issuers or the Parent as determined in good faith by the Parent’s Board of Directors or senior management;

(2)                                  transactions exclusively between or among the Parent, the Issuers and any of their respective Restricted Subsidiaries or exclusively between or among such Restricted Subsidiaries;

(3)                                  the Refinancing Transactions, including the Senior Secured Facilities provided for in the Plan, or any agreement as in effect on the Issue Date (including any transaction expressly provided for therein) and any amendment thereto or any replacement agreement thereto so long as (i) any such amendment or replacement agreement is not more disadvantageous to the Holders, in any material respect, than the original agreement as in effect on the Issue Date, provided that any such amendment or replacement agreement shall be approved by a majority of the disinterested members of the Board of Directors of the Parent, the Company or such Restricted Subsidiary, as the case may be, such approval to be evidenced by a Board Resolution stating that such Board of Directors has determined that the terms of such amendment or replacement agreement comply with the provisions set forth in clause (a) of this Section 4.17 and Section 4.10 and the terms of this clause (3);

(4)                                  Restricted Payments permitted by this Indenture;

(5)                                  any employment, stock option, stock repurchase, employee benefit compensation, business expense reimbursement, severance, termination or other employment related agreements, arrangements or plans entered into by the Parent, the

Issuers or any of their respective Restricted Subsidiaries in the ordinary course of business;

(6)                                  issuance of Qualified Capital Stock of the Parent and the granting of registration rights with respect to such Qualified Capital Stock;

(7)                                  any transaction on arm’s-length terms with a non-Affiliate that becomes an Affiliate as a result of such transaction; and

(8)                                  arrangements with directors or officers of the Parent, the Company or any Restricted Subsidiary existing on the Issue Date and in effect on the Issue Date or as modified thereafter; provided that any such modification shall be approved by a majority of the disinterested members of the Board of Directors of the Parent, the Company or such Restricted Subsidiary, as the case may be, such approval to be evidenced by a Board Resolution stating that such Board of Directors has determined that the terms of such modification comply with the provisions set forth in the first paragraph of this Section 4.17.

SECTION 4.18.                                         Additional Subsidiary Guarantees.

If the Parent, either of the Issuers or any of their respective Restricted Subsidiaries transfers or causes to be transferred, in one transaction or a series of related transactions, any property to any Person that is not a Guarantor but becomes a Domestic Restricted Subsidiary as a result of such transaction, or if the Parent, the Issuers or any of their Restricted Subsidiaries shall organize, acquire or otherwise invest in another Person that is not a Guarantor but becomes a Domestic Restricted Subsidiary as a result of such transaction, then such transferee or acquired or other Subsidiary shall:

(1)                                  execute and deliver to the Trustee a supplemental indenture in form reasonably satisfactory to the Trustee pursuant to which such Domestic Restricted Subsidiary shall unconditionally guarantee on a senior secured basis all of the Issuers’ obligations under the Notes and this Indenture on the terms set forth herein;

(2)                                  (a) execute and deliver to the Trustee such amendments to the Collateral Agreements as the Trustee reasonably determines to be necessary or advisable in order to grant to the Trustee, for the benefit of the Holders, a perfected security interest in the Capital Stock of such new Domestic Restricted Subsidiary and any debt securities of such new Domestic Restricted Subsidiary, subject to Permitted Liens, which are owned by the Parent, the Issuers or such new Domestic Restricted Subsidiary and required to be pledged pursuant to the Security Agreement or the Pledge Agreement, (b) deliver to the Trustee any certificates representing such Capital Stock and debt securities, together with (i) in the case of such Capital Stock, undated stock powers or instruments of transfer, as applicable, endorsed in blank, and (ii) in the case of such debt securities, endorsed in blank, in each case executed and delivered by an Officer of such Issuer or such Subsidiary, as the case may be;

(3)                                  cause such new Domestic Restricted Subsidiary to take such other actions necessary or as the Trustee reasonably determines to be advisable to grant to the Trustee for the benefit of the Holders a perfected security interest in the assets of such new Domestic Restricted Subsidiary to the extent required pursuant to the terms of the Collateral Agreements and the Intercreditor Agreement, subject to the Permitted Liens, including the filing of Uniform Commercial Code financing statements or other applicable collateral filing documents in such jurisdictions as may be required by the Security Agreement or by law or as may be reasonably requested by the Trustee;

(4)                                  take such further action and execute and deliver such other documents specified in this Indenture to effectuate the foregoing; and

(5)                                  deliver to the Trustee an Opinion of Counsel that such supplemental indenture and any other documents required to be delivered have been duly authorized, executed and delivered by such new Domestic Restricted Subsidiary and constitutes a legal, valid, binding and enforceable obligation of such new Domestic Restricted Subsidiary and such other opinions regarding the perfection of such Liens in the Collateral of or consisting of the Capital Stock of such new Domestic Restricted Subsidiary as provided for in this Indenture.

Thereafter, such new Domestic Restricted Subsidiary shall be a Guarantor for all purposes of this Indenture.

SECTION 4.19.                                         Impairment of Security Interest.

None of the Parent, the Issuers or any of their Subsidiaries will take or knowingly omit to take any action which would materially impair the Liens in favor of the Trustee and the Holders, with respect to any material portion of the Collateral.  None of the Parent, the Issuers nor any of their Domestic Restricted Subsidiaries shall grant to any Person (other than the Trustee), or permit any Person (other than the Trustee) to retain, any interest whatsoever in the Collateral other than Permitted Liens.  None of the Parent, the Issuers or any of their respective Restricted Subsidiaries will enter into any agreement that requires the proceeds received from any sale of Collateral to be applied to repay, redeem, defease or otherwise acquire or retire any Indebtedness of any Person, other than as permitted by this Indenture, the Notes and the Collateral Agreements, including any payments required under the Senior Secured Facilities.  The Parent and the Issuers shall, and shall cause each Guarantor to, at their sole cost and expense, execute and deliver all such agreements and instruments as the Trustee shall reasonably request to more fully or accurately describe the property intended to be Collateral or the obligations intended to be secured by the Collateral Agreements.  The Parent and the Issuers shall, and shall cause each of their respective Restricted Subsidiaries to, at their sole cost and expense, file any such notice filings or other agreements or instruments as may be required under applicable law to perfect the Liens created by the Collateral Agreements, subject to Permitted Liens.

SECTION 4.20.                                         Real Estate Mortgages and Recordings.

With respect to any fee interest (as distinguished from any leasehold or other interest) in any real property (individually and collectively, the “Premises”) (A) owned by the Parent, the Issuers or any of their respective Domestic Restricted Subsidiaries on the Issue Date or (B) acquired by the Parent, the Issuers or any of their respective Domestic Restricted

Subsidiaries after the Issue Date and, in each case, having (i) a purchase price or (ii) a Fair Market Value, of greater than $750,000:

(1)                                  the Issuers shall deliver to the Trustee, as mortgagee, a fully-executed counterpart of a Mortgage, duly executed by the Parent, the Issuers or the applicable Domestic Restricted Subsidiary, together with evidence of the completion (or satisfactory arrangements for the completion) of all recordings and filings of such Mortgage and fixture filings as may be necessary or desirable, to create a valid, perfected Lien, against the interest purported to be covered thereby;

(2)                                  to the extent practicable, the Trustee shall have received a mortgagee’s title insurance policy in favor of the Trustee, as mortgagee, in an amount equal to 125% of the Fair Market Value of the property purported to be covered by such Mortgage and in form and substance and issued by a nationally-recognized title insurance company, with respect to the property purported to be covered by such Mortgage, insuring that the Lien created by such Mortgage constitutes a valid Lien on such interest accompanied by evidence of the payment in full of all premiums thereon; and

(3)                                  the Issuers shall deliver to the Trustee, with respect to each Premises that is the subject of such Mortgage, such other items that are required to be delivered pursuant to this Indenture.

SECTION 4.21.                                         Conduct of Business.

The Parent, the Company and their respective Restricted Subsidiaries will not engage in any businesses which are not the same, similar, ancillary or reasonably related to the businesses in which the Parent, the Issuers and their respective Restricted Subsidiaries are engaged on the Issue Date.

SECTION 4.22.                                         Activities of MFFC.

MFFC shall not hold any assets, become liable for any obligations, engage in any business activity or have any Subsidiary; provided that MFFC shall be a co-issuer of the Notes pursuant to the terms of this Indenture or of any other similar debt securities and may engage in any activities directly related or necessary in connection therewith.

SECTION 4.23.                                         Reports to Holders.

(a)                                  The Company shall furnish to the Holders of the Notes:

(1)                                  within 20 days of the time periods specified in the SEC’s rules and regulations, all annual financial information that would be required to be contained in a filing with the SEC on Form 10-K (including Rule 3-10 of Regulation S-X but excluding Rule 3-16 of Regulation S-X) and, within 5 days of the time periods specified in the SEC’s rules and regulations, all quarterly financial information (which need not be reviewed by an independent registered public accounting firm, but shall be certified by a responsible officer of the Parent as being prepared in accordance with then applicable GAAP) that would be required to be contained in a filing with the SEC on Form 10-Q

(including Rule 3-10 of Regulation S-X but excluding Rule 3-16 of Regulation S-X), in each case, if the Parent were required to file such Forms, including footnotes, a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” (“MD&A”) and, with respect to the annual information only, a report thereon by the Parent’s independent registered public accounting firm, except that none of such reports need include any certifications required under the Sarbanes-Oxley Act of 2002 or any rules of the SEC adopted pursuant thereto; and

(2)                                  the information that would be required to be contained in all current reports that would be required to be filed with the SEC on Form 8-K if the Parent or the Company were required to file such reports (including any information that would be required to be filed as exhibits to a Form 8-K, except that the report need not include any certifications required under the Sarbanes-Oxley Act of 2002 or any rules of the SEC adopted pursuant thereto), in each case within the time period specified in the rules of the SEC adopted pursuant thereto.

(b)                                 In no event shall any financial information required to be furnished pursuant to Section 4.23(a)(1) be required to include any information required by, or to be prepared or approved in accordance with, or otherwise be subject to, any provision of Section 404 of the Sarbanes-Oxley Act of 2002 or any rules, regulations, or accounting guidance adopted pursuant to that section.  Sections 314(a)(1), 314(a)(2) and 314(a)(3) of the Trust Indenture Act are deemed to be incorporated into this Indenture to the extent required by the Trust Indenture Act.

(c)                                  The Company agrees to deliver the financial information required by Section 4.23(a) by electronic transmission directly to any Holder and any owner of a beneficial interest in any Note that requests such delivery (who may, subject to this Section 4.23, transmit them to any prospective investor).  The Company also agrees to make such reports available on a website to which such Holders and beneficial owners shall have access.  The Company shall not be required to provide access to such website to any other Person who requests it unless such Person certifies to order to obtain access to such website that such Person, is engaged in the business of acquiring investments such as the Notes, is a prospective purchaser of Notes and not engaged in a Competitive Business (as defined below).  Before displaying any of such reports, the website described in this subsection may also require the user to agree to be bound by an electronic agreement containing substantially the same terms as those set forth in clauses (1), (2) and (3) of Section 4.23(d) by electronically confirming that he or she has read said provisions and agrees to be bound by them.

(d)                                 Each Holder and each other Person (each such Holder or other Person, a “Recipient”) who at any time receives any non-public information about the Parent, the Company and their respective businesses and finances within the meaning of applicable securities laws communicated in any report, described in Section 4.23(a) (collectively, the “Non-Public Information”), by accepting any such Information, shall be deemed to have acknowledged to and agreed with the Company and the Parent as follows:

(1)                                  The Recipient shall not use Non-Public Information if that use or communication would constitute a violation of applicable securities laws or regulations (including but not limited to laws or regulations prohibiting insider trading or tipping)

and shall not communicate it to any other Person not bound by, or which has not otherwise agreed to abide by, the terms of this clause (1), unless such information (i) is or becomes publicly available other than as a result of a disclosure known to the Recipient or is in violation of an agreement with or obligation to the Company and/or the Parent, (ii) was within the Recipient’s possession prior to it being furnished to the Recipient by or on behalf of the Company, (iii) is or becomes available to the Recipient on a non-confidential basis from a source (other than the Company or the Parent) which is not known by the Recipient to be prohibited from disclosing such information to the Recipient by a legal, contractual or fiduciary obligation to the Company and/or the Parent, (iv) is independently developed by the Recipient without the benefit of any Non-Public Information (information in clauses (i) – (iv) being “Non-Confidential Information”) or (v) unless such disclosure is required by subpoena or the Parent, as the case may be or other legal process of a tribunal, in which case the Recipient shall give the Company and the Parent as much advance notice as is practicable before making disclosure so as to provide the Company and/or the Parent with an opportunity to seek a protective order or to take other action to protect the confidentiality of the Non-Public Information.

(2)                                  The Recipient represents and agrees that it is (i) a Holder of Notes, (ii) a prospective purchaser of Notes and in the business of buying securities such as the Notes and (iii) is not a Person engaged in the business of operating fitness centers or any business activity reasonably related thereto (a “Competitive Business”).  Neither the Company nor the Parent shall have any obligation to provide any Non-Public Information to any Person engaged in a Competitive Business.

(3)                                  The Recipient shall not disclose any Non-Public Information to any Person that engaged in a Competitive Business unless such disclosure is required by subpoena or other legal process of a tribunal, in which case the Recipient shall give the Parent and the Company as much advance notice as is practicable before making disclosure so as to provide the Company and/or the Parent with an opportunity to seek a protective order or to take other action to protect the confidentiality of the Non-Public Information.

(e)                                  Any document delivered by the Company and/or the Parent pursuant to Section 4.23 (in either paper or electronic form) shall be deemed to contain Non-Public Information and be treated as confidential for purposes of this Section 4.23 unless the same is Non-Confidential Information.

(f)                                    No later than November 30, 2008, the Company shall host a conference call with Holders, any owner of a beneficial interest in any Note and any prospective purchaser of Notes to discuss the financial information of the Company and the Parent then available with respect to the quarter ended September 30, 2008.  With respect to each quarter thereafter, the Company shall host quarterly conference calls with such participants no later than 10 days after furnishing the quarterly financial information described in Section 4.23.  Beginning in 2009, the Company shall host a conference call with such participants no later than 10 days after furnishing the yearly information described in Section 4.23.  The Company may also require any participant in such calls to agree to be bound by an electronic or other agreement containing substantially the same terms as those set forth in clauses (1), (2) and (3) of Section 4.23(d), and any other terms which subsequent to the date hereof may become required by applicable law, by electronically confirming that he or she has read such provisions and agrees to be bound by them.

(g)                                 Notwithstanding the requirements of this Section 4.23, the Company or the Parent, as the case may be, shall be deemed to have furnished the information to the Holders of the Notes as required by this Section 4.23 if it has filed such information with the SEC and such information is publicly available.

SECTION 4.24.                                         Payments for Consent.

The Parent and the Issuers will not, and will not permit any of their respective Restricted Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration to or for the benefit of any Holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture, the Notes or any Collateral Agreement unless such consideration is offered to be paid or is paid to all Holders that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

ARTICLE FIVE
SUCCESSOR CORPORATION

SECTION 5.01.                                         Merger, Consolidation and Sale of Assets.

(a)                                  Neither Issuer will, in a single transaction or series of related transactions, consolidate or merge with or into any Person, or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties and assets to any Person or group of affiliated Persons, or permit any of its Restricted Subsidiaries to enter into any such transaction or series of related transactions if such transaction or series of related transactions, in the aggregate, would result in a sale, assignment, conveyance, transfer, lease or disposition of all or substantially all of the properties and assets of the Company and its Restricted Subsidiaries on a Consolidated basis to any other Person or group of affiliated Persons, unless at the time and after giving effect thereto:

(1)                                  either:

(a)                                  the Company shall be the surviving or continuing entity; or

(b)                                 the Person (if other than the Company) formed by such consolidation or into which an Issuer is merged or the Person which acquires by sale, assignment, transfer, lease, conveyance or other disposition the properties and assets of the Company or of the Company’s Restricted Subsidiaries substantially as an entirety (the “Surviving Entity”):

(x)                                   shall be a limited liability company or a corporation organized and validly existing under the laws of the United States or any State thereof or the District of Columbia; and

(y)                                 shall expressly assume, (i) by supplemental indenture (in form and substance satisfactory to the Trustee), executed and delivered to the Trustee, the due and punctual payment of the principal of, and premium, if any, and interest on all of the Notes and the performance of every covenant of the Notes and this Indenture on the part of the Issuers to be performed or observed thereunder and (ii) by amendment, supplement or other instrument (in form and substance satisfactory to the Trustee), executed and delivered to the Trustee, all obligations of the Issuers under the Collateral Agreements and in connection therewith shall cause such instruments to be filed and recorded in such jurisdictions and take such other actions as may be required by applicable law to perfect or continue the perfection of the Lien created under the Collateral Agreements on the Collateral owned by or transferred to the Surviving Entity;

(2)                                  except in the case of a consolidation or merger of an Issuer with or into a Wholly-Owned Subsidiary of the Company, or a sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the assets of the Company to a Wholly-Owned Subsidiary of the Company, immediately after giving effect to such transaction and the assumption contemplated by clause (1)(b)(y) above (including giving effect to any Indebtedness (including Acquired Indebtedness) incurred or anticipated to be incurred in connection with or in respect of such transaction), the Company or such Surviving Entity, as the case may be, (a) shall have a Consolidated Net Worth at least equal to the Consolidated Net Worth of the Company immediately prior to such transaction and (b) shall be able to incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) in compliance with Section 4.08;

(3)                                  except in the case of a consolidation or merger of the Issuers with or into a Wholly-Owned Subsidiary of the Company, or a sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the assets of the Company to a Wholly-Owned Subsidiary of the Company, immediately after giving effect to such transaction and the assumption contemplated by clause (1)(b)(y) above (including, without limitation, giving effect to any Indebtedness (including Acquired Indebtedness) incurred or anticipated to be incurred and any Lien granted in connection with or in respect of the transaction), no Default or Event of Default shall have occurred or be continuing; and

(4)                                  the Issuers or the Surviving Entity shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger, sale, assignment, transfer, lease, conveyance or other disposition and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with the applicable provisions of this Indenture and that all conditions precedent in this Indenture relating to such transaction have been satisfied.

For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of transactions) of all or substantially all of the properties or assets of one or more Restricted Subsidiaries of the Company, or the Capital Stock of which constitutes all or substantially all of the properties and assets of the Company, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

(b)                                 The Parent will not, in a single transaction or series of related transactions, consolidate or merge with or into any Person, or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of the Parent’s assets  in a transaction or series of related transactions to any Person or group of affiliated Persons unless at the time and after giving affect thereto:

(1)                                  either:

(a)                                  the Parent shall be the surviving or continuing entity; or

(b)                                 the Person (if other than the Company) formed by such consolidation or into which an Issuer is merged or the Person which acquires by sale, assignment, transfer, lease, conveyance or other disposition the properties and assets of the Parent:

(x)                                   shall be a limited liability company or a corporation organized and validly existing under the laws of the United States or any State thereof or the District of Columbia; and

(y)                                 shall expressly guarantee, (i) by supplemental indenture (in form and substance satisfactory to the Trustee), executed and delivered to the Trustee, the due and punctual payment of the principal of, and premium, if any, and interest on all of the Notes and the performance of every covenant of the Notes and this Indenture on the part of the Issuers to be performed or observed thereunder and (ii) by amendment, supplement or other instrument (in form and substance satisfactory to the Trustee), executed and delivered to the Trustee, all obligations of the Issuers under the Collateral Agreements and in connection therewith shall cause such instruments to be filed and recorded in such jurisdictions and take such other actions as may be required by applicable law to perfect or continue the perfection of the Lien created under the Collateral Agreements on the Collateral owned by or transferred to the surviving entity;

(2)                                  except in the case of a consolidation or merger of the Parent with or into the Company, or a sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the assets of the Parent to the Company or a Wholly-Owned Subsidiary of the Company, immediately after giving effect to such transaction and the assumption contemplated by clause (1)(b)(y) above (including, without limitation, giving effect to any Indebtedness (including Acquired Indebtedness) incurred or anticipated to be incurred and any Lien granted in connection with or in respect of the transaction), no Default or Event of Default shall have occurred or be continuing; and

(3)                                  the Parent or the surviving entity shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger, sale, assignment, transfer, lease, conveyance or other disposition and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with the applicable provisions of this Indenture and that all conditions precedent in this Indenture relating to such transaction have been satisfied.

SECTION 5.02.                                         Successor Entity Substituted.

Upon any consolidation, combination or merger of an Issuer or any transfer of all or substantially all of the assets of the Company in accordance with the foregoing, in which such Issuer is not the continuing corporation, the Surviving Entity shall succeed to, and be substituted for, and may exercise every right and power of, such Issuer under this Indenture and the Notes with the same effect as if such Surviving Entity had been named as such.  Upon such substitution the Issuer and any Guarantors that remain Subsidiaries of the Issuer shall be released from this Indenture and the Notes and each Issuer, if surviving, shall be automatically discharged from all of its obligations under this Indenture and the Notes.

ARTICLE SIX
DEFAULT AND REMEDIES

SECTION 6.01.                                         Events of Default.

The following events are defined as “Events of Default”:

(1)                                  the failure to pay the interest on any Notes or any other amount (other than principal for the Notes) when the same becomes due and payable and the default continues for a period of thirty (30) days;

(2)                                  the failure to pay the principal on any Notes, when such principal becomes due and payable, at maturity, upon Mandatory Prepayment, redemption or otherwise (including the failure to make a payment to purchase Notes tendered pursuant to a Change of Control Offer or a Net Proceeds Offer);

(3)                                  a default in the observance or performance of any other covenant or agreement contained in this Indenture (other than the payment of the principal of, or premium, if any, or interest on any Note) or any Collateral Agreement which default continues for a period of thirty (30) days after the Issuers receive written notice specifying the default (and demanding that such default be remedied and stating that such notice is a “Notice of Default”) from the Trustee or the Holders of at least 25% of the outstanding principal amount of the Notes (except in the case of a default with respect to Section 5.01, which will constitute an Event of Default with such notice requirement but without such passage of time requirement);

(4)                                  the failure to pay at final maturity (giving effect to any applicable grace periods and any extensions thereof) the principal amount of any Indebtedness of the Parent, either Issuer or any Restricted Subsidiary of the Company or the Parent or the acceleration of the final stated maturity of any such Indebtedness (which acceleration is not rescinded, annulled or otherwise cured within twenty (20) days of receipt by the Parent, such Issuer or such Restricted Subsidiary of notice of any such acceleration) if the aggregate principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness in default for failure to pay principal at final maturity or which has been accelerated (in each case with respect to which the 20-day period described above has elapsed), aggregates $5.0 million or more at any time;

(5)                                  one or more judgments in an aggregate amount in excess of $7.5 million (net of any amounts that a reputable and creditworthy insurance company has acknowledged liability for in writing) shall have been rendered against the Parent, either Issuer or any Restricted Subsidiary of the Company or the Parent and such judgments remain undischarged, unpaid or unstayed for a period of sixty (60) consecutive days after such judgment or judgments become final and non-appealable;

(6)                                  the Parent, either Issuer or any Significant Subsidiary of the Company or the Parent (A) commences a voluntary case or proceeding under any Bankruptcy Code or any other applicable federal, state or foreign bankruptcy, insolvency or similar law with respect to itself, (B) consents to the entry of an order for relief against it in an involuntary case under any Bankruptcy Code, (C) consents to the appointment of a Custodian of it or for substantially all of its property, (D) makes a general assignment for the benefit of its creditors; or (F) takes any corporate action to authorize or effect any of the foregoing;

(7)                                  a court of competent jurisdiction enters an order or decree that (A) is an order for relief in respect of the Parent, either Issuer or any Significant Subsidiary of the Company or the Parent in an involuntary case under the Bankruptcy Code or any other applicable federal, state or foreign bankruptcy, insolvency or similar law, (B) appoints a Custodian of the Company or any Significant Subsidiary of the Company or the Parent or for substantially all of its property or (C) orders the winding-up or liquidation of its affairs; and such order or decree shall remain unstayed and in effect for a period of sixty (60) consecutive days;

(8)                                  except with respect to a Collateral Agreement for which all or substantially all of the assets comprising the Collateral thereunder have been transferred or sold or the Lien thereon released as permitted under this Indenture and except as expressly provided in the Section 12.01(a), any Collateral Agreement at any time for any reason shall cease to be in full force and effect, or shall cease to be effective in all material respects to grant the Trustee the Liens with the priority purported to be created thereby on a material portion of the Collateral thereunder, subject to Permitted Liens and no other Liens except as expressly permitted by the applicable Collateral Agreement, in each case for thirty (30) days after the Issuers receive written notice thereof specifying such occurrence from the Trustee or the Holders of at least 25% of the outstanding principal amount of the Notes (with a copy to the Trustee);

(9)                                  failure of the Parent, either Issuer or a Restricted Subsidiary to make, when due, any transfer, delivery, pledge, assignment or grant of Collateral required to be made by it and such failure continues unremedied for ten Business Days after notice of such failure is given to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the outstanding Notes;

(10)         the Parent, either Issuer or any Guarantor that is a Significant Subsidiary of the Company or the Parent shall assert in writing that any Lien created under any Collateral Agreement is invalid or unenforceable; or

(11)         any Guarantee of a Guarantor that is the Parent or a Significant Subsidiary of the Company or the Parent ceases to be in full force and effect or any Guarantee of a Guarantor that is the Parent or a Significant Subsidiary is declared to be null and void and unenforceable or any Guarantee of a Guarantor that is the Parent or a Significant Subsidiary of the Company or the Parent is found to be invalid or the Parent or any Guarantor that is a Significant Subsidiary of the Company or the Parent denies its liability under its Guarantee (other than by reason of the release of such Guarantor in accordance with the terms of this Indenture).

SECTION 6.02.         Acceleration.

(a)           If an Event of Default (other than an Event of Default specified in Section 6.01(6) or (7) above with respect to the Issuers) shall occur and be continuing and has not been waived, the Trustee or the Holders of at least 25% in principal amount of outstanding Notes may declare the principal of and premium, if any, accrued interest, on all the Notes to be due and payable by notice in writing to the Issuers and the Trustee specifying the respective Event of Default and that it is a “notice of acceleration” (the “Acceleration Notice”), and the same shall become immediately due and payable.

(b)           If an Event of Default specified in Section 6.01(6) or (7) above with respect to the Issuers occurs and is continuing, then all unpaid principal of, and premium, if any, and accrued and unpaid interest, on all of the outstanding Notes shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

(c)           At any time after such a declaration of acceleration has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter provided in this Article, the Holders of at least a majority in aggregate principal amount of the outstanding Notes, by written notice to the Issuers and the Trustee, may rescind and annul such declaration and its consequences if:

(1)           the Issuers have paid or deposited with the Trustee a sum sufficient to pay:

(i)            the principal of any Notes which have become due otherwise than by such declaration of acceleration (including any Notes required to have been paid on a Redemption Date or a Mandatory Prepayment Date, or purchased pursuant to a Change of Control Payment Date or a Net Proceeds Offer Payment Date pursuant to a Change of Control Offer or a Net Proceeds Offer, as applicable, made by the Company) and, to the extent that payment of such interest is lawful, any interest thereon at the rate provided therefor in the Notes;

(ii)           to the extent that payment of such interest is lawful, interest upon overdue interest at the rate provided therefor in Section 4.01 and the Notes, and all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel and any other amount due under Section 7.07; and

(2)           all Events of Default, other than the non-payment of the principal of or interest on, the Notes which have become due solely by such declaration of acceleration, have been cured or waived as provided in Section 6.04.

No such rescission shall affect any subsequent default or impair any right consequent thereon.

SECTION 6.03.         Other Remedies.

If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of principal of, premium, if any, or interest on the Notes or to enforce the performance of any provision of the Notes, this Indenture or any Collateral Agreement.

The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding.  A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default.  No remedy is exclusive of any other remedy.  All available remedies are cumulative to the extent permitted by law.

SECTION 6.04.         Waiver of Past Defaults.

Subject to Sections 2.10, 6.07 and 9.02, the Holders of a majority in principal amount of the Notes may waive any existing Default or Event of Default and its consequences, except (other than as provided in Section 6.02(c)) a default in the payment of the principal of or premium, if any, or interest on any Notes.  When a Default or Event of Default is waived, it is cured and ceases to exist.

SECTION 6.05.         Control by Majority.

Subject to Section 2.09, the Holders of a majority in principal amount of the outstanding Notes may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on the Trustee, including, without limitation, any remedies provided for in Section 6.03.  Subject to Section 7.01 and 7.02(i), however, the Trustee may refuse to follow any direction (which direction, if sent to the Trustee, shall be in writing) that the Trustee reasonably believes conflicts with any applicable law or this Indenture, that the Trustee determines may be unduly prejudicial to the rights of another Holder, or that may subject the Trustee to personal liability; provided that the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction (which direction, if sent to the Trustee, shall be in writing).

SECTION 6.06.         Limitation on Suits.

A Holder may not pursue any remedy with respect to this Indenture or the Notes unless:

(1)           the Holder gives to the Trustee written notice of a continuing Event of Default;

(2)           subject to Section 2.10, Holders of at least 25% in principal amount of the outstanding Notes make a written request to the Trustee to institute proceedings in respect of that Event of Default;

(3)           such Holders offer to the Trustee indemnity reasonably satisfactory to the Trustee against any loss, liability or expense to be incurred in compliance with such request;

(4)           the Trustee does not comply with the request within sixty (60) days after receipt of the request and the offer of indemnity; and

(5)           during such sixty (60) day period the Holders of a majority in principal amount of the outstanding Notes do not give the Trustee a written direction which, in the opinion of the Trustee, is inconsistent with the request.

A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over such other Holder.

SECTION 6.07.         Rights of Holders to Receive Payment.

Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of, premium, if any, and interest on a Note, on or after the respective due dates expressed in such Note, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder, except that no Holder shall have the right to institute any such suit, if and to the extent that the institution or prosecution thereof or the entry of judgment therein would under applicable law result in the surrender, impairment, waiver, or loss of the Liens of the Collateral Agreements upon any property or assets subject to the Liens.

SECTION 6.08.         Collection Suit by Trustee.

If an Event of Default specified in Section 6.01(1) or (2) occurs and is continuing, the Trustee may recover judgment (i) in its own name and (ii) in the case of the Trustee, as trustee of an express trust or on behalf of each of the Secured Parties, in each case against the Issuers or any other obligor on the Notes for the whole amount of principal of, premium, if any, and accrued interest remaining unpaid on, the Notes, together with interest on overdue principal and, to the extent that payment of such interest is lawful, cash interest on overdue installments of interest at the cash interest rate set forth in Section 2.02 and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee and its respective agents and counsel and any other amounts due the Trustee under the Collateral Agreements, the Intercreditor Agreement and Section 7.07.

SECTION 6.09.         Trustee May File Proofs of Claim.

The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders allowed in any judicial proceedings relating to the Issuers or any other obligor upon the Notes, any of their respective creditors or any of their respective property and shall be entitled and empowered to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same, and any Custodian in any such judicial proceedings is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, taxes, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under the Collateral Agreements, the Intercreditor Agreement and Section 7.07.  The Issuers’ payment obligations under this Section 6.09 shall be secured in accordance with the provisions of Section 7.07.  Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

SECTION 6.10.         Priorities.

If the Trustee collects any money or property pursuant to this Article Six, it shall, subject to the provisions of the Intercreditor Agreement, pay out the money in the following order:

First:  to the Trustee, the Paying Agent and the Registrar for amounts due under Section 7.07 (including payment of all compensation expense, all liabilities incurred and all advances made by the Trustee and the costs and expenses of collection);

Second:  if the Holders are forced to proceed against the Issuers directly without the Trustee, to Holders for their collection costs;

Third:  to Holders for amounts due and unpaid on the Notes for principal, premium, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium, if any, and interest, respectively; and

Fourth:  to the Issuers or any other obligor on the Notes, as their interests may appear, or as a court of competent jurisdiction may direct.

The Trustee, upon prior written notice to the Issuers, may fix a record date and payment date for any payment to Holders pursuant to this Section 6.10.

SECTION 6.11.         Undertaking for Costs.

All parties to this Indenture agree, and each Holder by its acceptance of its Note shall be deemed to have agreed, that in any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant.  This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07, or a suit by a Holder or Holders of more than 10% in principal amount of the outstanding Notes.

SECTION 6.12.         Restoration of Rights and Remedies.

If the Trustee or any Holder has instituted any proceedings to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Issuers, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding has been instituted.

SECTION 6.13.         Rights and Remedies Cumulative.

Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes in the last paragraph of Section 2.08, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

SECTION 6.14.         Delay or Omission Not Waiver.

No delay or omission of the Trustee or of any Holder of any Note to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein.  Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

ARTICLE SEVEN
TRUSTEE

SECTION 7.01.         Duties of Trustee.

The duties and responsibilities of the Trustee shall be as provided by the TIA and as set forth herein.

(a)           If an Event of Default has occurred and is continuing, the Trustee shall exercise such rights and powers vested in it by this Indenture and use the same degree of care and skill in its exercise thereof as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

(b)           Except during the continuance of an Event of Default:

(1)           the duties of the Trustee shall be determined solely by the express provisions of this Indenture and the TIA and the Trustee need perform only those duties as are specifically set forth in this Indenture and no covenants or obligations shall be implied in or read into this Indenture against the Trustee; and

(2)           in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; provided, however, in case of any such certificates or opinions furnished to the Trustee which by the provisions hereof are furnished to the Trustee, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

(c)           Notwithstanding anything to the contrary herein contained, the Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(1)           this paragraph does not limit the effect of paragraph (b) of this Section 7.01;

(2)           the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

(3)           the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.

(d)           No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any liability.  The Trustee shall be under no obligation to exercise of any of its rights or powers under this Indenture or the Collateral Agreements at the request, order or direction of any Holders unless such Holders have offered to the Trustee security and indemnity reasonably satisfactory to the Trustee against the costs and expenses which may be incurred by it in compliance with such request, order or direction.

(e)           Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b), (c) and (d) of this Section 7.01.

(f)            The Trustee shall not be liable for interest on any money or assets received by it except as the Trustee may agree in writing with the Issuers.  Money and assets held in trust by the Trustee need not be segregated from other funds or assets held by the Trustee except to the extent required by law.

(g)           In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

SECTION 7.02.         Rights of Trustee.

Subject to Section 7.01:

(a)           The Trustee may conclusively rely and shall be fully protected in acting or refraining from acting upon any resolution, certificate, statement instrument, opinion, report, request direction, consent, order, bond, note or other paper or document believed by it to be genuine and to have been signed or presented by the proper Person.  The Trustee need not investigate any fact or matter stated in the document.

(b)           Before the Trustee acts or refrains from acting, it may consult with counsel of its selection and may require an Officers’ Certificate or an Opinion of Counsel, or both, which shall conform to Sections 11.04 and 11.05.  The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers’ Certificate or Opinion of Counsel.  The advice of the Trustee’s counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by the Trustee hereunder in good faith and in reliance thereon.

(c)           The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

(d)           The Trustee shall not be liable for any action that it takes or omits to take in good faith which it reasonably believes to be authorized or within its rights or powers under this Indenture.

(e)           The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, notice, request, direction, consent, order, bond, debenture, or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled, upon reasonable notice to the Issuers, to examine the books, records and premises of the Issuers, personally or by agent or attorney at the sole cost of the Issuers and to consult with the officers and representatives of the Issuers, including the Issuers’ accountants and attorneys.  Except as expressly stated herein to the contrary, in no event shall the Trustee have any responsibility to ascertain whether there has been compliance with any of the covenants or provisions of Articles Four or Five hereof.

(f)            The Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder.

(g)           Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Issuers shall be sufficient if signed by an Officer of the Issuers and any resolution of the Board of Directors shall be sufficient if evidenced by a copy of such resolution certified by an Officer of the Issuers to have been duly adopted and in full force and effect on the date hereof.

(h)           The Trustee shall not be deemed to have notice or be charged with knowledge of any Default or Event of Default unless a Trust Officer of the Trustee has actual notice thereof or unless the Trustee shall have received from the Issuers, any Guarantor or any other obligor upon the Notes or from any Holder written notice thereof at its address set forth in Section 11.02 hereof, and such notice references the Notes and this Indenture.

(i)            The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder.

(j)            The Trustee may request that the Issuers deliver an Officers’ Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officers’ Certificate may be signed by any persons authorized to sign an Officers’ Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded.

(k)           The permissive right of the Trustee to take any action under this Indenture or any Collateral Agreements shall not be construed as a duty to so act.

SECTION 7.03.         Individual Rights of Trustee.

The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Issuers, any Subsidiary of the Issuers or their respective Affiliates with the same rights it would have if it were not Trustee.  Any Agent may do the same with like rights.  However, the Trustee must comply with Sections 7.10 and 7.11 of this Indenture, and the Trustee is subject to TIA Sections 310(b) and 311.

SECTION 7.04.         Trustee’s Disclaimer.

The Trustee makes no representation as to the validity, adequacy or sufficiency of this Indenture, the Notes or the Collateral Agreements, and it shall not be accountable for the Issuers’ use of the proceeds from the Notes, and it shall not be responsible for any statement of the Issuers in this Indenture, the Notes, the Collateral Agreements, the Intercreditor Agreement or any other documents in connection with the issuance of the Notes other than the Trustee’s certificate of authentication, which shall be taken as the statement of Issuers, and the Trustee assumes no responsibility for their correctness.

Beyond the exercise of reasonable care in the custody thereof and the fulfillment of its obligations under this Indenture, the Collateral Agreements and the Intercreditor Agreement, the Trustee shall have no duty as to any Collateral in its possession or control or in the possession or control of any agent or bailee or any income thereon or as to preservation of rights against prior parties or any other rights pertaining thereto and the Trustee shall not be responsible for filing any financing or continuation statements or recording any documents or instruments in any public office at any time or times or otherwise perfecting or maintaining the perfection of any security interest in the Collateral.  The Trustee shall be deemed to have exercised reasonable care in the custody of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which it accords its own property.

The Trustee makes no representations as to and shall not be responsible for the existence, genuineness, value, sufficiency or condition of any of the Collateral or as to the security afforded or intended to be afforded thereby, hereby or by any Collateral Agreement, or for the validity, perfection, priority or enforceability of the Liens or security interests in any of the Collateral created or intended to be created by any of the Collateral Agreements, whether impaired by operation of law or by reason of any action or omission to act on its part hereunder, except to the extent such action or omission constitutes gross negligence or willful misconduct on the part of the Trustee, for the validity or sufficiency of the Collateral, any Collateral Agreements or any agreement or assignment contained in any thereof, for the validity of the title of the Issuers or any Guarantor to the Collateral, for insuring the Collateral or for the payment of taxes, charges, assessments or Liens upon the Collateral or otherwise as to the maintenance of the Collateral.

SECTION 7.05.         Notice of Default.

If a Default or an Event of Default occurs and is continuing and if a Trust Officer has actual knowledge or has received written notice from the Issuers or any Holder, the Trustee shall mail to each Holder, with a copy to the Issuers, notice of the Default or Event of Default within thirty (30) days thereof.  Except in the case of a Default or an Event of Default in payment of principal of, premium, if any, or interest on, any Note, including an accelerated payment and the failure to make payment on the Change of Control Payment Date pursuant to a Change of Control Offer and, except in the case of a failure to comply with Article Five, the Trustee may withhold the notice if and so long as its Board of Directors, the executive committee of its Board of Directors or a committee of its directors and/or Trust Officers in good faith determines that withholding the notice is in the interest of the Holders.

SECTION 7.06.         Reports by Trustee to Holders.

Within sixty (60) days after each May 15, beginning with May 15, 2009, the Trustee shall, to the extent that any of the events described in TIA Section 313(a) occurred within the previous twelve months, but not otherwise, mail to each Holder a brief report dated as of such date that complies with TIA Section 313(a).  The Trustee also shall comply with TIA Sections 313(b) and (c).

A copy of each report at the time of its mailing to Holders shall be mailed to the Issuers and filed by the Issuers with the SEC and each stock exchange or market, if any, on which the Notes are listed or quoted.

The Issuers shall promptly notify the Trustee if the Notes become listed or quoted on any stock exchange or market and the Trustee shall comply with TIA Section 313(d) and any delisting thereof.

SECTION 7.07.         Compensation and Indemnity.

The Issuers shall pay to the Trustee, the Paying Agent and the Registrar (each an “Indemnified Party”) from time to time reasonable compensation for their respective services.  The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust.  The Issuers shall reimburse each Indemnified Party upon request for all reasonable out-of-pocket expenses incurred or made by it in connection with the performance of its duties under, as the case may be, this Indenture, the Collateral Agreements or the Intercreditor Agreement.  Such expenses shall include the reasonable fees and expenses of each of such Indemnified Party’s agents and counsel.

The Issuers and the Guarantors hereby agree to indemnify each Indemnified Party and its agents, employees, stockholders and directors and officers for, and to hold each of them harmless against, any loss, cost, claim, liability or expense (including taxes) incurred by any of them except for such actions to the extent caused by any negligence, bad faith or willful misconduct on the part of such Indemnified Party, arising out of or in connection with this Indenture, the Collateral Agreements or the Intercreditor Agreement, or the administration of this trust, including the reasonable costs and expenses of enforcing this Indenture against the Issuers (including this Section 7.07) and defending themselves against any claim or liability in connection with the exercise or performance of any of their rights, powers or duties hereunder or thereunder (including the reasonable fees and expenses of counsel).  The Trustee shall notify the Issuers promptly of any claim asserted against an Indemnified Party for which such Indemnified Party has advised the Trustee that it may seek indemnity hereunder or under the Collateral Agreements.  Failure by the Trustee to so notify the Issuers shall not relieve the Issuers of its obligations hereunder.  At the Indemnified Party’s sole discretion, the Issuers shall defend the claim and the Indemnified Party shall cooperate and may participate in the defense; provided that any settlement of a claim shall be approved in writing by the Indemnified Party.  Alternatively, the Indemnified Party may at its option have separate counsel of its own choosing and the Issuers shall pay the reasonable fees and expenses of such counsel; provided that the Issuers shall not be required to pay such fees and expenses if it assumes the Indemnified Party’s defense and there is no conflict of interest between the Issuers and the Indemnified Party in connection with such defense as reasonably determined by the Indemnified Party.  The Issuers need not pay for any settlement made without their written consent, which consent shall not be unreasonably withheld.

To secure the Issuers’ payment obligations in this Section 7.07, each Indemnified Party shall have a lien prior to the Notes on all Collateral held or collected by the Trustee, in its capacity as Trustee, except assets or money held in trust to pay principal of or interest on particular Notes which have been called for redemption.

When an Indemnified Party incurs expenses or renders services after an Event of Default specified in Section 6.01(6) or (7) occurs, such expenses (including the reasonable fees and expenses of its counsel) and the compensation for such services are intended to constitute expenses of administration under any Bankruptcy Code.

The obligations of the Issuers under this Section 7.07 shall survive the satisfaction and discharge of this Indenture, termination of the Collateral Agreements or the resignation or removal of the Trustee.

The Trustee shall comply with the provisions of TIA Section 312(b)(2) to the extent applicable.

SECTION 7.08.         Replacement of Trustee.

The Trustee may resign by so notifying the Issuers.  The Holders of a majority in aggregate principal amount of the outstanding Notes may remove the Trustee by so notifying the Issuers and the Trustee in writing and may appoint a successor Trustee.  The Issuers, by a Board Resolution, may remove the Trustee if:

(1)           the Trustee fails to comply with Section 7.10;

(2)           the Trustee is adjudged bankrupt or insolvent;

(3)           a receiver or other public officer takes charge of the Trustee or its property; or

(4)           the Trustee becomes incapable of acting with respect to the Notes.

If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Issuers shall notify each Holder in writing of such event and shall promptly appoint a successor Trustee.  Within one year after the successor Trustee takes office, the Holders of a majority in aggregate principal amount of the outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Issuers.

A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Issuers and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all rights, powers, trusts, duties and obligations of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such Trustee so ceasing to act hereunder subject nevertheless to its lien, if any, provided for in Section 7.07.  Upon request of the Issuers or the successor Trustee, such retiring Trustee shall at the expense of the Issuers and upon payment of the charges of the Trustee then unpaid, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee, and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder.

If a successor Trustee does not take office within thirty (30) days after the retiring Trustee resigns or is removed, the retiring Trustee, at the Issuers’ expense, the Issuers or the Holders of at least 10% in principal amount of the outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

If the Trustee fails to comply with Section 7.10, any Holder who satisfies the requirements of TIA Section 310(b) may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

The Issuers shall give notice of any resignation and any removal of the Trustee and each appointment of a successor Trustee to all Holders in writing.  Each notice shall include the name of the successor Trustee and the address of its Corporate Trust Office.

Notwithstanding any resignation or replacement of the Trustee pursuant to this Section 7.08, the Issuers’ obligations under Section 7.07 shall continue for the benefit of the retiring Trustee.

SECTION 7.09.         Successor Trustee by Merger, Etc.

If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another Person, the resulting, surviving or transferee Person without any further act shall, if such resulting, surviving or transferee Person is otherwise eligible hereunder, be the successor Trustee; provided, however, that such Person shall be otherwise qualified and eligible under this Article Seven.

In case any Notes have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Notes so authenticated with the same effect as if such successor Trustee had itself authenticated such Notes.

SECTION 7.10.         Eligibility; Disqualification.

(a)           This Indenture shall always have a Trustee who satisfies the requirements of TIA Sections 310(a)(1), (2), (3) and (5).  The Trustee (or, in the case of a corporation included in a bank holding company system, the related bank holding company) shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition.  In addition, if the Trustee is a corporation included in a bank holding company system, the Trustee, independently of such bank holding company, shall meet the capital requirements of TIA Section 310(a)(2).  The Trustee shall comply with TIA Section 310(b); provided, however, that there shall be excluded from the operation of TIA Section 310(b)(1) any indenture or indentures under which other securities, or certificates of interest or participation in other securities, of the Issuers are outstanding if the requirements for such exclusion set forth in TIA Section 310(b)(1) are met.  The provisions of TIA Section 310 shall apply to the Issuers, as obligor of the Notes.

(b)           If the Trustee has or acquires a conflicting interest within the meaning of the TIA, the Trustee shall either eliminate such interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the TIA and this Indenture.

SECTION 7.11.         Preferential Collection of Claims Against Issuers.

The Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b).  A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein.

SECTION 7.12.         Trustee as Paying Agent.

References to the Trustee in Sections 7.01(f), 7.02, 7.03, 7.04, and 7.07 shall include the Trustee in its role as Paying Agent.

SECTION 7.13.         Co-Trustees and Separate Trustees.

(a)           At any time or times, for the purpose of meeting the legal requirements of any jurisdiction in which any of the Collateral may at the time be located, the Issuers and the Trustee shall have the power to appoint, and, upon the written request of the Trustee or of the Holders of at least 25% in principal amount of the Notes outstanding, the Issuers shall for such purpose join with the Trustee in the execution, delivery and performance of all instruments and agreements necessary or proper to appoint, one or more Persons approved by the Trustee either to act as co-trustee, jointly with the Trustee, of all or any part of the Collateral, or to act as separate trustees of any such property, in either case with such powers as may be provided in the instrument of appointment, and to vest in such Person or Persons in the capacity aforesaid, any property, title, right or power deemed necessary or desirable, subject to the other provisions of this Section 7.13.

(b)           Should any written instrument from the Issuers be required by any co-trustee or separate trustee so appointed for more fully confirming to such co-trustee or separate trustee such property, title, right or power, any and all such instruments shall, on request, be executed, acknowledged and delivered by the Issuers.

(c)           Every co-trustee or separate trustee shall, to the extent permitted by law, but to such extent only, be appointed subject to the following terms, namely:

(i)            The Notes shall be authenticated and delivered, and all rights, powers, duties and obligations hereunder in respect of the custody of securities, cash and other personal property held by, or required to be deposited or pledged with, the Trustee hereunder, shall be exercised solely, by the Trustee.

(ii)           The rights, powers, duties and obligations hereby conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee or by the Trustee and such co-trustee or separate trustee, jointly as shall be provided in the instrument appointing such co-trustee or separate trustee, except to the extent that under any law of any jurisdiction in which any particular act is to be performed, the Trustee shall be incompetent or unqualified to perform such act, in which event such rights, powers, duties and obligations shall be exercised and performed by such co-trustee or separate trustee.

(iii)          The Trustee at any time, by an instrument in writing executed by it, with the concurrence of the Issuers evidenced by a Board Resolution, may accept the resignation of or remove any co-trustee or separate trustee appointed under this Section 7.13, and, in case an Event of Default has occurred and is continuing, the Trustee shall have power to accept the resignation of, or remove, any such co-trustee or separate trustee without the concurrence of the Issuers.  Upon the written request of the Trustee, the Issuers shall join with the Trustee in the execution, delivery and performance of all instruments and agreements necessary or proper to effectuate such resignation or removal.  A successor to any co-trustee or separate trustee so resigned or removed may be appointed in the manner provided in this Section 7.13.

(iv)          No co-trustee or separate trustee hereunder shall be personally liable by reason of any act or omission of the Trustee or any other such trustee hereunder.

(v)           Any act of Holders delivered to the Trustee shall be deemed to have been delivered to each such co-trustee or separate trustee.

SECTION 7.14.         Form of Documents Delivered to Trustee.

In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other Persons as to other matters and any such Person may certify or give an opinion as to such matters in one or several documents.

Any certificate or opinion of an Officer of either Issuer may be based, insofar as it relates to legal matters, upon a certificate or opinion, or representation by, counsel, unless such Officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous.  Any such certificate or opinion of counsel or representation by counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of either Issuer stating that the information with respect to such factual matters is in the possession of such Issuer, unless such counsel knows that the certificate or opinion or representations with respect to such matters are erroneous.

Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

ARTICLE EIGHT
SATISFACTION AND DISCHARGE OF INDENTURE

SECTION 8.01.         Legal Defeasance and Covenant Defeasance.

(a)           The Issuers may, at their option and at any time, elect to have either paragraph (b) or paragraph (c) below be applied to the outstanding Notes upon compliance with the applicable conditions set forth in paragraph (d).

(b)           Upon the Issuers’ exercise under paragraph (a) of the option applicable to this paragraph (b), the Issuers and the Guarantors shall be deemed to have been released and discharged from their obligations with respect to the outstanding Notes, the Guarantees and the Collateral Agreements on the date the applicable conditions set forth below are satisfied (hereinafter, “Legal Defeasance”).  For this purpose, such Legal Defeasance means that the Issuers shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes, which shall thereafter be deemed to be “outstanding” only for the purposes of the Sections and matters under this Indenture referred to in clause (i) and (ii) below, and the Issuers and the Guarantors shall be deemed to have satisfied all their other obligations under such Notes and this Indenture, the Guarantees and the Collateral Agreements, except for the following which shall survive until otherwise terminated or discharged hereunder:  (i) the rights of Holders of outstanding Notes to receive solely from the trust fund described in paragraph (d) below and as more fully set forth in such paragraph payments in respect of the principal of, and premium, if any, and interest on such Notes when such payments are due, (ii) obligations listed in Section 8.03, subject to compliance with this Section 8.01 and (iii) the rights, powers, trusts, duties and immunities of the Trustee and the Issuers’ obligations in connection therewith.  The Issuers may exercise their option under this paragraph (b) notwithstanding the prior exercise of their option under paragraph (c) below with respect to the Notes.

(c)           Upon the Issuers’ exercise under paragraph (a) of the option applicable to this paragraph (c), the Parent, the Issuers and their respective Restricted Subsidiaries shall be released and discharged from their obligations under any covenant contained in Section 4.05, Sections 4.08 through 4.11, Sections 4.13 through 4.24, and Section 5.01(2), with respect to the outstanding Notes on and after the date the conditions set forth below are satisfied (hereinafter, “Covenant Defeasance”), and the Notes shall thereafter be deemed to be not “outstanding” for the purpose of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed “outstanding” for all other purposes hereunder (it being understood that such Notes shall not be deemed outstanding for accounting purposes).  For this purpose, such Covenant Defeasance means that, with respect to the outstanding Notes, the Parent and the Issuers may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.01, but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby.  In addition, upon the Issuers’ exercise under paragraph (a) hereof of the option applicable to this paragraph (c), subject to the satisfaction of the conditions set forth in paragraph (d) below, Sections 6.01(3) through 6.01(10) (except, in the case of Section 6.01(6) and 6.01(7) , with respect only to Significant Subsidiaries) shall not constitute Events of Default.

(d)           The following shall be the conditions to application of either paragraph (b) or paragraph (c) above to the outstanding Notes:

(1)           The Issuers shall have irrevocably deposited in trust with the Trustee, pursuant to an irrevocable trust and security agreement in form and substance reasonably satisfactory to the Trustee, U.S. Legal Tender or non-callable U.S. Government

Obligations or a combination thereof, in such amounts and at such times as are sufficient, in the opinion of a nationally-recognized firm of independent public accountants, to pay the principal of, and premium, if any, and interest on the outstanding Notes on the stated dates for payment or redemption, as the case may be; provided, however, that the Trustee (or other qualifying trustee) shall have received an irrevocable written order from the Issuers instructing the Trustee (or other qualifying trustee) to apply such U.S. Legal Tender or the proceeds of such U.S. Government Obligations to said payments with respect to the Notes to maturity or redemption;

(2)           No Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default arising in connection with the substantially contemporaneous borrowing of funds to fund the deposit referenced in clause (1) above and the granting of any Lien securing such borrowing);

(3)           Such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default hereunder (other than a Default or Event of Default arising in connection with the substantially contemporaneous borrowing of funds to fund the deposit referenced in clause (1) above and the granting of any Lien securing such borrowing) or any other material agreement or instrument to which the Issuers or any of their Subsidiaries is a party or by which the Issuers or any of their Subsidiaries is bound;

(4)           (i) In the event the Issuers elect paragraph (b) above, the Issuers shall deliver to the Trustee an Opinion of Counsel in the United States of America, in form and substance reasonably satisfactory to the Trustee, to the effect that (A) the Issuers have received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the Issue Date, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall state that, Holders shall not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance contemplated hereby and shall be subject to federal income tax in the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred or (ii) in the event the Issuers elects paragraph (c) above, the Issuers shall deliver to the Trustee an Opinion of Counsel in the United States, in form and substance reasonably satisfactory to the Trustee, to the effect that Holders shall not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance contemplated hereby and shall be subject to federal income tax in the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(5)           The Issuers shall have delivered to the Trustee an Officers’ Certificate stating that the deposit under clause (1) was not made by the Issuers with the intent of preferring the Holders over any other creditors of the Issuers or with the intent of defeating, hindering, delaying or defrauding any other creditors of the Issuers or others;

(6)           The Issuers shall have delivered to the Trustee an Opinion of Counsel, reasonably satisfactory to the Trustee, to the effect that assuming no intervening bankruptcy of the Issuers between the date of deposit and the 91st day following the date of deposit and that no Holder of Notes is an insider of the Issuers, after the 91st day following the date of deposit, the trust funds shall not be subject to any applicable bankruptcy, insolvency, reorganization or similar law affecting creditors’ rights generally; and

(7)           The Issuers have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent specified herein relating to the defeasance contemplated by this Section 8.01 have been complied with.

Notwithstanding the foregoing, the Opinions of Counsel required by Section 8.01(d)(4)(i) and Section 8.01(d)(6) above with respect to a Legal Defeasance need not be delivered if all Notes not theretofore delivered to the Trustee for cancellation (1) have become due and payable or (2) shall become due and payable on the maturity date within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Issuers.

In the event all or any portion of the Notes are to be redeemed through such irrevocable trust, the Issuers must make arrangements reasonably satisfactory to the Trustee, at the time of such deposit, for the giving of the notice of such redemption or redemptions by the Trustee in the name and at the expense of the Issuers.

SECTION 8.02.         Satisfaction and Discharge.

In addition to the Issuers’ rights under Section 8.01, the Issuers may terminate all of their obligations under this Indenture (subject to Section 8.03), and this Indenture, the Notes, the Guarantees and the Collateral Agreements, and all Liens created thereunder, shall be discharged and shall cease to be in effect when:

(1)           either:

(a)           all the Notes theretofore authenticated and delivered (except lost, stolen or destroyed Notes which have been replaced or paid as provided in Section 2.07 and Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Issuers and thereafter repaid to the Issuers or discharged from such trust) have been delivered to the Trustee for cancellation; or

(b)           all Notes not theretofore delivered to the Trustee for cancellation (i) have become due and payable, (ii) shall become due and payable at their stated maturity within one year or (iii) are to be called for redemption within one year under arrangements reasonably satisfactory to the Trustee, and the Issuers have irrevocably deposited or caused to be deposited with the Trustee funds in an amount sufficient to pay and discharge the entire Indebtedness on the Notes not theretofore delivered to the Trustee for cancellation, for principal of, and premium, if any, and interest on the Notes to the date of deposit together with irrevocable instructions from the Issuers directing the Trustee to apply such funds to the payment thereof at maturity or redemption, as the case may be;

(2)           all other sums payable under this Indenture by the Issuers have been paid; and

(3)           each Issuer has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel stating that all conditions precedent under this Indenture relating to the satisfaction and discharge of this Indenture have been complied with.

SECTION 8.03.         Survival of Certain Obligations.

Notwithstanding the satisfaction and discharge of this Indenture and of the Notes referred to in Section 8.01 or 8.02, the provisions regarding optional redemption contained in Article Three and the form of Notes, the respective obligations of the Issuers and the Trustee under Sections 2.03, 2.04, 2.05, 2.06, 2.07 and 2.08, Sections 7.07 and 7.08 and Sections 8.05, 8.06 and 8.07 shall survive until the Notes are no longer outstanding, and thereafter the obligations of the Issuers and the Trustee under Sections 7.07, 8.04, 8.05 and 8.06 and 8.07 shall survive.

SECTION 8.04.         Acknowledgment of Discharge by Trustee.

Subject to Section 8.07, after (i) the conditions of Section 8.01 or 8.02 have been satisfied, (ii) the Issuers have paid or caused to be paid all other sums payable hereunder by the Issuers and (iii) each Issuer has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent referred to in clause (i) above relating to the satisfaction and discharge of this Indenture have been complied with, the Trustee, upon written request, shall acknowledge in writing the discharge of the Issuers’ obligations under this Indenture except for those surviving obligations specified in Section 8.03 and the Trustee shall execute and deliver to the Issuers any document reasonably requested by the Issuers to effect or evidence any release and discharge of Lien or Collateral Agreement contemplated by Section 12.06.

SECTION 8.05.         Application of Trust Moneys.

The Trustee shall hold any U.S. Legal Tender or U.S. Government Obligations deposited with it in the irrevocable trust established pursuant to Section 8.01.  The Trustee shall apply the deposited U.S. Legal Tender or the U.S. Government obligations, together with earnings thereon, through the Paying Agent, in accordance with this Indenture and the terms of the irrevocable trust agreement established pursuant to Section 8.01, to the payment of principal of, premium, if any, and interest on the Notes.  Anything in this Article Eight to the contrary notwithstanding, the Trustee shall deliver or pay to the Issuers from time to time upon the Issuers’ request any U.S. Legal Tender or U.S. Government Obligations held by it as provided in Section 8.01(d) which, in the opinion of a nationally-recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the U.S. Government Obligations deposited pursuant to

Section 8.01 or 8.02 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of Outstanding Notes.

SECTION 8.06.         Repayment to the Issuers; Unclaimed Money.

Subject to Sections 7.07, 8.01 and 8.02, the Trustee and the Paying Agent shall promptly pay to the Issuers upon written request from the Issuers any excess U.S. Legal Tender or U.S. Government Obligations held by them at any time.  The Trustee and the Paying Agent shall pay to the Issuers, upon receipt by the Trustee or the Paying Agent, as the case may be, of a written request from the Issuers any money held by it for the payment of principal, premium, if any, or interest that remains unclaimed for two years after payment to the Holders is required, without interest thereon; provided, however, that the Trustee and the Paying Agent before being required to make any payment may, but need not, at the expense of the Issuers cause to be published once in a newspaper of general circulation in The City of New York or mail to each Holder entitled to such money notice that such money remains unclaimed and that after a date specified therein, which shall be at least thirty (30) days from the date of such publication or mailing, any unclaimed balance of such money then remaining shall be repaid to the Issuers, without interest thereon.  After payment to the Issuers, Holders entitled to money must look solely to the Issuers for payment as general creditors unless an applicable abandoned property law designated another Person, and all liability of the Trustee or Paying Agent with respect to such money shall thereupon cease.

SECTION 8.07.         Reinstatement.

If the Trustee or Paying Agent is unable to apply any U.S. Legal Tender or U.S. Government Obligations in accordance with Section 8.01 or 8.02 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Issuers’ obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.01 or 8.02 until such time as the Trustee or Paying Agent is permitted to apply all such U.S. Legal Tender or U.S. Government Obligations in accordance with Section 8.01 or 8.02; provided, however, that if the Issuers have made any payment of premium, if any, or interest on or principal of any Notes because of the reinstatement of their obligations, the Issuers shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent.

ARTICLE NINE
AMENDMENTS, SUPPLEMENTS AND WAIVERS

SECTION 9.01.         Without Consent of Holders.

From time to time, the Issuers, the Guarantors and the Trustee without the consent of the Holders, may amend, modify, waive or supplement provisions of this Indenture, the Notes, the Guarantees and the Collateral Agreements:

(1)           to cure any ambiguity, defect or inconsistency contained therein;

(2)           to provide for uncertificated Notes in addition to or in place of certificated Notes;

(3)           to provide for the assumption of the Issuers’ or a Guarantor’s obligations to Holders in the case of a merger or consolidation involving the Issuers or such Guarantor or sale of all or substantially all of the assets of the Issuers or such Guarantor or the release of a Guarantor to the extent permitted under this Indenture;

(4)           to make any change that would provide any additional rights or benefits to the Holders or that does not adversely affect the legal rights of any such Holder under this Indenture, the Notes, the Guarantees or the Collateral Agreements in any material respect;

(5)           to comply with requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA;

(6)           to allow any Subsidiary or any other Person to guarantee the Notes;

(7)           if necessary, in connection with any addition or release of Collateral permitted under the terms of this Indenture, the Collateral Agreements or the Intercreditor Agreement; or

(8)           to evidence and provide for the acceptance and appointment hereunder of a successor Trustee with respect to the Notes, the Collateral Agreements or the Intercreditor Agreement.

After an amendment, supplement or waiver under this Section 9.01 becomes effective, the Issuers shall mail to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver.  Any failure of the Issuers to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amendment, supplement or waiver.

SECTION 9.02.         With Consent of Holders.

The Issuers and the Guarantors, when authorized by a Board Resolution of the Company, and the Trustee, as applicable, together, with the written consent of the Holder or Holders of at least a majority in aggregate principal amount of the outstanding Notes, may amend or supplement this Indenture, the Notes, any Collateral Agreement or the Guarantees without notice to any other Holders.  The Holder or Holders of a majority in aggregate principal amount of the outstanding Notes may waive compliance by the Issuers with any provision of this Indenture, any Collateral Agreement or the Notes without notice to any other Holder.  However, no amendment, supplement or waiver, including a waiver pursuant to Section 6.04, shall without the consent of each Holder of each Note affected thereby:

(1)           reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver of any provision of this Indenture or the Notes;

(2)           reduce the rate of or change or have the effect of changing the time for payment of interest on any Notes;

(3)           reduce the principal of or change or have the effect of changing the fixed maturity of any Notes, or change the date on which any Notes may be subject to Mandatory Prepayment or redemption or reduce the Mandatory Prepayment Amount or redemption price therefor or change the calculation of principal amount, except that the foregoing provision shall not apply to any amendment or waiver of the provisions of Section 3.03 hereof;

(4)           make any Notes payable in money other than that stated in the Notes;

(5)           make any change in provisions of this Indenture protecting the right of each Holder to receive payment of principal of, premium, if any, and interest on such Note on or after the due date thereof or to bring suit to enforce such payment, or permitting Holders of a majority in principal amount of Notes to waive Defaults or Events of Default, except to increase any such percentage or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holders of each outstanding Note affected thereby;

(6)           after the Issuers’ obligation to purchase Notes arises thereunder, amend, change or modify in any material respect the obligation of the Issuers to make and consummate a Change of Control Offer in the event of a Change of Control, or make and consummate a Net Proceeds Offer with respect to any Asset Sale that has been consummated or, after such Change of Control has occurred or such Asset Sale has been consummated, modify any of the provisions or definitions with respect thereto;

(7)           modify or change any provision of this Indenture or the related definitions affecting the ranking of the Notes or any Guarantee in a manner which adversely affects the Holders; provided, however, that the ranking of the Notes shall not be deemed to be affected solely by virtue of any change to or release of the Collateral as permitted under this Indenture and the Collateral Agreements or as required by the Intercreditor Agreement;

(8)           release any Guarantor that is the Parent or a Significant Subsidiary of the Company or the Parent from any of its obligations under its Guarantee or this Indenture otherwise than in accordance with the terms of this Indenture;

(9)           release all or substantially all of the Collateral from the Liens under this Indenture and the Collateral Agreements (except as specifically provided therein or in this Indenture); or

(10)         make any change to Section 9.01 or this Section 9.02.

It shall not be necessary for the consent of the Holders under this Section 9.02 to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Issuers shall mail to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver.  Any failure of the Issuers to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amendment, supplement or waiver.

SECTION 9.03.         Compliance with TIA.

Every amendment, waiver or supplement of this Indenture, the Notes, the Collateral Agreements or the Guarantees shall comply with the TIA as then in effect.

SECTION 9.04.         Revocation and Effect of Consents.

Until an amendment, waiver or supplement becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent is not made on any Note.  Subject to the following paragraph, any such Holder or subsequent Holder may revoke the consent as to such Holder’s Note or portion of such Note by written notice to the Trustee and the Issuers received before the date on which the Trustee receives an Officers’ Certificate certifying that the Holders of the requisite principal amount of Notes have consented (and not theretofore revoked such consent) to the amendment, supplement or waiver.  An amendment, waiver or supplement shall become effective upon receipt by the Trustee of written consents from the Holders of the requisite percentage in principal amount of the outstanding Notes or such Officers’ Certificate, whichever first occurs, and the execution thereof by the Trustee.

The Issuers may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver, which record date shall be either (i) at least thirty (30) days prior to the first solicitation of such consent or (ii) the date of the most recent list furnished to the Trustee under Section 2.05.  If a record date is fixed, then notwithstanding the last sentence of the immediately preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to revoke any consent previously given, whether or not such Persons continue to be Holders after such record date.  No such consent shall be valid or effective for more than ninety (90) days after such record date.

After an amendment, supplement or waiver becomes effective, it shall bind every Holder unless it makes a change described in any of clauses (1) through (10) of Section 9.02, in which case, the amendment, supplement or waiver shall bind only each Holder of a Note who has consented to it and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder’s Note; provided that any such waiver shall not impair or affect the right of any Holder to receive payment of principal of, premium, if any, and interest on a Note, on or after the respective due dates expressed in such Note, or to bring suit for the enforcement of any such payment on or after such respective dates without the consent of such Holder.

SECTION 9.05.         Notation on or Exchange of Notes.

If an amendment, supplement or waiver changes the terms of a Note, the Trustee may require the Holder of the Note to deliver the Note to the Trustee.  The Trustee at the written direction of the Issuers may place an appropriate notation on the Note about the changed terms and return it to the Holder and the Trustee may place an appropriate notation on any Note thereafter authenticated.  Alternatively, if the Issuers or the Trustee so determines, the Issuers in exchange for the Note shall issue and the Trustee shall authenticate a new Note that reflects the changed terms.  Failure to make an appropriate notation, or issue a new Note, shall not affect the validity and effect of such amendment, supplement or waiver.  Any such notation or exchange shall be made at the sole cost and expense of the Issuers.  Failure to make the appropriate notation or issue a new Note shall not effect the validity and effect of such amendment, supplement or waiver.

SECTION 9.06.         Trustee to Sign Amendments, Etc.

The Trustee shall execute any amendment, supplement or waiver authorized pursuant to this Article Nine; provided that the Trustee may, but shall not be obligated to, execute any such amendment, supplement or waiver which affects the rights, duties or immunities of the Trustee under this Indenture or any Collateral Agreement.  The Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Opinion of Counsel and an Officers’ Certificate each stating that the execution of any amendment, supplement or waiver authorized pursuant to this Article Nine is authorized or permitted by this Indenture.  Such Opinion of Counsel shall not be an expense of the Trustee and shall be paid for by the Issuers.

SECTION 9.07.         Conformity with Trust Indenture Act.

Every supplemental indenture executed pursuant to this Article Nine shall conform to the requirements of the TIA as then in effect.

ARTICLE TEN
GUARANTEE

SECTION 10.01.       Guarantee.

Each Guarantor hereby fully, irrevocably and unconditionally, jointly and severally, unconditionally and irrevocably guarantees (such guarantee to be referred to herein as the “Guarantee”), to each of the Holders and to the Trustee and their respective successors and assigns that (i) the principal of, premium, if any and interest on the Notes shall be promptly paid in full when due, subject to any applicable grace period, whether upon Mandatory Prepayment, upon redemption pursuant to the terms of the Notes, by acceleration or otherwise, and interest on the overdue principal, if any, and interest on any interest, if any, to the extent lawful, of the Notes and all other obligations of the Issuers to the Holders and the Trustee hereunder, thereunder or under any Collateral Agreement shall be promptly paid in full or performed, all in accordance with the terms hereof, thereof and of the Collateral Agreements; and (ii) in case of any extension of time of payment or renewal of any of the Notes or of any such other obligations, the same shall be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, subject to any applicable grace period, whether at stated maturity, by acceleration or otherwise, subject, however, in the case of clauses (i) and (ii) above, to the limitations set forth in Section 10.03.  The Guarantee of each Guarantor shall rank senior in right of payment to all subordinated Indebtedness of such Guarantor and equal in right of payment with all other senior obligations of such Guarantor.  Each Guarantor hereby agrees that its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes, this Indenture or any Collateral Agreement, the absence of any action to enforce the same, any waiver or consent by any of the Holders with respect to any provisions hereof or thereof, any release of any other Guarantor, the recovery of any judgment against the Issuers, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a Guarantor.  Each Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Issuers, any right to require a proceeding first against the Issuers, protest, notice and all demands whatsoever and covenants that this Guarantee shall not be discharged except by complete performance of the obligations contained in the Notes, this Indenture and in this Guarantee.

Each Guarantor waives notice of any default under the Notes or the Obligations.  The obligations of each Guarantor hereunder shall not be affected by (a) the failure of any Holder or Trustee to assert any claim or demand or to enforce any right or remedy against the Company or any other Person under this Indenture, the Notes, or any other agreement or otherwise; (b) any extension or renewal of any thereof; (c) any rescission, waiver, amendment or modification of any of the terms or provisions of this Indenture, the Notes, the Collateral Agreements or any other agreement; (d) the release of any security held by any Holder or the Trustee for the Obligations or any of them; (e) the failure of any Holder, the Trustee or the Collateral Agent to exercise any right or remedy against any other guarantor of the Obligations; or (f) any change in the ownership of such Guarantor.

Each Guarantor further agrees that its Guarantee herein constitutes a guarantee of payment, performance and compliance when due (and not a guarantee of collection) and waives any right to require that any resort be had by any Holder or the Trustee to any security held for payment of the Obligations.

If any Holder or the Trustee is required by any court or otherwise to return to the Company, the Guarantors or any custodian, trustee, liquidator or other similar official acting in relation to either the Company or the Guarantors, any amount paid by either to the Trustee or such Holder, this Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.

Until such time as the Notes and the other Obligations of the Company guaranteed hereby have been satisfied in full, each Guarantor hereby irrevocably waives any claim or other rights that it may now or hereafter acquire against the Company or any other Guarantor that arise from the existence, payment, performance or enforcement of such Guarantor’s Obligations under its Guarantee including, without limitation, any right of subrogation, reimbursement, exoneration, contribution or indemnification and any right to participate in any claim or remedy of the Holders or the Trustee against the Company or any other Guarantor or any security, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, including, without limitation, the right to take or receive from the Issuer or any other Guarantor, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim, remedy or right.  If any amount shall be paid to such Guarantor in violation of the preceding sentence at any time prior to the later of the payment in full of the Notes and all other amounts payable under this Indenture and each Guarantee upon the

Maturity of the Notes, such amount shall be held in trust for the benefit of the Holders and the Trustee and shall forthwith be paid to the Trustee to be credited and applied to the Notes and all other amounts payable under each Guarantee, whether matured or unmatured, in accordance with the terms of this Indenture, or to be held as security for any Obligations or other amounts payable under any Guarantee thereafter arising.

Each Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by this Indenture and that the waiver set forth in this Section 11.01 is knowingly made in contemplation of such benefits.  Each Guarantor further agrees that, as between it, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the Obligations guaranteed hereby may be accelerated as provided in Article Six for the purposes of each Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Obligations guaranteed hereby, and (y) in the event of any acceleration of such Obligations guaranteed hereby as provided in Article Six, such Obligations (whether or not due and payable) shall, forthwith become due and payable by the Guarantor for the purposes of each Guarantee.

The obligations of each Guarantor are limited to the maximum amount which, after giving effect to all other contingent and fixed liabilities of such Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its Guarantee or pursuant to its contribution obligations under this Indenture, shall result in the obligations of such Guarantor under the Guarantee not constituting a fraudulent conveyance or fraudulent transfer under federal or state law.  The net worth of any Guarantor for such purpose shall include any claim of such Guarantor against the Issuers for reimbursement and any claim against any other Guarantor for contribution.

Each Guarantor may consolidate with or merge into or sell its assets to the Issuers or another Guarantor without limitation in accordance with Sections 5.01 and 4.13.

Each Guarantor further agrees that, as between each Guarantor, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the Obligations guaranteed hereby may be accelerated as provided in Article Six for the purposes of this Guarantee notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Obligations guaranteed hereby, and (y) in the event of any acceleration of such Obligations as provided in Article Six, such Obligations (whether or not due and payable) shall forthwith become due and payable by each Guarantor for the purpose of this Guarantee.

SECTION 10.02.       Release of a Guarantor.

A Guarantor other than the Parent will be automatically and unconditionally released from its Guarantee (and may subsequently dissolve) without any action required on the part of the Trustee or any Holder:

(1)           if (a) all of the Capital Stock issued by such Guarantor or all or substantially all of the assets of such Guarantor are sold or otherwise disposed of (including by way of merger or consolidation) to a Person other than the Parent, the

Issuers or any of their Domestic Restricted Subsidiaries, as the case may be, or (b) such Guarantor ceases to be a Restricted Subsidiary, and the Parent and/or Issuers otherwise comply, to the extent applicable, with Section 4.13, or

(2)           if the Issuers designate such Guarantor as an Unrestricted Subsidiary in accordance with Section 4.10, or

(3)           if the Issuers exercise their legal defeasance option or their covenant defeasance option as described in Section 8.01, or

(4)           upon satisfaction and discharge of this Indenture or payment in full of the principal of, premium, if any, and accrued and unpaid interest, if any, on the Notes and all other Obligations that are then due and payable.

The Trustee shall promptly deliver an appropriate instrument evidencing such release upon receipt of a request by the Issuers accompanied by an Officers’ Certificate certifying as to the compliance with this Section 10.02.  Any Guarantor not so released remains liable for the full amount of its Guarantee as provided in this Article Ten.

SECTION 10.03.       Limitation of Guarantor’s Liability.

Each Guarantor and, by its acceptance hereof, each of the Holders hereby confirms that it is the intention of all such parties that the guarantee by such Guarantor pursuant to its Guarantee not constitute a fraudulent transfer or conveyance for purposes of any Bankruptcy Code, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar Federal or state law.  To effectuate the foregoing intention, the Holders and such Guarantor hereby irrevocably agree that the obligations of such Guarantor under the Guarantee shall be limited to the maximum amount as shall, after giving effect to all other contingent and fixed liabilities of such Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its Guarantee or pursuant to Section 10.05, result in the obligations of such Guarantor under the Guarantee not constituting such fraudulent transfer or conveyance.

SECTION 10.04.       Guarantors May Consolidate, etc., on Certain Terms.

Each Guarantor (other than the Parent and any Guarantor whose Guarantee is to be released in accordance with the terms of the Guarantee and this Indenture in connection with any transaction complying with Section 4.13) will not, and the Issuers will not cause or permit any Guarantor to, consolidate with or merge with or into any Person other than the Issuers or any other Guarantor unless:

(1)           the entity formed by or surviving any such consolidation or merger (if other than the Guarantor) or to which such sale, lease, conveyance or other disposition shall have been made is a limited liability company or corporation organized and existing under the laws of the United States or any State thereof or the District of Columbia;

(2)           such entity assumes (a) by supplemental indenture (in form and substance satisfactory to the Trustee), executed and delivered to the Trustee, all of the obligations of the Guarantor under the Guarantee and (b) by amendment, supplement or other instrument (in form and substance satisfactory to the Trustee) executed and delivered to the Trustee, all obligations of the Guarantor under the Collateral Agreements and in connection therewith shall cause such instruments to be filed and recorded in such jurisdictions and take such other actions as may be required by applicable law to perfect or continue the perfection of the Lien created under the Collateral Agreements on the Collateral owned by or transferred to the surviving entity;

(3)           immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing; and

(4)           immediately after giving effect to such transaction and the use of any net proceeds therefrom on a pro forma basis, the Company could satisfy the provisions of Section 5.01(a)(2).

Any merger or consolidation of (i) a Guarantor with and into an Issuer (with the Issuer being the surviving entity) or another Guarantor or (ii) a Guarantor or the Issuers with an Affiliate organized solely for the purpose of reorganizing such Guarantor or the Issuers in another jurisdiction in the United States or any state thereof or the District of Columbia or changing the legal form of such Guarantor or the Issuers need only comply with (A) clause (4) of Section 5.01(a) and (B) in the case of a merger or consolidation involving (x) the Issuers as described in clause (ii) above, clause 1(b)(y) of Section 5.01(a) and (y) in the case of a Guarantor as described in clause (ii) above, clause (2) of the immediately preceding paragraph.

SECTION 10.05.       Contribution.

In order to provide for just and equitable contribution among the Guarantors, the Guarantors agree, inter se, that each Guarantor that makes a payment or distribution under a Guarantee shall be entitled to a pro rata contribution from each other Guarantor hereunder based on the Adjusted Net Assets of each other Guarantor.  The preceding sentence shall in no way affect the rights of the Holders of Notes or the Trustee to the benefits of this Indenture, the Notes or the Guarantees.

SECTION 10.06.       Evidence of Guarantee.

To evidence their Guarantees to the Holders set forth in this Article Ten, each of the Guarantors hereby agrees to execute the notation of Guarantee in substantially the form included in the Notes attached as Exhibit A.  Each such notation of Guarantee shall be signed on behalf of each Guarantor by an Officer.  An Officer (who shall, in each case, have been duly authorized by all requisite corporate actions) of the Guarantors shall execute the Guarantees by manual or facsimile signature.

If an Officer whose signature is on a Note was an Officer at the time of such execution but no longer holds that office or position at the time the Trustee authenticates such Note, such Note shall nevertheless be valid.

Each Guarantor hereby agrees that its Guarantee set forth in Section 10.01 shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Guarantee.

If an Officer whose signature is on this Indenture or on the Guarantee no longer holds that office at the time the Trustee authenticates the Note on which a Guarantee is endorsed, the Guarantee shall be valid nevertheless.

The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Guarantee set forth in this Indenture on behalf of the Guarantors.

SECTION 10.07.       Waiver of Stay, Extension or Usury Laws.

Each Guarantor covenants to the extent permitted by law that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law that would prohibit or forgive such Guarantor from performing its Guarantee as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Guarantee; and each Guarantor hereby expressly waives to the extent permitted by law all benefit or advantage of any such law, and covenants that it shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.

ARTICLE ELEVEN
MISCELLANEOUS

SECTION 11.01.       Trust Indenture Act Controls.

If any provision of this Indenture limits, qualifies, or conflicts with another provision which is required to be included in this Indenture by the TIA, the required provision shall control.  Any provision of the TIA which is required to be included in a qualified Indenture, but not expressly included herein, shall be deemed to be included by this reference.

SECTION 11.02.       Notices.

Any notices or other communications required or permitted hereunder shall be in writing, and shall be sufficiently given if made by hand delivery, by electronic mail, by telex, by telecopier or registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

if to the Issuers or the Guarantors:

Mrs. Fields Famous Brands, LLC
2855 East Cottonwood Parkway, Suite 400
Salt Lake City, Utah  84121-1050
Attention:  Michael R. Ward, Esq.
Facsimile Number:  (801) 736-5944
E-mail: MWard@mrsfields.com

Mrs. Fields Financing Company, Inc.
2855 East Cottonwood Parkway, Suite 400
Salt Lake City, Utah  84121-1050
Attention:  Michael R. Ward, Esq.
Facsimile Number:  (801) 736-5944
E-mail: MWard@mrsfields.com

if to the Trustee:

The Bank of New York Mellon Trust Company, N.A.
700 S. Flower Street, Suite 500
Los Angeles, CA  90017
Attn:  Corporate Trust Administration
Facsimile Number:  (212) 630-6298
E-mail: Bob Hingston - bob.hingston@bnymellon.com

Tequilla English – tequillaenglish@loan-agents.com

Each of the Issuers and the Trustee by written notice to each other may designate additional or different addresses for notices to such Person.  Any notice or communication to the Issuers or the Trustee shall be deemed to have been given or made as of the date so delivered if personally delivered; when answered back, if telexed; when receipt is acknowledged, if faxed; and five (5) calendar days after mailing if sent by registered or certified mail, postage prepaid (except that a notice of change of address or a notice sent by mail to the Trustee shall not be deemed to have been given until actually received by the addressee).

Any notice or communication mailed to a Holder shall be mailed to such Holder by first class mail or other equivalent means at such Holder’s address as it appears on the registration books of the Registrar and shall be sufficiently given to such Holder if so mailed within the time prescribed.

Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.  If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

SECTION 11.03.       Communications by Holders with Other Holders.

Holders may communicate pursuant to TIA Section 312(b) with other Holders with respect to their rights under this Indenture, any Collateral Agreement, any Guarantee or the Notes.  The Issuers, the Trustee, the Registrar and any other Person shall have the protection of TIA Section 312(c).

SECTION 11.04.            Certificate and Opinion as to Conditions Precedent.

Upon any request or application by the Issuers or any Guarantor to the Trustee to take any action under this Indenture or any Collateral Agreement, the Issuers shall furnish to the Trustee upon request:

(1)           an Officers’ Certificate, in form and substance reasonably satisfactory to the Trustee, stating that, in the opinion of the signers, all conditions precedent to be performed by the Issuers or the applicable Guarantor (as the case may be), if any, provided for in this Indenture or any Collateral Agreement relating to the proposed action have been complied with; and

(2)           an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent to be performed by the Issuers or the applicable Guarantor (as the case may be), if any, provided for in this Indenture or any Collateral Agreement relating to the proposed action have been complied with.

In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such eligible and qualified Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

Any certificate or opinion of an Officer of an Issuer may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such Officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous.  Any certificate or opinion of counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of an Issuer stating the information on which counsel is relying unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

SECTION 11.05.            Statements Required in Certificate or Opinion.

Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture or any Collateral Agreement, other than the Officers’ Certificate required by Section 4.06, shall include:

(1)           a statement that the Person making such certificate or opinion has read such covenant or condition;

(2)           a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(3)           a statement that, in the opinion of such Person, he has made such examination or investigation as is reasonably necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(4)           a statement as to whether or not, in the opinion of each such Person, such condition or covenant has been complied with.

Notwithstanding any provision of this Indenture, any Note or any Collateral Agreement to the contrary, any Opinion of Counsel delivered hereunder may contain such qualifications, assumptions and limitations as are customary for such opinions.

SECTION 11.06.            Rules by Trustee, Paying Agent, Registrar.

The Trustee may make reasonable rules in accordance with the Trustee’s customary practices for action by or at a meeting of Holders.  The Paying Agent or Registrar may make reasonable rules for its functions.

SECTION 11.07.            Legal Holidays.

A “Legal Holiday” used with respect to a particular place of payment is a Saturday, a Sunday or a day on which banking institutions in New York, New York or at such place of payment are not required to be open.  If a payment date is a Legal Holiday at such place, payment may be made at such place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

SECTION 11.08.            Governing Law.

THIS INDENTURE, THE NOTES AND THE GUARANTEES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS.  EACH OF THE PARTIES HERETO AGREES TO SUBMIT TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE.

SECTION 11.09.            No Adverse Interpretation of Other Agreements.

This Indenture may not be used to interpret another indenture, loan or debt agreement of the Issuers or any of their Subsidiaries.  Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

SECTION 11.10.            No Recourse Against Others.

A past, present or future director, officer, employee, stockholder or incorporator, as such, of the Issuers, any Guarantor or of the Trustee shall not have any liability for any obligations of the Issuers or the Guarantors under the Notes, the Guarantees, the Collateral Agreements or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation.  Each Holder, by accepting a Note, waives and releases all such liability.  Such waiver and release are part of the consideration for the issuance of the Notes.

SECTION 11.11.            Successors.

All agreements of the Issuers and the Guarantors in this Indenture, the Notes, and the Guarantees shall bind their successors.  All agreements of the Trustee in this Indenture shall bind their respective successors.

SECTION 11.12.            Duplicate Originals.

All parties may sign any number of copies of this Indenture.  Each signed copy shall be an original, but all of them together shall represent the same agreement.

SECTION 11.13.            Severability.

In case any one or more of the provisions in this Indenture, the Notes or in the Guarantees shall be held invalid, illegal or unenforceable, in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions shall not in any way be affected or impaired thereby, it being intended that all of the provisions hereof shall be enforceable to the full extent permitted by law.

SECTION 11.14.            Waiver of Jury Trial.

EACH OF THE ISSUERS AND THE GUARANTORS HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING ARISING OUT OF OR IN CONNECTION WITH THIS INDENTURE, THE NOTES, THE GUARANTEES, THE COLLATERAL AGREEMENTS OR THE TRANSACTIONS CONTEMPLATED BY THIS INDENTURE.

ARTICLE TWELVE
SECURITY

SECTION 12.01.            Grant of Liens.

(a)           To secure the due and punctual payment of the principal of, premium, if any, and interest on the Notes and amounts due hereunder and under the Guarantees when and as the same shall be due and payable, whether on an Interest Payment Date, by acceleration, Mandatory Prepayment, purchase, repurchase, redemption or otherwise, and interest on the overdue principal of, premium, if any, and interest (to the extent permitted by law), if any, on the Notes and the performance of all other Obligations of the Issuers and the Guarantors to the Holders or the Trustee under this Indenture, the Collateral Agreements, the Guarantees and the Notes, the

Issuers and the Guarantors hereby covenant to cause the Collateral Agreements to be executed and delivered concurrently with this Indenture; provided that the Issuers and the Guarantors may delay the execution and delivery of the Trademark Security Agreement for up to 30 days after the Issue Date and the execution and delivery of the Control Agreements for up to 45 days after the Issue Date.  The Collateral Agreements shall provide for the grant by the Issuers and Guarantors party thereto to the Trustee security interests in the Collateral.

(b)           On the Issue Date there shall be established and, at all times hereafter until the Obligations of the Issuers under this Indenture, the Notes and the Collateral Agreements are discharged or defeased in accordance with this Indenture, there shall be maintained by the Company with the Trustee, the Collateral Account. The Collateral Account shall be established and maintained with the Trustee at its Corporate Trust Office and designated in the name of the Company, subject to the security interest in favor of the Trustee.  All Trust Monies shall be deposited in the Collateral Account and thereafter shall be held by and under the control of the Trustee for its benefit and for the benefit of the Holders as a part of the Collateral and, upon any entry upon or sale or other disposition of the Collateral or any part thereof pursuant to any of the Collateral Agreements, said Trust Monies shall be applied in accordance with Section 6.10 hereof; but prior to any such entry, sale or other disposition, all or any part of the Trust Monies held by the Trustee may be withdrawn, and shall be released, paid or applied by the Trustee in accordance with the terms of this Article Twelve.

(c)           Each Holder, by its acceptance of a Note, consents and agrees to the terms of each Collateral Agreement and any Intercreditor Agreement, as the same may be in effect or may be amended from time to time in accordance with their respective terms, and authorizes and directs the Trustee to enter into the Collateral Agreements and any Intercreditor Agreement and to perform its obligations and exercise its rights thereunder in accordance therewith.  The Issuers shall, and shall cause each of their Domestic Restricted Subsidiaries to, do or cause to be done all such actions and things as may be necessary or proper, or as may be required by the provisions of the Collateral Agreements, to assure and confirm to the Trustee the security interests in the Collateral contemplated hereby and by the Collateral Agreements, as from time to time constituted, so as to render the same available for the security and benefit of this Indenture and of the Notes and Guarantees secured hereby, according to the intent and purpose herein and therein expressed.  The Parent and the Issuers shall, and shall cause each of their respective Domestic Restricted Subsidiaries to, take any and all actions required or as may be requested by the Trustee to cause the Collateral Agreements to create and maintain, as security for the Obligations contained in this Indenture, the Notes, the Collateral Agreements and the Guarantees valid and enforceable, perfected (except as expressly provided herein or therein) security interests or Liens in and on all the Collateral, in favor of the Trustee, superior to and prior to the rights of all third Persons, and subject to no other Liens, in each case, except as expressly provided herein, therein or in the Intercreditor Agreement.

SECTION 12.02.            Recording and Opinions.

(a)           The Parent and the Issuers shall, and shall cause each of their respective Domestic Restricted Subsidiaries to, take or cause to be taken all action required to perfect, maintain, preserve and protect the security interests and Liens in the Collateral granted by the Collateral Agreements, including (i) the filing of financing statements, continuation statements, collateral assignments and any instruments of further assurance, in such manner and in such places as may be required by law to preserve and protect fully the rights of the Holders and the Trustee under this Indenture and the Collateral Agreements to all property comprising the Collateral, and (ii) the delivery of the certificates evidencing the securities pledged under the Security Agreement or the Pledge Agreement, duly endorsed in blank, it being understood that concurrently with the execution of this Indenture, Parent, the Issuers and their respective Domestic Restricted Subsidiaries have delivered financing statements for filing by the Trustee or its agents.  The Issuers shall from time to time promptly pay all financing and continuation statement recording and/or filing fees, charges and recording and similar taxes relating to this Indenture, the Collateral Agreements and any amendments hereto or thereto and any other instruments of further assurance required pursuant hereto or thereto.

(b)           The Issuers shall furnish to the Trustee, at such time as required by TIA Section 314(b) and, as reasonably requested by the Trustee, promptly after the execution and delivery of any other instrument of further assurance or amendment granting, perfecting, protecting, preserving or making effective a security interest or Lien pursuant to any Collateral Agreement, an Opinion of Counsel either (i) stating that, in the opinion of such counsel, this Indenture and the Collateral Agreements, financing statements and fixture filings then executed and delivered, as applicable, and all other instruments of further assurance or amendment then executed and delivered have been properly recorded, registered and filed, and all certificates evidencing securities pledged to the Trustee for the benefit of itself and the Holders under the Security Agreement or the Pledge Agreement have been delivered and duly endorsed in blank, to the extent necessary to perfect the security interests and Liens created by this Indenture and the Collateral Agreements and reciting the details of such action or referring to prior Opinions of Counsel in which such details are given, and stating that as to such Collateral Agreements and such other instruments, such recording, registering, filing and delivery are the only recordings, registerings, filings and deliveries necessary to perfect such security interest or Lien and that no re-recordings, re-registerings, re-filings or re-deliveries are necessary to maintain such perfection, and further stating that all financing statements and continuation statements have been executed and filed, and all such certificates have been delivered, that are necessary fully to preserve and protect the rights of and perfect such security interests and Liens of the Trustee for the benefit of itself and the Holders, under the Collateral Agreements or (ii) stating that, in the Opinion of such Counsel, no such action is necessary to perfect any security interest created under this Indenture, the Notes or any of the Collateral Agreements as intended by this Indenture, the Notes or any such Collateral Agreement.

(c)           Annually, within three months after                    of each year and beginning with the year 2009, the Issuers shall furnish to the Trustee, an Opinion of Counsel, dated as of such date, either (i) stating that:  (A) in the opinion of such counsel, action has been taken with respect to the registering, recording, filing, re-recording, re-registering and refiling of this Indenture, and all supplemental indentures, financing statements, continuation statements and other documents, and delivery of all certificates, as are then necessary to perfect or continue the perfection of the security interests and Liens created by the Collateral Agreements and reciting the details of such action or referring to prior Opinions of Counsel in which such details are given; and (B) based on relevant laws as in effect on the date of such Opinion of Counsel, all financing statements, continuation statements and other documents have been executed and filed that are necessary as of such date and during the succeeding twenty-four (24) months fully to maintain, perfect or continue the perfection of such security interests and Liens under the Collateral Agreements with respect to the Collateral and to maintain, preserve, and protect the rights of the Holders and the Trustee hereunder and under the Collateral Agreements or (ii) stating that, in the opinion of such counsel, no such action is then necessary to perfect or continue the perfection of such security interests and Liens.

SECTION 12.03.            Release of Collateral.

(a)           The Trustee shall not at any time release Collateral from the security interests and Liens created by the Collateral Agreements unless such release is in accordance with the provisions of this Indenture and the applicable Collateral Agreements.

(b)           At any time when a Default or an Event of Default shall have occurred and be continuing, no release of Collateral pursuant to the provisions of this Indenture and the Collateral Agreements shall be effective as against the Holders.

(c)           The release of any Collateral from the terms of the Collateral Agreements shall not be deemed to impair the security under this Indenture in contravention of the provisions hereof if and to the extent the Collateral is released pursuant to this Indenture and the Collateral Agreements.  Except as provided by Section 12.04 below, to the extent applicable, the Issuers and the Guarantors shall comply with TIA Section 314(d) relating to the release of property from the security interests created by this Indenture and the Collateral Agreements.  Any certificate or opinion required by TIA Section 314(d) may be made by an Officer of the Issuers, except in cases where TIA Section 314(d) requires that such certificate or opinion be made by an independent Person, which Person shall be an independent engineer, appraiser or other expert selected or approved by the Trustee in the exercise of reasonable care.  A Person is “independent” if such Person (a) is in fact independent, (b) does not have any direct financial interest or any material indirect financial interest in the Issuers or in any Affiliate of the Issuers and (c) is not an officer, employee, promoter, underwriter, trustee, partner or director or person performing similar functions to any of the foregoing for the Issuers.  The Trustee shall be entitled to receive and conclusively rely upon a certificate provided by any such Person confirming that such Person is independent within the foregoing definition.

(d)           Notwithstanding any provision to the contrary herein, Collateral comprised of accounts receivable, inventory or (prior to the occurrence and during the continuance of an Event of Default) the proceeds of the foregoing shall be subject to release upon sales of such inventory and collection of the proceeds of such accounts receivable in the ordinary course of business.  If requested in writing by the Issuers, the Trustee shall execute and deliver such documents, instruments or statements and to take such other action as the Issuers may reasonably request to evidence or confirm that the Collateral falling under this Section 12.03 and Section 12.04 below has been released from the Liens of each of the Collateral Agreements.

SECTION 12.04.            Disposition of Certain Collateral without Requesting Release.

(a)           In the case of transactions permitted by Section 12.04(c) hereof, the Issuers and the Guarantors shall deliver to the Trustee, within 15 days after the end of each of the six-month periods ended on June 30 and December 31 in each year, an Officers’ Certificate to the effect that all transactions effected pursuant to Section 12.04(c) hereof during the preceding six-month period were made in the ordinary course of business and that all proceeds therefrom were used by the Issuers and the Guarantors as permitted herein.  The Issuers shall provide the Trustee with a copy of any exemption granted by the SEC and promptly inform the Trustee of any rescission or termination of, or amendment to such exemption.

(b)           The fair value of Collateral released from the Liens granted under the Collateral Agreements pursuant to Section 12.04(c) hereof shall not be considered in determining whether the aggregate fair value of Collateral released from the Liens granted under the Collateral Agreements in any calendar year exceeds the 10% threshold specified in Section 314(d)(1) of the TIA; provided that the Issuers’ and the Guarantors’ right to rely on this sentence at any time is conditioned upon the Issuers and the Guarantors having furnished to the Trustee all certificates described in Section 12.04(a) hereof that were required to be furnished to the Trustee at or prior to such time.

(c)           As long as the Issuers and the Guarantors are in compliance with the provisions of Section 12.04(a) hereof, the Issuers and the Guarantors may, pursuant to and in accordance with this Indenture and the Collateral Agreements, without requesting the release or consent of the Trustee:

(i)            sell or dispose of in the ordinary course of business free from the Liens granted under the Collateral Agreements, any machinery, equipment, furniture, apparatus, tools or implements, materials or supplies or other similar property (“Subject Property”) which, in its reasonable opinion, may have become obsolete, worn-out, surplus or no longer used in the conduct of its businesses or the operation granted under the Collateral Agreement upon replacing the same with, or substituting for the same, new Subject Property constituting Collateral not necessarily of the same character but being of at least equal value and utility as the Subject Property so disposed of as long as such new Subject Property becomes subject to the Liens granted under the Collateral Agreements, which new subject Property shall without further action become Collateral subject to the Liens granted under the Collateral Agreements;

(ii)           abandon, sell, assign, transfer, license or otherwise dispose of in the ordinary course of business any personal property the use of which is no longer necessary or desirable in the proper conduct of the business of the Parent and/or the Issuers and the maintenance of its earnings and is not material to the conduct of the business of the Issuers and their Subsidiaries taken as a whole or the Parent and its Subsidiaries taken as a whole, as the case may be;

(iii)          [intentionally omitted]

(iv)          sell, transfer or otherwise dispose of inventory in the ordinary course of business;

(v)           sell, collect, liquidate, factor or otherwise dispose of Accounts (as defined in the Security Agreement) and accounts receivable in the ordinary course of business; and

(vi)          make cash payments (including for the scheduled repayment of Indebtedness) from cash that is at any time part granted under the Collateral in the ordinary course of business that are not otherwise prohibited by this Indenture or any Collateral Agreement.

(d)           To the extent the Issuers have not complied with Section 12.04(a) hereof, the Issuers shall not dispose of or transfer (by lease, assignment, sale or otherwise), in any transaction or any series of related transactions, Collateral pursuant to the provisions of Section 12.04(c) hereof with a fair value equal to 10% or more of the aggregate outstanding principal amount of the Notes (as determined in the good faith judgment of the Issuers and, if required by the TIA, an independent appraiser).

SECTION 12.05.            Specified Releases of Collateral.

(a)           The Issuers and the Guarantors shall be entitled to obtain a full release of items of Collateral (the “Released Interests”) from the security interests and Liens created by this Indenture, the Notes and the Collateral Agreements upon compliance with the conditions precedent set forth in Section 4.13, 8.01 or 8.02 of this Indenture and the applicable Collateral Agreements.  So long as no Default or Event of Default exists, upon the request of the Issuers or any Guarantor and the furnishing of each of the items required by Section 12.04(b), the Trustee shall forthwith take such action (at the request of and the expense of the Issuers or such Guarantor, without recourse or warranty and without any representation of any kind), including the delivery of appropriate UCC-3 termination statements, to release and reconvey to such Issuer or such Guarantor all of the Released Interests, and shall deliver such Released Interests in its possession to such Issuer or such Guarantor.

(b)           So long as no Default or Event of Default exists, the Issuers and the Guarantors shall be entitled to obtain a release of, and the Trustee shall release, the Released Interests upon compliance with the condition precedent that such Issuer or such Guarantor shall have satisfied all applicable conditions precedent to any such release set forth in this Indenture and the applicable Collateral Agreements as set forth in an Officers’ Certificate and an Opinion of Counsel delivered to the Trustee and shall have delivered to the Trustee the following, as applicable:

(i)            in connection with release of Collateral resulting from an Asset Sale under Section 4.13, notice from the Issuers requesting the release of Released Interests:  (A) describing the proposed Released Interests (other than with respect to an Asset Sale for which the consideration is Replacement Assets, in which case such notice shall include a statement that the Fair Market Value of such Replacement Assets is at least equal to the Fair Market Value of such Released Interests); (B) specifying the estimated value of such Released Interests on a date within sixty (60) days of such notice (the “Valuation Date”); (C) stating that the purchase price received is at least equal to the fair market value of the Released Interests (other than with respect to an Asset Sale for which the consideration is Replacement Assets, in which case such notice shall include a statement that the Fair Market Value of such Replacement Assets is at least equal to the Fair Market Value of such Released Interests); (D) stating that the release of such Released Interests, taking into account any concurrent replacement of such assets, would not be expected to interfere in any material respect with the Trustee’s ability to realize the value of the remaining Collateral and shall not impair in any material respect the maintenance and operation of the remaining Collateral; and (E) certifying that such Asset Sale complies with the terms and conditions of this Indenture with respect thereto and the applicable Collateral Agreements with respect thereto;

(ii)           in connection with release of Collateral resulting from an Asset Sale under Section 4.13, an Officers’ Certificate of the Company or the Parent, as the case may be stating that (A) such Asset Sale covers only the Released Interests and complies with the terms and conditions of this Indenture with respect to Asset Sales; (B) there is no Default or Event of Default in effect or continuing on the date thereof, the Valuation Date or the date of such Asset Sale; (C) the release of the Collateral shall not result in a Default or Event of Default under this Indenture; and (D) all conditions precedent in this Indenture relating to the release in question have been or shall be complied with.

(iii)          in connection with release of Collateral resulting from an Asset Sale under Section 4.13, the Net Cash Proceeds and other non-cash consideration from the Asset Sale required to be delivered to the Trustee pursuant to this Indenture;

(iv)          to the extent required by the TIA, an Officers’ Certificate of the Issuers and an Opinion of Counsel certifying that all conditions precedent to the release of the Released Interests have been met and that such release complies with the terms and conditions of this Indenture and the applicable Collateral Agreements; and

(v)           all applicable certificates, opinions and other documentation required by the TIA or this Indenture, if any.

If the Parent, the Issuers or any Domestic Restricted Subsidiary engages in any direct or indirect sale, issuance, conveyance, transfer, lease, assignment or other transfer for value of any Collateral of the type described in clause (a), (c), (d), (e), (f), (g), (h), (i), (j) or (k) of the proviso to the definition of the term “Asset Sale,” the Liens of the Trustee on such Collateral shall automatically terminate and be released without any action by the Trustee, and the Trustee shall, at the sole cost and expense of the Parent, the Issuers or such Domestic Restricted Subsidiary, as the case may be, execute and deliver to the Parent, the Issuers or such Domestic Restricted Subsidiary such documents, without any representation, warranty or recourse of any kind whatsoever, as the Parent, such Issuer or such Domestic Restricted Subsidiary shall reasonably request to effect or evidence such termination.

SECTION 12.06.            Withdrawal of Net Cash Proceeds to Fund a Mandatory Prepayment.

To the extent that any Trust Monies consist of Net Cash Proceeds described in Section 3.07, such Trust Monies shall be withdrawn and shall be utilized by the Trustee to make a Mandatory Prepayment for the Issuers pursuant to Section 3.07.

SECTION 12.07.            Withdrawal of Net Cash Proceeds to Fund a Net Proceeds Offer.

To the extent that any Trust Monies consist of Net Cash Proceeds of Collateral received by the Trustee pursuant to the provisions of Sections 4.13 and 12.01(b) hereof and a Net

Proceeds Offer has been made in accordance therewith, such Trust Monies may be withdrawn by the Company and shall be paid by the Trustee to the Paying Agent for application in accordance with Section 4.13 hereof upon receipt by the Trustee of the following:

(a)           An Officers’ Certificate, dated not more than three Business Days prior to the Net Proceeds Offer Payment Date, stating:

(i)            that no Event of Default shall have occurred and be continuing after giving effect to such application;

(ii)           (x) that such Trust Monies constitute Net Cash Proceeds of Collateral, (y) that pursuant to and in accordance with Section 4.13 hereof, the Company has made an Net Proceeds Offer and (z) the amount of the Net Proceeds Offer Amount to be applied to the repurchase of the Notes pursuant to the Net Proceeds Offer;

(iii)          the Net Proceeds Offer Payment Date; and

(iv)          that all conditions precedent herein provided for relating to such application of Trust Monies have been complied with; and

(b)           All documentation, if any, required under TIA Section 314(d).

Upon compliance with the foregoing provisions of this Section 12.07, the Trustee shall apply the Trust Monies as directed and specified by such Company Notice, subject to Section 4.13 hereof.

SECTION 12.08.            Withdrawal of Trust Monies Pursuant to Section 4.13.

In the event the Company intends to utilize Net Cash Proceeds of an Asset Sale of Collateral (the “Released Trust Monies”) in a manner provided for in clause 3(b) of the first sentence of the first paragraph of Section 4.13, such Net Proceeds constituting Trust Monies may be withdrawn by the Company and shall be paid by the Trustee to the Company upon receipt by the Trustee of the following:

(a)           An Officers’ Certificate of the Company which shall (i) refer to this Section 12.08, and (ii) describe with reasonable particularity the Replacement Assets to be invested in with respect to the Released Trust Monies and which shall certify that (i) such Trust Monies constitute Net Cash Proceeds of Collateral, and (ii) all conditions precedent herein to such release have been complied with;

(b)           All documentation required under the TIA (including, without limitation, TIA Section 314(d));

(c)           If any Replacement Asset is Real Property, the Company or the appropriate Guarantor shall also deliver to the Trustee a Mortgage, policy of title insurance, survey and documents of the type described in Section 4.20, in each case in form and substance satisfactory to the Trustee;

(d)           If any Replacement Asset is personal property constituting Collateral, the Company or the appropriate Guarantor shall deliver to the Trustee:

(i)            a Collateral Agreement or an amendment to an existing Collateral Agreement and such financing statements and other instruments, if any, necessary to create and perfect the Lien of any applicable Collateral Agreement on such personal property interest; and

(ii)           evidence of payment or a closing statement indicating payments to be made by the Company or the appropriate Guarantor of all filing fees, recording charges and/or transfer taxes, if any, and other costs and expenses, including reasonable legal fees and disbursements of one counsel for the Trustee (and any local counsel), that may be incurred to validly and effectively subject the Replacement Asset to the Lien of any Collateral Agreement; and

(e)           An Opinion of Counsel substantially to the effect that:

(i)            all conditions precedent herein provided for relating to such application of Trust Monies have been complied with; and

(ii)           to the extent that such Replacement Assets constitute Collateral and were acquired with Net Cash Proceeds of Collateral, the relevant Collateral Agreements create a Lien in favor of the Trustee on such Replacement Assets and, to the extent that such Lien is a security interest in any such Replacement Assets that may be perfected under the relevant UCC, that such security interest in such Replacement Assets will be perfected upon consummation of such acquisition.

Upon compliance with the foregoing provisions, the Trustee shall apply the Released Trust Monies as directed and specified by the Company.

SECTION 12.09.            Release upon Satisfaction or Defeasance of all Outstanding Obligations.

The Liens on, and pledges of, all Collateral will also be terminated and released without any action of the Trustee upon (i) payment in full of the principal of, premium, if any, on, accrued and unpaid interest on the Notes and all other Obligations hereunder, the Guarantees and the Collateral Agreements that are due and payable at or prior to the time such principal, premium, if any, and accrued and unpaid interest are paid, (ii) a satisfaction and discharge of this Indenture as described above under Section 8.02 and (iii) the occurrence of a legal defeasance or covenant defeasance as described above under Section 8.01.  The Trustee shall, at the sole cost and expense of the Parent, the Issuers or such Domestic Restricted Subsidiary, execute and deliver to the Issuers, the Parent or such Domestic Restricted Subsidiary such documents, without any representation, warranty or recourse of any kind whatsoever, as such Parent, Issuer or such Domestic Restricted Subsidiary shall reasonably request to effect or evidence such termination.

SECTION 12.10.            Form and Sufficiency of Release.

In the event that the Issuers or any Guarantor has sold, exchanged, or otherwise disposed of or proposes to sell, exchange or otherwise dispose of any portion of the Collateral that may be sold, exchanged or otherwise disposed of by such Issuer or such Guarantor, and such Issuer or such Guarantor requests the Trustee to furnish a written disclaimer, release or quit-claim of any interest in such property under this Indenture and the Collateral Agreements, the Trustee shall execute, acknowledge and deliver to the Issuers or such Guarantor (in proper form prepared by the Issuer or such Guarantor) such an instrument promptly after satisfaction of the conditions set forth herein for delivery of any such release.  Notwithstanding the preceding sentence, all purchasers and grantees of any property or rights purporting to be released herefrom shall be entitled to rely upon any release executed by the Trustee hereunder as sufficient for the purpose of this Indenture and as constituting a good and valid release of the property therein described from the Lien of this Indenture or of the Collateral Agreements.

SECTION 12.11.            Senior Secured Facilities.

(a)           The Trustee agrees that so long as no Default or Event of Default is continuing, substantially simultaneously with the Company’s and/or any Restricted Subsidiaries’ entering into one or more secured Senior Secured Facilities, upon the request of the Company, it shall, enter into a definitive intercreditor agreement (the “Intercreditor Agreement”) and other related documentation (collectively, the “Permitted Senior Secured Debt Documentation”) with the applicable lenders, administrative agent and/or collateral agent under such Senior Secured Facilities (the “Senior Debt Administrative Agent”) to effectuate the priority of the Liens granted under such Senior Secured Facilities in accounts receivable and/or inventory of the Company and/or the Restricted Subsidiaries over the Liens of the Trustee with respect to the Collateral constituting accounts receivable and/or inventory of the Company and/or the Restricted Subsidiaries and to effectuate the pari-passu first-priority of the Liens of the Trustee and the Senior Debt Administrative Agent in all other Collateral; provided that the terms of the Permitted Senior Secured Debt Documentation comply with the Permissive Terms (as such term is defined below).

(b)           As used in this Agreement, the term “Permissive Terms” shall mean:

(i)            that the aggregate principal amount of Indebtedness comprising Senior Secured Facilities shall not exceed $10.0 million at any one time outstanding;

(ii)           that notwithstanding the date, manner or order of attachment or perfection or the description of any Collateral or collateral constituting accounts receivables or inventory of the Company or the Restricted Subsidiaries or Liens covered or granted by the Collateral Agreements or the security documents between the Company and/or any Restricted Subsidiary and the Senior Debt Administrative Agent, the Liens of the Trustee in such Collateral will be junior in priority to the Liens of the Senior Debt Administrative Agent in such Collateral and pari-passu in priority to the Liens of the Senior Debt Administrative Agent; provided that in the event of an Event of Default specified in Section 6.01(6) or (7), proceeds with respect to any disposition or collection on any

Collateral other than accounts receivable or inventory shall first be applied to pay all amounts then due and payable on the Senior Secured Facilities;

(iii)          that upon receiving a written request by the Senior Debt Administrative Agent in connection with a foreclosure or other realization upon such assets, the Trustee will release its Liens in any Collateral constituting accounts receivable or inventory of the Company or the Restricted Subsidiaries upon any sale, lease, transfer or other disposition of such Collateral pursuant to the terms of the security document governing the applicable Senior Secured Facility (but subject to the rights of the Trustee in and to such Collateral and any proceeds thereof to the extent of any excess thereof over the amount of the Obligations owed by the Company and/or a Restricted Subsidiary under the Senior Secured Facilities (the “Senior Obligations”)); and

(iv)          that the Trustee will refrain from contesting, bringing or joining in any action or proceeding contesting the validity, perfection or priority of the Lien of the Senior Debt Administrative Agent in the Collateral constituting accounts receivable or inventory of the Company or the Restricted Subsidiaries to the extent of the Senior Obligations.

SECTION 12.12.            Purchaser Protected.

No purchaser or grantee of any property or rights purporting to be released herefrom shall be bound to ascertain the authority of the Trustee to execute the release or to inquire as to the existence of any conditions herein prescribed for the exercise of such authority; nor shall any purchaser or grantee of any property or rights permitted by this Indenture to be sold or otherwise disposed of by the Issuers be under any obligation to ascertain or inquire into the authority of the Issuers to make such sale or other disposition.

SECTION 12.13.            Authorization of Actions to Be Taken by the Trustee Under the Collateral Agreements.

Subject to the provisions of the applicable Collateral Agreements and the Intercreditor Agreement, (a) the Trustee shall execute and deliver the Collateral Agreements and the Intercreditor Agreement and act in accordance with the terms thereof, (b) the Trustee may, in its sole discretion and without the consent of the Holders, take all actions it deems necessary or appropriate in order to (i) enforce any of the terms of the Collateral Agreements and (ii) collect and receive any and all amounts payable in respect of the Obligations of the Issuers and the Guarantors hereunder and under the Notes, the Guarantees and the Collateral Agreements and (c) the Trustee shall have power to institute and to maintain such suits and proceedings as it may deem expedient to prevent any impairment of the Collateral by any act that may be unlawful or in violation of the Collateral Agreements or this Indenture, and suits and proceedings as the Trustee may deem expedient to preserve or protect its interests and the interests of the Holders in the Collateral (including the power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the security interest thereunder or be prejudicial to the interests of the Holders or the Trustee).  Notwithstanding the foregoing, the Trustee may, at the expense of the Issuers, request the direction of the Holders with respect to any such actions and upon receipt of the written consent of the Holders of at least a majority in aggregate principal amount of the outstanding Notes, shall take such actions.

SECTION 12.14.            Authorization of Receipt of Funds by the Trustee Under the Collateral Agreements.

The Trustee is authorized to receive any funds for the benefit of itself and the Holders distributed under the Collateral Agreements to make further distributions of such funds to itself and the Holders in accordance with the provisions of Section 6.11 and the other provisions of this Indenture.

SIGNATURES

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, all as of the date first written above.

MRS. FIELDS FAMOUS BRANDS, LLC

By:
Name:
Title:

MRS. FIELDS FINANCING COMPANY, INC.

By:
Name:
Title:

MRS. FIELDS’ ORIGINAL COOKIES, INC.

By:
Name:
Title:

GACCF, LLC

By:
Name:
Title:

MRS. FIELDS FRANCHISING, LLC

By:
Name:
Title:

PTF, LLC

By:
Name:
Title:

Signature Page to the Indenture

TCBY SYSTEMS, LLC

By:
Name:
Title:

MRS. FIELDS GIFTS, INC.

By:
Name:
Title:

THE MRS. FIELDS’ BRAND, INC.

By:
Name:
Title:

GAMAN, LLC

By:
Name:
Title:

MRS. FIELDS COOKIES AUSTRALIA

By:
Name:
Title:

TCBY INTERNATIONAL, INC.

By:
Name:
Title:

Signature Page to the Indenture

TCBY OF TEXAS, INC.

By:
Name:
Title:

PMF, LLC

By:
Name:
Title:

TCBY OF SAUDI ARABIA, INC.

By:
Name:
Title:

TCBY OF MEXICO, INC.

By:
Name:
Title:

TCBY OF ARUBA, INC.

By:
Name:
Title:

TCBY UNITED KINGDOM, INC.

By:
Name:
Title:

Signature Page to the Indenture

TCBY OF THE PHILIPPINES, INC.

By:
Name:
Title:

TCBY OF QATAR, INC.

By:
Name:
Title:

TCBY OF ISRAEL, INC.

By:
Name:
Title:

TCBY OF PORTUGAL, INC.

By:
Name:
Title:

TCBY OF THE NETHERLANDS, INC.

By:
Name:
Title:

TCBY OF AUSTRALIA, INC.

By:
Name:
Title:

Signature Page to the Indenture

TCBY OF JORDAN, INC.

By:
Name:
Title:

TCBY OF KUWAIT, INC.

By:
Name:
Title:

TCBY OF TURKEY, INC.

By:
Name:
Title:

TCBY OF BOLIVIA, INC.

By:
Name:
Title:

TCBY OF COLOMBIA, INC.

By:
Name:
Title:

TCBY OF SOUTH AFRICA, INC.

By:
Name:
Title:

Signature Page to the Indenture

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

By:
Name:
Title:

Signature Page to the Indenture

EXHIBIT A

FORM OF NOTE

MRS. FIELDS FAMOUS BRANDS, LLC
MRS. FIELDS FINANCING COMPANY, INC.

10% SENIOR SECURED NOTES DUE 2014

CUSIP No.
No.	$

Mrs. Fields Famous Brands, LLC, a Delaware limited liability company, and Mrs. Fields Financing Company, Inc., a Delaware corporation, for value received promise to pay to                                   , or registered assigns, the principal sum of                                  DOLLARS ($[                  ]) (such amount the “principal amount” of this Note) [IF THE SECURITY IS A GLOBAL NOTE, THEN INSERT —, or such other principal amount as may be set forth in the records of the Trustee as referred to in accordance with the Indenture,] on                     , 2014 and to pay interest thereon from the date of issuance thereof or from the most recent Interest Payment Date to which interest has been paid or duly provided for, payable in arrears semiannually on                      and                      in each year, commencing on                     , 2009, at the rate specified below, until the principal hereof is paid or made available for payment.  Interest so payable shall be (a) for the two-year period following the Closing Date, payable in cash at the rate of 10% per annum or, at the Company’s option when authorized by a Board Resolution, in kind at the rate of 12% per annum by the issuance of additional Notes with other terms identical to this Note (other than with respect to the date of issuance) in such principal amount as shall equal the interest payment that is then due (“Additional Notes”) or in a combination of Cash and Additional Notes at the respective rates applicable to such forms of payment; and (b) thereafter until the principal hereof is paid or made available for payment, payable in cash at the rate of 10% per annum; provided that the Company shall pay cash interest in lieu of delivering Additional Notes having a principal amount of less than $1.00.  The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Note (or one or more predecessor Notes) is registered at the close of business on the Record Date for such interest, which shall be the                      or                      (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date.  Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on the relevant Record Date and may either be paid to the Person in whose name this Note (or one or more predecessor Notes) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee in accordance with Section 2.17 of the Indenture, notice whereof shall be given to Holders of Notes not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.  Interest on this Note shall be computed on the basis set forth in the Indenture.

Payment of the principal of (and premium, if any) and any such interest on this Note [IF THIS NOTE IS A GLOBAL NOTE, THEN INSERT — shall be made by deposit of Additional Notes, in the case of interest payable in kind, or by wire transfer immediately available funds, in the case of interest payable in cash, to the accounts specified by the Holder of this Note, provided, however,] [INSERT IF THE NOTE IS NOT A GLOBAL SECURITY — will be made at the office or agency of the Issuers in the Borough of Manhattan, The City of New York, New York, maintained for such purpose and at any other office or agency maintained by the Issuer for such purpose, in Notes, in the case of interest payable in kind, or in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts, in the case of interest payable in cash; provided, however, that all payments of the principal (and premium, if any) and interest on Notes to the extent paid in cash, the Holders of which hold more than $5.0 million in principal amount and have given wire transfer instructions to the Issuer or its agent at least 10 Business Days prior to the applicable payment date, shall be made by wire transfer of immediately available funds to the accounts specified by such Holders in such instructions; provided, further,] that at the option of the Issuer payment of interest may be made by check mailed to the address of the Person entitled thereto at such address as shall appear in the Register.

In the event that this Note is considered not to be publicly offered for purposes of Treasury Regulation section 1.1275-3(b)(1), the holder has notice that this Note was issued, for federal income tax purposes, with original issue discount.  For information on the issue price, the amount of original issue discount, the issue date and the yield to maturity of this Note for federal income tax purposes, the holder should contact:

Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

Reference is made to the further provisions of this Note contained on the reverse side of this Note, which will for all purposes have the same effect as if set forth at this place.

IN WITNESS WHEREOF, the Issuers have caused this Note to be signed manually or by facsimile by its duly authorized officer.

MRS. FIELDS FAMOUS BRANDS, LLC

By:
Name:
Title:

MRS. FIELDS FINANCING COMPANY, INC.

By:
Name:
Title:

Dated:	,

TRUSTEE CERTIFICATE OF AUTHENTICATION

This is one of the 10% Senior Secured Notes due 2014 referred to in the within-mentioned Indenture.

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

Dated:	,

By:
Authorized Signatory

(REVERSE OF SECURITY)

10% Senior Secured Note due 2014

1.                                       Paying Agent and Registrar.

Initially, The Bank of New York Mellon Trust Company, N.A. (the “Trustee”) will act as Paying Agent and Registrar.  The Issuers may change any Paying Agent, Registrar or co-Registrar without notice to the Holders.  The Company may act as Paying Agent or Registrar.

2.                                       Indenture.

The Notes and the Guarantees were issued under an Indenture, dated as of                     , 2008 (the “Indenture”), among the Issuers, the Guarantors named therein and the Trustee.  The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S. Code §§ 77aaa-77bbbb) (the “TIA”), as in effect on the date of the Indenture until such time as the Indenture is qualified under the TIA, and thereafter as in effect on the date on which the Indenture is qualified under the TIA.  Notwithstanding anything to the contrary herein, the Notes are subject to all such terms, and Holders of Notes are referred to in the Indenture and the TIA for a statement of such terms.  The Notes are senior secured obligations of the Issuers.  Each Holder, by accepting a Note, agrees to be bound by all of the terms and provisions of the Indenture, as the same may be amended from time to time.  Capitalized terms herein are used as defined in the Indenture unless otherwise defined herein.

3.                                       Optional Redemption.

(a)                                  The Notes are subject to redemption at any time, at the option of the Company, in whole or in part, on not less than 30 nor more than 60 days’ prior notice to the Holders by first-class mail, in amounts of $1.00 or an integral multiple thereof, at the following Redemption Prices (expressed as percentages of the principal amount), if redeemed during the 12-month period beginning                      of the years indicated below:

Year	Percentage
2008	103.0%
2009	103.0%
2010	101.5%
2011 and thereafter	100.0%

(b)                                 Notice of Redemption.  Notice of redemption will be mailed by first-class mail at least 30 days but not more than 60 days before the Redemption Date to each Holder of Notes to be redeemed at such Holder’s registered address.  If fewer than all of the Notes are to be redeemed, at any time, selection of Notes for redemption will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed, or, if the Notes are not so listed, on a pro rata basis, by lot or by such method as the Trustee deems to be fair and appropriate; provided that no partial redemption will reduce the principal amount of a Note not redeemed to a denomination of less than $1,000;

Except as set forth in the Indenture, if monies for the redemption of the Notes called for redemption shall have been deposited with the Paying Agent for redemption on such redemption date sufficient to pay such redemption price plus accrued and unpaid interest, if any.  Notes called for redemption will cease to bear interest from and after such redemption date, and the only remaining right of the Holders of such Notes will be to receive payment of the redemption price plus accrued and unpaid interest, if any, as of the redemption date upon surrender to the Paying Agent of the Notes redeemed.

In the case of any redemption or repurchase of Notes in accordance with the Indenture, interest installments whose Stated Maturity is on or prior to the Redemption Date will be payable to the Holders of such Notes of record as of the close of business on the relevant Regular Record Date or Special Record Date referred to on the face hereof.  Notes (or portions thereof) for whose redemption and payment provision is made in accordance with the Indenture shall cease to bear interest from and after the Redemption Date.

In the event of redemption or repurchase of this Note in accordance with the Indenture in part only, a new Note or Notes for the unredeemed portion hereof shall be issued in the name of the Holder hereof upon the cancellation hereof.

4.                                       Mandatory Prepayments.

Section 3.07 of the Indenture provides that a Mandatory Prepayment will be made from the Net Cash Proceeds of certain specified Asset Sales or of the exercise of the Warrants.

5.                                       Offers to Purchase.

Sections 4.11 and 4.13 of the Indenture provide that upon the occurrence of a Change of Control and after certain Asset Sales and subject to further limitations contained therein, the Issuers will make an offer to purchase certain amounts of the Notes in accordance with the procedures set forth in the Indenture.

6.                                       Collateral.

The Indebtedness evidenced by this Note and the Indenture is secured by Liens granted to the Trustee under the Collateral Agreements.  By accepting this Note, Holders acknowledge that the rights and remedies of the Trustee on each Holder’s behalf are subject to and limited by the Intercreditor Agreement and, to the extent permitted by the Trust Indenture Act, Holders agree that they are bound by the terms of any Permissive Senior Secured Debt Documentation as if they were parties thereto and that their rights and remedies are subject to the waivers (including rights and remedies in any subsequent bankruptcy proceeding of the obligors on the Notes), restrictions and other agreements set forth in an intercreditor agreement constituting Permissive Senior Secured Debt Documentation for the benefit of the lenders under the Senior Secured Facility and their agents and representatives.

7.                                       Denominations; Transfer; Exchange.

The Notes are in registered form, without coupons, in denominations of $1.00 and integral multiples thereof.  A Holder shall register the transfer of or exchange of Notes in accordance with the Indenture.  The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes, fees or similar governmental charges payable in connection therewith as permitted by the Indenture.  The Registrar need not register the transfer of or exchange of any Notes or portions thereof selected for redemption.

8.                                       Persons Deemed Owners.

The registered Holder of a Note shall be treated as the owner of the Notes for all purposes.

9.                                       Unclaimed Money.

If money for the payment of principal or interest remains unclaimed for two years, the Trustee and the Paying Agent may pay the money without interest thereon back to the Issuers.  After that, all liability of the Trustee and such Paying Agent with respect to such money shall cease.

10.                                 Discharge Prior to Redemption or Maturity.

If the Issuers at any time deposit with the Trustee U.S. Legal Tender or U.S. Government Obligations sufficient to pay the principal of and interest on the Notes to redemption or Maturity and comply with the other provisions of the Indenture relating thereto, the Issuers shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes, except for the rights of Holders to receive payments in respect of the principal of, and premium, if any, and interest, if any, on the Notes when such payments are due from the deposits referred to above.

11.                                 Amendment; Supplement; Waiver.

Subject to certain exceptions, the Indenture, the Notes or the Guarantees may be amended or supplemented with the written consent of the Holders of at least a majority in aggregate principal amount of the Notes then outstanding, and any existing Default or Event of Default or noncompliance with any provision may be waived with the written consent of the Holders of a majority in aggregate principal amount of the Notes then outstanding.  Without consent of any Holder, the parties thereto may amend or supplement the Indenture, the Notes or the Guarantees to, among other things, cure any ambiguity, defect or inconsistency, provide for uncertificated Notes or Guarantees in addition to or in place of certificated Notes or Guarantees, comply with the TIA, or comply with Article Five of the Indenture or make any other change that does not adversely affect in any material respect the rights of any Holder of a Note.

12.                                 Restrictive Covenants.

The Indenture imposes certain limitations on the ability of the Issuers and the Restricted Subsidiaries to, among other things, incur additional Indebtedness or Liens, make payments in respect of their Capital Stock or certain Indebtedness, enter into transactions with Affiliates, enter into Sale and Leaseback Transactions, create dividend or other payment restrictions affecting Subsidiaries, merge or consolidate with any other Person, sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its assets or adopt a plan of liquidation.  Such limitations are subject to a number of important qualifications and exceptions.  The Issuers must annually report to the Trustee on compliance with such limitations.

13.                                 Successors.

When a successor assumes, in accordance with the Indenture, all the obligations of its predecessor under the Notes, the Guarantees and the Indenture, the predecessor will be released from those obligations.

14.                                 Defaults and Remedies.

If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding may declare all the Notes to be due and payable in the manner, at the time and with the effect provided in the Indenture.  Holders of Notes may not enforce the Indenture except as provided in the Indenture.  The Trustee is not obligated to enforce the Indenture or the Notes unless it has received indemnity satisfactory to it.  The Indenture permits, subject to certain limitations therein provided, Holders of a majority in aggregate principal amount of the Notes then outstanding to direct the Trustee in its exercise of any trust or power.  The Trustee may withhold from Holders of Notes notice of any continuing Default or Event of Default (except a Default in payment of principal or interest) if it determines that withholding notice is in their interest.

15.                                 Trustee Dealings with Issuers.

Subject to the terms of the TIA and the Indenture, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Issuers, the Subsidiaries or their respective Affiliates as if it were not the Trustee.

16.                                 No Recourse Against Others.

No past, present or future stockholder, director, officer, employee or incorporator, as such, of the Issuers or the Guarantors shall have any liability for any obligation of the Issuers or the Guarantors under the Notes, the Guarantees, the Collateral Agreements or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation.  Each Holder of a Note by accepting a Note waives and releases all such liability.  The waiver and release are part of the consideration for the issuance of the Notes.

17.                                 Guarantees.

Payment of principal and interest (including interest on overdue principal and overdue interest, if lawful), is unconditionally guaranteed, jointly and severally, by each of the Guarantors.  In addition, the Obligations of the Co-Issuer under this Note and the Indenture are unconditionally guaranteed by the Company.  In the event of a default by the Co-Issuer in the payment of its Obligations, the Holders may institute legal proceedings directly against the Company to enforce the foregoing guarantee without first proceeding against the Co-Issuer.

18.                                 Governing Law.

THE LAWS OF THE STATE OF NEW YORK SHALL GOVERN THIS NOTE, THE GUARANTEES, THE COLLATERAL AGREEMENTS AND THE INDENTURE, WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS.

19.                                 Waiver of Jury Trial.

Each of the parties hereto and the holders (by their acceptance of the 9% note) hereby irrevocably waives, to the fullest extent permitted by law, any and all right to trial by jury in any action or proceeding arising out of or in connection with the indenture, this 9% note, the guarantees, the collateral agreements or the transactions contemplated by this indenture.

20.                                 Abbreviations and Defined Terms.

Customary abbreviations may be used in the name of a Holder of a Note or an assignee, such as:  TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

The Issuers will furnish to any Holder of a Note upon written request and without charge a copy of the Indenture.  Requests may be made to:  Mrs. Fields Famous Brands, LLC and Mrs. Fields Financing Company, Inc., 2855 East Cottonwood Parkway, Suite 400, Salt Lake City, Utah  84121-1050.

FORM OF GUARANTEE

Each of the undersigned and their respective successors under the Indenture (collectively, the “Guarantors”) has jointly and severally with each of the other Guarantors, irrevocably and unconditionally guaranteed, on a senior secured basis to the extent set forth in the Indenture, dated as of                     , 2008, by and among the Issuers, the Guarantors and The Bank of New York Mellon Trust Company, N.A., as Trustee (the “Indenture”), (i) the due and punctual payment of the principal of, premium, if any, and interest on the Notes, whether at maturity, by acceleration or otherwise, the due and punctual payment of interest on the overdue principal of and interest, if any, on the Notes, to the extent lawful, and the due and punctual performance of all other obligations of the Issuers to the Holders or the Trustee all in accordance with the terms set forth in Article Ten of the Indenture and (ii) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise.  Capitalized terms used herein have the meanings assigned to them in the Indenture unless otherwise indicated.

THE OBLIGATIONS OF THE UNDERSIGNED TO HOLDERS OF THE NOTES AND TO THE TRUSTEE PURSUANT TO THIS NOTATION OF GUARANTEE (THE “GUARANTEE”) AND THE INDENTURE ARE EXPRESSLY SET FORTH IN ARTICLE TEN OF THE INDENTURE AND REFERENCE IS HEREBY MADE TO THE INDENTURE FOR THE PRECISE TERMS OF THE GUARANTEE AND ALL OTHER PROVISIONS OF THE INDENTURE TO WHICH THE GUARANTEE RELATES.  EACH HOLDER OF A NOTE, BY ACCEPTING THE SAME, (A) AGREES TO AND SHALL BE BOUND BY SUCH PROVISIONS AND (B) APPOINTS THE TRUSTEE ATTORNEY-IN-FACT FOR SUCH HOLDER FOR SUCH PURPOSES.

This Guarantee shall be governed by and construed in accordance with the laws of the State of New York.

IN WITNESS WHEREOF, each Guarantor has caused its Guarantee to be duly executed.

MRS. FIELDS’ ORIGINAL COOKIES, INC.

By:
Name:
Title:

GACCF, LLC

By:
Name:
Title:

MRS. FIELDS FRANCHISING, LLC

By:
Name:
Title:

PTF, LLC

By:
Name:
Title:

TCBY SYSTEMS, LLC

By:
Name:
Title:

MRS. FIELDS GIFTS, INC.

By:
Name:
Title:

THE MRS. FIELDS’ BRAND, INC.

By:
Name:
Title:

GAMAN, LLC

By:
Name:
Title:

MRS. FIELDS COOKIES AUSTRALIA

By:
Name:
Title:

TCBY INTERNATIONAL, INC.

By:
Name:
Title:

PMF, LLC

By:
Name:
Title:

TCBY OF SAUDI ARABIA

By:
Name:
Title:

TCBY OF MEXICO, INC.

By:
Name:
Title:

TCBY OF ARUBA, INC.

By:
Name:
Title:

TCBY UNITED KINGDOM, INC.

By:
Name:
Title:

TCBY OF THE PHILIPPINES, INC.

By:
Name:
Title:

TCBY OF QATAR, INC.

By:
Name:
Title:

TCBY OF ISRAEL, INC.

By:
Name:
Title:

TCBY OF PORTUGAL, INC.

By:
Name:
Title:

TCBY OF THE NETHERLAND, INC.

By:
Name:
Title:

TCBY OF AUSTRALIA, INC.

By:
Name:
Title:

TCBY OF JORDAN, INC.

By:
Name:
Title:

TCBY OF KUWAIT, INC.

By:
Name:
Title:

TCBY OF TURKEY, INC.

By:
Name:
Title:

TCBY OF BOLIVIA, INC.

By:
Name:
Title:

TCBY OF COLOMBIA, INC.

By:
Name:
Title:

TCBY OF SOUTH AFRICA, INC.

By:
Name:
Title:

TCBY OF TEXAS, INC.

By:
Name:
Title:

ASSIGNMENT FORM

If you the Holder want to assign this Note, fill in the form below and have your signature guaranteed:

I or we assign and transfer this Note to:

(Print or type name, address and zip code and
social security or tax ID number of assignee)

and irrevocably appoint                                                                  agent to transfer this 9% Note on the books of the Issuers.  The agent may substitute another to act for him.

Dated:	Signed:
(Sign exactly as your name appears on the other side of this Note)

Signature Guarantee:

[OPTION OF HOLDER TO ELECT PURCHASE]

If you want to elect to have this Note purchased by the Issuers pursuant to Section 4.11 or 4.13 of the Indenture, check the appropriate box:

Section 4.11                                ☐

Section 4.13                                ☐

If you want to elect to have only part of this Note purchased by the Issuers pursuant to Section 4.11 or 4.13 of the Indenture, state the amount you elect to have purchased:

$

Dated:

NOTICE:  The signature on this assignment must correspond with the name as it appears upon the face of the within Note in every particular without alteration or enlargement or any change whatsoever and be guaranteed by the endorser’s bank or broker.

Signature Guarantee:

EXHIBIT B

FORM OF LEGEND FOR GLOBAL NOTES

Any Global Note authenticated and delivered hereunder shall bear a legend (which would be in addition to any other legends required in the case of a Restricted Security) in substantially the following form:

THIS CERTIFICATE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE OF A DEPOSITORY OR A SUCCESSOR DEPOSITORY.  THIS NOTE IS NOT EXCHANGEABLE FOR NOTES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITORY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS NOTE (OTHER THAN A TRANSFER OF THIS NOTE AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE ISSUERS OR THEIR AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

B-1